As filed with the Securities and Exchange Commission on October 29, 2018

Investment Company Act of 1940 File No. 811-22705

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 12

SSGA Master Trust

(Exact Name of Registrant as Specified in Charter)

One Iron Street

Boston, Massachusetts 02210

(Address of Principal Executive Offices)

Registrant’s Telephone Number: (617) 664-7037

Joshua A. Weinberg, Esq.

Managing Director and Managing Counsel

c/o SSGA Funds Management, Inc.

One Iron Street

Boston, Massachusetts 02210

(Name and Address of Agent for Service)

Copies to:

W. John McGuire, Esq.

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

Part A
BLACKSTONE / GSO SENIOR LOAN PORTFOLIO
October 31, 2018
Because the SSGA Master Trust (the “Trust”) is only registered under the Investment Company Act of 1940, as amended (the “1940 Act”), responses to Items 1, 2, 3, 4, and 13 of Form N-1A have been omitted. This Part A of the Registration Statement dated October 31, 2018, as amended from time to time thereafter (the “Part A”), relates to the Blackstone / GSO Senior Loan Portfolio (the “Portfolio”), a series of the Trust.
Introduction
The Trust is an open-end management investment company organized as a business trust under the laws of The Commonwealth of Massachusetts on March 30, 2011.
The Trust offers beneficial interests of its series solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in a series of the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.
Item 5. Management
Investment Adviser
SSGA Funds Management, Inc. (the “Adviser” or “SSGA FM”) serves as the investment adviser to the Portfolio.
Investment SUB-Adviser
GSO / Blackstone Debt Funds Management LLC (“GSO / Blackstone”) serves as sub-adviser to the Portfolio.
Portfolio Managers
The professionals at GSO / Blackstone primarily responsible for the day-to-day management of the Portfolio are Daniel T. McMullen and Gordon McKemie.
Daniel T. McMullen is a Senior Managing Director of the Sub-Adviser and lead Portfolio Manager of the Portfolio. He joined GSO / Blackstone in 2002.
Gordon McKemie is a Principal of the Sub-Adviser and Portfolio Manager of the Portfolio. He joined GSO / Blackstone in 2012.
Item 6. Purchase and Sale of Portfolio Interests
The minimum initial investment in the Portfolio is $1 million, although the Portfolio may waive the minimum in its discretion. There is no minimum subsequent investment.
Interests in the Portfolio (“Portfolio Interests”) are offered solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. An investor may withdraw all or any portion of its investment at the net asset value (“NAV”) next determined after it submits a redemption request, in proper form, to the Portfolio.
Item 7. Tax Information
The Portfolio is treated as a partnership for U.S. federal income tax purposes. As a partnership, the Portfolio generally is not itself subject to U.S. federal income tax. Instead, in computing its income tax liability, each investor in the Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its investors. In general, cash distributions by the Portfolio to its investors will be treated as a nontaxable return of capital to investors to the extent of the investor's adjusted tax basis in its Portfolio Interest, and any amounts distributed in excess of basis will generally be treated as capital gain. Investors that intend to be treated as “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), may be required to redeem Portfolio Interests in order to obtain sufficient cash to meet distribution requirements to qualify and be eligible for such treatment and to avoid an entity-level tax.
Item 8. Financial Intermediary Compensation
Not applicable to the registrant.
Item 9. Investment Objective, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings
The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the Portfolio are described below. See the Part B of the Registration Statement (“Part B”) for a description of certain fundamental investment restrictions for the Portfolio.

BLACKSTONE / GSO SENIOR LOAN PORTFOLIO
Investment Objective
The investment objective of the Blackstone / GSO Senior Loan Portfolio (the “Portfolio”) is to provide current income consistent with the preservation of capital.
The Portfolio's Principal Investment Strategy
In pursuing its investment objective, the Portfolio seeks to outperform the Markit iBoxx USD Liquid Leveraged Loan Index (the “Primary Index”) and the S&P/LSTA U.S. Leveraged Loan 100 Index (the “Secondary Index”) by normally investing at least 80% of its net assets (plus any borrowings for investment purposes) in Senior Loans. For purposes of this 80% test, “Senior Loans” are first lien senior secured floating rate bank loans. A Senior Loan is an advance or commitment of funds made by one or more banks or similar financial institutions, including the Portfolio, to one or more corporations, partnerships or other business entities and pays interest at a floating or adjusting rate that is determined periodically at a designated premium above a base lending rate, most commonly the London Interbank Offered Rate (“LIBOR”). A Senior Loan is senior to all unsecured claims against the borrower and senior or equal to all other secured claims, meaning that, in the event of a bankruptcy, the Senior Loan, together with other first lien claims, is entitled to be the first to be repaid out of proceeds of the assets securing the loans, before other existing claims or interests receive repayment. However, in bankruptcy proceedings, there may be other claims, such as taxes or additional advances that take precedence. The Primary Index is composed of the 100 most liquid Senior Loans in the market, while the Secondary Index is composed of the 100 largest Senior Loans in the market, as measured by the borrowed amounts outstanding. The Portfolio intends to hold a large percentage of the components of the Primary and Secondary Indexes. It is anticipated that the Portfolio will invest approximately 50% to 75% of its net assets in Senior Loans that are eligible for inclusion in the Primary and/or Secondary Indexes. Each of the Portfolio's Senior Loan investments is expected to have no less than $250 million par outstanding.
The Portfolio invests in Senior Loans that are made predominantly to businesses operating in North America, but may also invest in Senior Loans made to businesses operating outside of North America. The Portfolio may invest in Senior Loans directly, either from the borrower as part of a primary issuance or in the secondary market through assignments of portions of Senior Loans from third parties, or participations in Senior Loans, which are contractual relationships with an existing lender in a loan facility whereby the Portfolio purchases the right to receive principal and interest payments on a loan but the existing lender remains the record holder of the loan. Under normal market conditions, it is expected that the Portfolio's Senior Loan investments will maintain an average interest rate duration of less than 90 days.
In selecting securities for the Portfolio, the Portfolio's sub-adviser, GSO / Blackstone Debt Funds Management LLC (the “Sub-Adviser” or “GSO / Blackstone”), seeks to construct a portfolio of loans that it believes is less volatile than the general loan market. In addition, when making investments, the Sub-Adviser seeks to maintain appropriate liquidity and price transparency for the Portfolio. On an on-going basis, the Sub-Adviser adds or removes those individual loans that it believes will cause the Portfolio to outperform or underperform, respectively, the Primary and Secondary Indexes.
When identifying prospective investment opportunities in Senior Loans, the Sub-Adviser currently intends to invest principally in Senior Loans that are below investment-grade quality and will rely on fundamental credit analysis in an effort to attempt to minimize the loss of the Portfolio's capital. While credit ratings assigned by Moody's Investors Service, Inc., Standard & Poor's Financial Services, LLC and/or Fitch Inc. (the “SROs” (statistical rating agencies)) will be considered, such ratings will not be determinative in the Sub-Adviser's process in the selection of specific debt securities (including Senior Loans). The Senior Loans and other securities that the Sub-Adviser is likely to select for investment in by the Portfolio will typically be rated below investment-grade quality by one or more of the SROs or, if unrated, will typically, in the opinion of the Sub-Adviser, be of similar credit quality. If circumstances cause the Sub-Adviser to take a negative credit view on an existing investment the Portfolio may, if the Sub-Adviser believes that circumstances require, exit the investment. The circumstances giving rise to the Sub-Adviser's negative credit view may, but will not necessarily, coincide with a downgrade of the Senior Loan or other security's credit rating. The Sub-Adviser expects to invest in Senior Loans, other loans and bonds of companies, including high yield securities (commonly known as “junk”) and Rule 144A securities, possessing the following attributes, which it believes will help generate higher risk adjusted total returns:
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Leading, defensible market positions. The Sub-Adviser intends to invest in companies that it believes have developed strong positions within their respective markets and exhibit the potential to maintain sufficient cash flows and profitability to service their obligations in a range of economic environments. The Sub-Adviser will seek companies that it believes possess advantages in scale, scope, customer loyalty, product pricing, or product quality versus their competitors, thereby minimizing business risk and protecting profitability.
Investing in companies with positive cash flow. The Sub-Adviser intends to invest primarily in established companies which have demonstrated a record of profitability and cash flows over several economic cycles. The Sub-Adviser believes such companies are well-positioned to maintain consistent cash flow to service and repay their obligations and maintain growth in their businesses or market share. The Sub-Adviser does not intend to invest in primarily start-up companies, companies in turnaround situations or companies with speculative business plans.
Proven management teams. The Sub-Adviser intends to focus on investments in which the target company has an experienced management team with an established track record of success. The Sub-Adviser will typically require companies to have in place proper incentives to align management's goals with the Portfolio's goals.
Private equity sponsorship. Often the Sub-Adviser will seek to participate in transactions sponsored by what it believes to be high-quality private equity firms. The Sub-Adviser believes that a private equity sponsor's willingness to invest significant sums of equity capital into a company is an implicit endorsement of the quality of the investment. Further, private equity sponsors of companies with significant investments at risk have the ability and a strong incentive to contribute additional capital in difficult economic times should operational issues arise.
Diversification, concentration and reliance on other lenders. The Sub-Adviser will seek to invest broadly among companies and industries, thereby potentially reducing the risk of a downturn in any one company or industry having a disproportionate impact on the value of the Portfolio's portfolio. While the Portfolio does not treat banks originating loans as the issuers of such loans, it is possible that under a different interpretation the Portfolio may be deemed to concentrate its investments in the financial services industries. Loans, and the collateral securing them, are typically monitored by agents for the lenders, which may be the originating bank or banks. The Portfolio may be affected by the creditworthiness of the agent bank and other intermediate participants in a Senior Loan, in addition to the borrower, since rights that may exist under the loan against the borrower if the borrower defaults are typically asserted by or through the agent bank or intermediate participant. Agents are typically large commercial banks, although for Senior Loans that are not broadly syndicated they can also include thrift institutions, insurance companies or finance companies (or their affiliates). Such companies may be especially susceptible to the effects of changes in interest rates resulting from changes in U.S. or foreign fiscal or monetary policies, governmental regulations affecting capital raising activities or other economic or market fluctuations.
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Below Investment-Grade Securities Risk: Lower-quality debt securities (“high yield” or “junk” bonds) are considered predominantly speculative, and can involve a substantially greater risk of default than higher quality debt securities. Issuers of lower-quality debt securities may have substantially greater risk of insolvency or bankruptcy than issuers of higher-quality debt securities. They can be illiquid, and their values can have significant volatility and may decline significantly over short periods of time. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general.
Debt Securities Risk: The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability or unwillingness of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. In recent years, the U.S. has experienced low interest rate levels. However, interest rates have begun to rise. In addition, economic recovery and the ending of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will continue to rise in the future. A rising interest rate environment may cause the value of the Portfolio's fixed income securities to decrease, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of
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principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Financial Sector Risk: Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates.
Liquidity Risk: There is no organized exchange on which loans are traded and reliable market quotations may not be readily available. A majority of the Portfolio's assets are likely to be invested in loans that are less liquid than securities traded on national exchanges. Illiquidity of the Portfolio's holdings may limit the ability of the Portfolio to obtain cash to meet redemptions on a timely basis. Loans with reduced liquidity involve greater risk than securities with more liquid markets. Available market quotations for such loans may vary over time, and if the credit quality of a loan unexpectedly declines, secondary trading of that loan may decline for a period of time. During periods of infrequent trading, valuing a loan can be more difficult and buying and selling a loan at an acceptable price can be more difficult and delayed. In the event that the Portfolio voluntarily or involuntarily liquidates portfolio assets during periods of infrequent trading, it may not receive full value for those assets. Therefore, elements of judgment may play a greater role in valuation of loans. To the extent that a secondary market exists for certain loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.
Management Risk: The Portfolio is actively managed. The Sub-Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Sub-Adviser's investment techniques and decisions will produce the desired results.
Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Non-Senior Loans and Other Debt Securities Risk: Secured loans that are not first lien, loans that are unsecured and debt securities are subject to many of the same risks that affect Senior Loans; however they are often unsecured and/or lower in the issuer's capital structure than Senior Loans, and thus may be exposed to greater risk of default and lower recoveries in the event of a default. This risk can be further heightened in the case of below investment-grade instruments. Additionally, most fixed-income securities are fixed-rate and thus are generally more susceptible than floating rate loans to price volatility related to changes in prevailing interest rates.
Non-U.S. Securities Risk: Non-U.S. securities are subject to political, regulatory, and economic risks not present in domestic investments. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, legal and financial report standards
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comparable to those in the United States. Further, such entities and/or their securities may be subject to risks associated with currency controls; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. Foreign governments may impose restrictions on the repatriation of capital to the U.S. In addition, when the Portfolio buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates and the risk that a foreign government could regulate foreign exchange transactions. In addition, to the extent investments are made in a limited number of countries, events in those countries will have a more significant impact on the Portfolio. Certain countries have recently experienced (or currently are expected to experience) negative interest rates on certain fixed-income securities, and similar interest rate conditions may be experienced in other regions.  Investments in fixed-income securities with very low or negative interest rates may magnify the Portfolio's susceptibility to interest rate risk and diminish yield and performance, and such investments may be subject to heightened volatility and reduced liquidity.
Restricted Securities Risk: The Portfolio may hold securities that have not been registered for sale to the public under the U.S. federal securities laws. There can be no assurance that a trading market will exist at any time for any particular restricted security. Limitations on the resale of these securities may have an adverse effect on their marketability, and may prevent the Portfolio from disposing of them promptly at reasonable prices. The Portfolio may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Also, restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility.
Senior Loan Risk: Investments in Senior Loans are subject to credit risk and general investment risk. Credit risk refers to the possibility that the borrower of a Senior Loan will be unable and/or unwilling to make timely interest payments and/or repay the principal on its obligation. Default in the payment of interest or principal on a Senior Loan will result in a reduction in the value of the Senior Loan and consequently a reduction in the value of the Portfolio's investments and a potential decrease in the net asset value (“NAV”) of the Portfolio. Senior Loans are also subject to the risk that the value of the collateral securing a Senior Loan may decline, be insufficient to meet the obligations of the borrower or be difficult to liquidate. In addition, the Portfolio's access to the collateral may be limited by bankruptcy or other insolvency laws. Further, loans held by the Portfolio may not be considered securities and, therefore, purchasers, such as the Portfolio, may not be entitled to rely on the strong anti-fraud protections of the federal securities laws. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the Senior Loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Portfolio, such as invalidation of Senior Loans or causing interest previously paid to be refunded to the borrower. Senior Loans are also subject to high yield securities risks and liquidity risks described above. Some of the loans in which the Portfolio may invest or obtain exposure to may be “covenant-lite” loans. Covenant-lite loans may contain fewer or no maintenance covenants compared to other loans and may not include terms which allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. The Portfolio may experience delays in enforcing its rights on its holdings of covenant-lite loans.
Valuation Risk: Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.
Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
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Principal Strategies
The Adviser and Sub-Adviser manage the investments of the Portfolio.
Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no percentage limit on Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Lending of Securities. The Portfolio may lend its portfolio securities in an amount not to exceed 40% of the value of its net assets via a securities lending program through its securities lending agent, State Street Bank and Trust Company (“State Street” or the “Lending Agent”), to brokers, dealers and other financial institutions desiring to borrow securities to complete transactions and for other purposes. A securities lending program allows the Portfolio to receive a portion of the income generated by lending its securities and investing the respective collateral. The Portfolio will receive collateral for each loaned security which is at least equal to the market value of that security, marked to market each trading day. In the securities lending program, the borrower generally has the right to vote the loaned securities; however, the Portfolio may call loans to vote proxies if a material issue affecting the Portfolio's economic interest in the investment is to be voted upon. Security loans may be terminated at any time by the Portfolio.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.
Principal Risks
Below Investment-Grade Securities Risk. Securities rated below investment-grade and unrated securities of comparable credit quality (commonly known as “high-yield bonds” or “junk bonds”) lack strong investment-grade characteristics, are considered predominantly speculative with respect to the issuer's continuing ability to make principal and interest payments, and are subject to greater levels of credit, liquidity and market risk than higher-rated securities. They can involve a substantially greater risk of default than higher-rated securities, and their values can decline significantly over short periods of time. Issuers of lower-quality debt securities may have substantially greater risk of insolvency or bankruptcy than issuers of higher-quality debt securities. In the event the issuer of a debt security held by the Portfolio defaults on its payments or becomes insolvent or bankrupt, the Portfolio may not receive the return it was promised on the investment and could lose its entire investment. The lower ratings of junk bonds reflect a greater possibility that actual or perceived adverse changes in the financial condition of the issuer or in general economic conditions, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. If this were to occur, the values of such securities held by the Portfolio may fall substantially and the Portfolio could lose some or all of the value of its investment. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general, than higher quality debt securities. The market for lower quality debt securities can be less liquid than for higher quality debt securities, especially during periods of recession or general market decline, which could make it difficult at times for the Portfolio to sell certain securities at prices used in calculating the Portfolio's net asset value. These securities may have significant volatility.
Call/Prepayment Risk. Call/prepayment risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio earlier than expected or required. This may occur, for example, when there is a decline in interest rates, and an issuer of bonds or preferred stock redeems the bonds or stock in order to replace them with obligations on which it is required to pay a lower interest or dividend rate. It may also occur when there is an unanticipated increase in the rate at which mortgages or other receivables underlying mortgage- or asset-backed securities held by the Portfolio are prepaid. In any such case, the Portfolio may be forced to invest the prepaid amounts in lower-yielding investments, resulting in a decline in the Portfolio's income.
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Credit Risk. Issuers may not be able to repay the principal or interest on securities (including loans), which may result in the Portfolio losing money. There may be economic or political changes that impact the ability of issuers to repay principal and to make interest payments on securities. Changes to the financial condition or credit rating of issuers may also adversely affect the value of the assets of the Portfolio.
Debt Securities Risk. The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability or unwillingness of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. In recent years, the U.S. has experienced low interest rate levels. However, interest rates have begun to rise. In addition, economic recovery and the ending of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will continue to rise in the future. A rising interest rate environment may cause the value of the Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower-than-expected principal payments. This may increase the period of time during which an investment earns a below-market interest rate, increase the security's duration and reduce the value of the security. Extension risk may be heightened during periods of adverse economic conditions generally, as payment rates decline due to higher unemployment levels and other factors.
Financial Sector Risk. Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.
Income Risk. The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates. A reduction in the income earned by the Portfolio may limit the Portfolio's ability to achieve its objective.
Interest Rate Risk. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. For example, the value of a security with a duration of five years would be expected to decrease by 5% for every 1% increase in interest rates. Falling interest rates also create the potential for a decline in the Portfolio's income and yield. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments. Variable and floating rate securities also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-rate securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer durations. In recent years, the U.S. has experienced low interest rate levels.
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However, interest rates have begun to rise. In addition, economic recovery and the ending of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will continue to rise in the future. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of the Portfolio's investments.
Lender Liability Risk. A number of U.S. judicial decisions have upheld judgments of borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the borrower or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, the Portfolio may be subject to allegations of lender liability.
In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (a) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower; (b) engages in other inequitable conduct to the detriment of such other creditors; (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”
Because affiliates of, or persons related to, the Adviser or Sub-Adviser may hold equity or other interests in obligors of the Portfolio, the Portfolio could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.
Liquidity Risk. Liquidity risk is the risk that the Portfolio may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Portfolio currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Portfolio to value illiquid securities accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid securities may entail registration expenses and other transaction costs that are higher than those for liquid securities. The Portfolio may seek to borrow money to meet its obligations (including among other things redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Portfolio.
Management Risk. The Portfolio is actively managed. The Sub-Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Sub-Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.
Non-Senior Loans and Other Debt Securities Risk. Secured loans that are not first lien, loans that are unsecured and debt securities are subject to many of the same risks that affect Senior Loans; however they are often unsecured and/or lower in the issuer's capital structure than Senior Loans, and thus may be exposed to greater risk of default and lower recoveries in the event of a default. This risk can be further heightened in the case of below investment-grade instruments. Additionally, most fixed-income securities are fixed-rate and thus are generally more susceptible than floating rate loans to price volatility related to changes in prevailing interest rates.
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Non-U.S. Securities Risk. Investments in securities of non-U.S. issuers entail risks not typically associated with investing in securities of U.S. issuers. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by entities with significant exposure to non-U.S. countries. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. securities are typically denominated and traded in currencies other than the U.S. dollar, the value of the Portfolio's assets, to the extent they are non-U.S. dollar denominated, may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. entities are less liquid and at times more volatile than securities of comparable U.S. entities, and could become subject to sanctions or embargoes that adversely affect the Portfolio's investment. Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of the Portfolio's investments in certain non-U.S. countries. Investments in securities of non-U.S. issuers also are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters occurring in a country where the Portfolio invests could cause the Portfolio's investments in that country to experience gains or losses. Certain countries have recently experienced (or currently are expected to experience) negative interest rates on certain fixed-income securities, and similar interest rate conditions may be experienced in other regions.  Investments in fixed-income securities with very low or negative interest rates may magnify the Portfolio's susceptibility to interest rate risk and diminish yield and performance, and such investments may be subject to heightened volatility and reduced liquidity.
Reinvestment Risk. Income from the Portfolio may decline when the Portfolio invests the proceeds from investment income, sales of portfolio securities or matured, traded or called debt obligations. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Portfolio to reinvest the proceeds in lower-yielding securities. A decline in income received by the Portfolio from its investments is likely to have a negative effect on the yield and total return of the Portfolio Interests.
Restricted Securities Risk. The Portfolio may hold securities that have not been registered for sale to the public under the U.S. federal securities laws pursuant to an exemption from registration. These securities may be less liquid than securities registered for sale to the general public. The liquidity of a restricted security may be affected by a number of factors, including, among others: (i) the creditworthiness of the issuer; (ii) the frequency of trades and quotes for the security; (iii) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (iv) dealer undertakings to make a market in the security; (v) the nature of any legal restrictions governing trading in the security; and (vi) the nature of the security and the nature of marketplace trades. There can be no assurance that a liquid trading market will exist at any time for any particular restricted security. Also, restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility.
Senior Loan Risk. Investments in Senior Loans are subject to credit risk and general investment risk. Credit risk refers to the possibility that the borrower of a Senior Loan will be unable and/or unwilling to make timely interest payments and/or repay the principal on its obligation. Default in the payment of interest or principal on a Senior Loan will result in a reduction in the value of the Senior Loan and consequently a reduction in the value of the Portfolio's investments and a potential decrease in the NAV of the Portfolio. Senior Loans are also subject to the risk that the value of the collateral securing a Senior Loan may decline, be insufficient to meet the obligations of the borrower or be difficult to liquidate. In addition, the Portfolio's access to the collateral may be limited by bankruptcy or other insolvency laws. Further, loans held by the Portfolio may not be considered securities and, therefore, purchasers, such as the Portfolio, may not be entitled to rely on the strong anti-fraud protections of the federal securities laws. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the Senior Loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Portfolio, such as invalidation of Senior Loans or causing interest previously paid to be refunded to the borrower. Senior Loans are also subject to high yield securities risks and liquidity risks described above. Some of the loans in which the Portfolio may invest or obtain exposure to may be “covenant-lite” loans. Covenant-lite loans may contain fewer or no maintenance covenants compared to other loans and may not include terms which allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. The Portfolio may experience delays in enforcing its rights on its holdings of covenant-lite loans.
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Settlement Risk. Markets in different countries have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of transactions. Delays in settlement may increase credit risk to the Portfolio, limit the ability of the Portfolio to reinvest the proceeds of a sale of securities, hinder the ability of the Portfolio to lend its portfolio securities, and potentially subject the Portfolio to penalties for its failure to deliver to on-purchasers of securities whose delivery to the Portfolio was delayed. Delays in the settlement of securities purchased by the Portfolio may limit the ability of the Portfolio to sell those securities at times and prices it considers desirable, and may subject the Portfolio to losses and costs due to its own inability to settle with subsequent purchasers of the securities from it. The Portfolio may be required to borrow monies it had otherwise expected to receive in connection with the settlement of securities sold by it, in order to meet its obligations to others.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. Technological issues or other service disruption issues involving third-party service providers may cause the Portfolio to value its investments incorrectly. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.
Non-Principal Risks
Conflicts of Interest Risk. An investment in the Portfolio may be subject to a number of actual or potential conflicts of interest. For example, the Adviser or its affiliates may provide services to the Portfolio, such as securities lending agency services, custodial, administrative, bookkeeping, and accounting services, transfer agency and interestholder servicing, securities brokerage services, and other services for which the Portfolio would compensate the Adviser and/or such affiliates. The Portfolio may invest in other pooled investment vehicles sponsored, managed, or otherwise affiliated with the Adviser. There is no assurance that the rates at which the Portfolio pays fees or expenses to the Adviser or its affiliates, or the terms on which it enters into transactions with the Adviser or its affiliates will be the most favorable available in the market generally or as favorable as the rates the Adviser makes available to other clients. Because of its financial interest, the Adviser may have an incentive to enter into transactions or arrangements on behalf of the Portfolio with itself or its affiliates in circumstances where it might not have done so in the absence of that interest, provided that the Adviser will comply with applicable regulatory requirements.
The Adviser and its affiliates serve as investment adviser to other clients and may make investment decisions that may be different from those that will be made by the Adviser on behalf of the Portfolio. For example, the Adviser may provide asset allocation advice to some clients that may include a recommendation to invest in or redeem from particular issuers while not providing that same recommendation to all clients invested in the same or similar issuers. The Adviser may (subject to applicable law) be simultaneously seeking to purchase (or sell) investments for the Portfolio and to sell (or purchase) the same investment for accounts, funds, or structured products for which it serves as asset manager, or for other clients or affiliates. The Adviser and its affiliates may invest for clients in various securities that are senior, pari passu or junior to, or have interests different from or adverse to, the securities that are owned by the Portfolio. The Adviser or its affiliates, in connection with its other business activities, may acquire material nonpublic confidential information that may restrict the Adviser from purchasing securities or selling securities for itself or its clients (including the Portfolio) or otherwise using such information for the benefit of its clients or itself.
The foregoing does not purport to be a comprehensive list or complete explanation of all potential conflicts of interests which may affect the Portfolio. The Portfolio may encounter circumstances, or enter into transactions, in which conflicts of interest that are not listed or discussed above may arise.
Cybersecurity Risk. With the increased use of technologies such as the Internet and the dependence on computer systems to perform business and operational functions, funds (such as the Portfolio) and their service providers (including the Sub-Adviser) may be prone to operational and information security risks resulting from cyber-attacks and/or technological malfunctions. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Cyber-attacks include, among others, stealing or corrupting data maintained online or digitally, preventing legitimate users from accessing information or services on a website, releasing confidential information without
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authorization, and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, the Portfolio, the Adviser, a sub-adviser or a custodian, transfer agent, or other affiliated or third-party service provider may adversely affect the Portfolio or its interestholders. For instance, cyber-attacks or technical malfunctions may interfere with the processing of interestholder or other transactions, affect the Portfolio's ability to calculate its NAV, cause the release of private interestholder information or confidential Portfolio information, impede trading, cause reputational damage, and subject the Portfolio to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and additional compliance costs. Cyber-attacks or technical malfunctions may render records of Portfolio assets and transactions, interestholder ownership of Portfolio Interests, and other data integral to the functioning of the Portfolio inaccessible or inaccurate or incomplete. The Portfolio may also incur substantial costs for cybersecurity risk management in order to prevent cyber incidents in the future. The Portfolio and its interestholders could be negatively impacted as a result. While the Adviser and/or the Sub-Adviser have established business continuity plans and systems designed to minimize the risk of cyber-attacks through the use of technology, processes and controls, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified given the evolving nature of this threat. The Portfolio relies on third-party service providers for many of its day-to-day operations, and will be subject to the risk that the protections and protocols implemented by those service providers will be ineffective to protect the Portfolio from cyber-attack. Similar types of cybersecurity risks or technical malfunctions also are present for issuers of securities in which the Portfolio invests, which could result in material adverse consequences for such issuers, and may cause the Portfolio's investment in such securities to lose value.
Limitations on Transactions with Affiliates Risk. The 1940 Act limits the Portfolio's ability to enter into certain transactions with certain of its affiliates, including affiliates of the Sub-Adviser. As a result of these restrictions, the Portfolio may be prohibited from buying or selling any security directly from or to any portfolio company of one or more private equity funds managed by The Blackstone Group L.P., the Sub-Adviser or any of their respective affiliates. However, the Portfolio may under certain circumstances purchase any such portfolio company's loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the interests of the Portfolio and the portfolio company, in that the ability of the Sub-Adviser to recommend actions in the best interest of the Portfolio might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of the Sub-Adviser's affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Portfolio.
Master/Feeder Structure Risk: The Adviser and Sub-Adviser also serve as investment adviser and sub-adviser to a fund that invests substantially all of its assets in the Portfolio (the “Fund”). Therefore, conflicts may arise as the Adviser and Sub-Adviser fulfill their respective fiduciary responsibilities to the Fund and the Portfolio.
Money Market Risk. An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Certain money market funds seek to preserve the value of their shares at $1.00 per share, although there can be no assurance that they will do so, and it is possible to lose money by investing in such a money market fund. A major or unexpected increase in interest rates or a decline in the credit quality of an issuer or entity providing credit support, an inactive trading market for money market instruments, or adverse market, economic, industry, political, regulatory, geopolitical, and other conditions could cause the share price of such a money market fund to fall below $1.00. It is possible that such a money market fund will issue and redeem shares at $1.00 per share at times when the fair value of the money market fund's portfolio per share is more or less than $1.00. None of State Street Corporation, State Street, State Street Global Advisors (“SSGA”), SSGA FM or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities. Other money market funds price and transact at a “floating” NAV that will fluctuate along with changes in the market-based value of fund assets. Shares sold utilizing a floating NAV may be worth more or less than their original purchase price. Recent changes in the regulation of money market funds may affect the operations and structures of money market funds. A money market fund may be permitted or required to impose redemption fees or to impose limitations on redemptions during periods of high illiquidity in the markets for the investments held by it.
Portfolio Turnover Risk. The Portfolio may engage in frequent trading of its portfolio securities. Portfolio turnover generally involves a number of direct and indirect costs and expenses to the Portfolio, including, for example, brokerage commissions, dealer mark-ups and bid/asked spreads, and transaction costs on the sale of securities and reinvestment in other securities. The costs related to increased portfolio turnover have the effect of reducing the Portfolio's investment return, and the sale of securities by the Portfolio may result in the realization of taxable capital gains, including short-term capital gains.
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Potential Conflicts of Interest Risk. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Portfolio. In the ordinary course of their business activities, the Sub-Adviser and its affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser and its affiliates or the interests of their clients may conflict with the interests of the Portfolio or the interestholders of the Portfolio. As part of its regular business, the Sub-Adviser or its affiliates provide a broad range of investment management, advisory, and other services. Because of such relationships, there may be certain investments that the Sub-Adviser will decline or be unable to make. In addition, employees of such affiliates may possess information relating to such issuers that is not known to the individuals at the Sub-Adviser. Those employees of the Sub-Adviser's affiliates will not be obligated to share any such information with the Sub-Adviser and may be prohibited by law or contract from doing so. The Sub-Adviser or certain of its affiliates may come into possession of material non-public information with respect to an issuer. Should this occur, the Sub-Adviser would be restricted from buying or selling securities or loans of the issuer on behalf of the Portfolio until such time as the information became public or was no longer deemed material, so as to preclude the Portfolio from participating in an investment.
Securities Lending Risk. The Portfolio may lend portfolio securities with a value of up to 40% of its net assets. For these purposes, net assets shall exclude the value of all assets received as collateral for the loan. Such loans may be terminated at any time. Any such loans must be continuously secured by collateral maintained on a current basis in an amount at least equal to the market value of the securities loaned by the Portfolio. In a loan transaction, as compensation for lending its securities, the Portfolio will receive a portion of the dividends or interest accrued on the securities held as collateral or, in the case of cash collateral, a portion of the income from the investment of such cash. In addition, the Portfolio will receive the amount of all dividends, interest and other distributions on the loaned securities. However, the borrower has the right to vote the loaned securities. The Portfolio will call loans to vote proxies if a material issue affecting the investment is to be voted upon. Should the borrower of the securities fail financially, the Portfolio may experience delays in recovering the securities or exercising its rights in the collateral. Loans are made only to borrowers that are deemed by the securities lending agent to be of good financial standing. In a loan transaction, the Portfolio will also bear the risk of any decline in value of securities acquired with cash collateral. The Portfolio will attempt to minimize this risk by limiting the investment of cash collateral to high quality instruments of short maturity.
Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolio's website.
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Item 10. Management, Organization and Capital Structure
The Portfolio
The Portfolio is a separate, diversified series of SSGA Master Trust. The Trust is an open-end management investment company organized as a business trust under the laws of The Commonwealth of Massachusetts.
The Adviser
SSGA FM serves as the investment adviser to the Portfolio and, subject to the oversight of the Board, is responsible for the investment management of the Portfolio. The Adviser provides an investment management program for the Portfolio and manages the investment of the Portfolio's assets. The Adviser is a wholly-owned subsidiary of State Street Global Advisors, Inc., which itself is a wholly-owned subsidiary of State Street Corporation. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended. The Adviser and certain other affiliates of State Street Corporation make up SSGA. SSGA is one of the world's largest institutional money managers and the investment management arm of State Street Corporation. As of June 30, 2018, the Adviser managed approximately $500.45 billion in assets and SSGA managed approximately $2.72 trillion in assets. The Adviser's principal business address is One Iron Street, Boston, Massachusetts 02210.
For the services provided to the Portfolio under the Investment Advisory Agreement, for the fiscal year ended June 30, 2018, the Portfolio paid the Adviser the annual fees based on a percentage of the Portfolio's average daily net assets as set forth below:
Blackstone / GSO Senior Loan Portfolio	0.30%
From time to time, the Adviser may waive all or a portion of its management fee, although it does not currently intend to do so. The Adviser pays all expenses of the Portfolio other than the management fee, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee's counsel fees), litigation expenses, acquired fund fees and expenses and other extraordinary expenses.
Investment Sub-Adviser. Pursuant to the Advisory Agreement between the Portfolio and the Adviser, the Adviser is authorized to engage one or more sub-advisers for the performance of any of the services contemplated to be rendered by the Adviser. The Adviser has retained GSO / Blackstone Debt Funds Management LLC as the investment sub-adviser to be responsible for the day-to-day management of the Blackstone / GSO Senior Loan Portfolio, subject to supervision by the Adviser and the Board. The Sub-Adviser is a wholly-owned subsidiary of GSO Capital Partners LP (collectively with its affiliates, “GSO”). GSO is the credit platform of The Blackstone Group L.P. (collectively with its affiliates, “Blackstone”). Blackstone is a leading manager of private capital and provider of financial advisory services. It is one of the largest independent managers of private capital in the world, with assets under management of over $430 billion as of June 30, 2018. As of June 30, 2018, GSO managed approximately $92 billion in assets. The Sub-Adviser's principal business address is 345 Park Avenue, 31st Floor, New York, New York 10154.
In accordance with the Sub-Advisory Agreement between the Adviser and GSO / Blackstone Debt Funds Management LLC, the Adviser pays GSO / Blackstone Debt Funds Management LLC a portion of the advisory fee paid by the Portfolio to the Adviser (after deducting payments to the fund service providers and fund expenses). The Portfolio is not responsible for the fees paid to GSO / Blackstone Debt Funds Management LLC.
A discussion regarding the Board's consideration of the Investment Advisory Agreement and the Sub-Advisory Agreement is provided in the Portfolio's Annual Report to Investors for the period ended June 30, 2018.
SSGA FM, as the investment adviser for the Portfolio, may hire one or more sub-advisers to oversee the day-to-day investment activities of the Portfolio. The sub-advisers are subject to oversight by the Adviser. The Adviser, the Trust and SSGA Active Trust have received an exemptive order from the SEC that permits the Adviser, with the approval of the Independent Trustees of the respective Trust, to retain and amend existing sub-advisory agreements with unaffiliated investment sub-advisers for the Portfolio without submitting the sub-advisory agreement to a vote of the Fund's shareholders. The respective Trust will notify shareholders in the event of any change in the identity of such sub-adviser or sub-advisers. The Adviser has ultimate responsibility for the investment performance of the Portfolio due to its responsibility to oversee each sub-adviser and recommend their hiring, termination and replacement. The Adviser is not required to disclose fees paid to any unaffiliated sub-adviser retained pursuant to the order.
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Portfolio Managers
The professionals primarily responsible for the day-to-day management of the Portfolio are:
Daniel T. McMullen is a Senior Managing Director and Senior Portfolio Manager with GSO Capital Partners LP (“GSO”), the parent company of the Sub-Adviser, and serves as lead Portfolio Manager of the Portfolio. Mr. McMullen also serves as a member of the Sub-Adviser's Customized Credit Strategies' U.S. Syndicated Credit and Global Structured Credit Investment Committees. Mr. McMullen is also the senior portfolio manager for the Sub-Adviser's U.S. loan separately managed accounts and commingled funds. Before joining The Blackstone Group L.P., the parent company of GSO, in 2002, Mr. McMullen worked at CIBC World Markets, most recently as a Director and Senior Investment Analyst for the structured investment vehicles managed by Trimaran Advisors, L.L.C. Prior to that, Mr. McMullen was a Director in the Investment Banking Group at CIBC, specializing in the aerospace and defense industries. Before joining CIBC in 1996, Mr. McMullen was employed at The Chase Manhattan Bank where he worked in the Corporate Finance Healthcare Group. Mr. McMullen received a B.A. from the University of Rochester where he graduated cum laude, and is a CFA Charterholder.
Gordon McKemie is a Principal and a portfolio manager with GSO and serves as a Portfolio Manager of the Portfolio.  Mr. McKemie is also responsible for the evaluation and ongoing analysis of primary and secondary fixed income investments across multiple industries.  Prior to joining GSO, Mr. McKemie was an Associate in Leveraged Finance at Citigroup and an Assistant Vice President in high yield research at Barclays Capital.  He began his career at Lehman Brothers. Mr. McKemie received a B.B.A. from Goizueta Business School at Emory University, and is a CFA Charterholder.
Additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of the Portfolio is available in the Part B.
SERVICE PROVIDERS
Administrator, Sub-Administrator, Custodian and Transfer Agent. The Adviser serves as Administrator for the Portfolio. State Street, part of State Street Corporation, is the Sub-Administrator for the Portfolio and the Custodian for the Portfolio's assets, and serves as Transfer Agent to the Portfolio.
Lending Agent. State Street is the securities lending agent for the Trust. For its services, the lending agent would typically receive a portion of the net investment income, if any, earned on the collateral for the securities loaned.
Additional Information. The Board oversees generally the operations of the Portfolio and the Trust. The Trust enters into contractual arrangements with various parties, including among others the Portfolio's investment adviser, custodian, transfer agent, and accountants, who provide services to the Portfolio. Shareholders are not parties to any such contractual arrangements or intended beneficiaries of those contractual arrangements, and those contractual arrangements are not intended to create in any shareholder any right to enforce them directly against the service providers or to seek any remedy under them directly against the service providers.
This Part A provides information concerning the Trust and the Portfolio that you should consider in determining whether to purchase Portfolio Interests. Neither this Part A nor the related Part B is intended, or should be read, to be or give rise to an agreement or contract between the Trust or the Portfolio and any investor, or to give rise to any rights in any interestholder or other person other than any rights under federal or state law that may not be waived.
Item 11. INTERESTHOLDER Information
Determination of Net Asset Value
The Portfolio's net asset value (“NAV”) is calculated on each day the New York Stock Exchange (the “NYSE”) is open for trading, at the close of regular trading on the NYSE. The NAV is based on the market value of the securities held in the Portfolio. The Portfolio may invest in securities listed on foreign exchanges, or otherwise traded in a foreign market, and those securities may trade on weekends or other days when the Portfolio does not price Portfolio Interests. Consequently, the NAV of Portfolio Interests may change on days when investors are not able to purchase or redeem Portfolio Interests. The Portfolio values each security pursuant to guidelines established by the Board. Securities may be valued at fair value, as determined in good faith and pursuant to procedures approved by the Board, under certain circumstances. For example, fair value pricing may be used when market quotations are not readily available or reliable, such as when (i) trading for a security is restricted; or (ii) a significant event, as determined by the
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Valuation Committee, that may affect the value of one or more securities held by the Portfolio occurs after the close of a related exchange but before the determination of the Portfolio's NAV. Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the price the Portfolio would have received had it sold the investment. To the extent that the Portfolio invests in the shares of other registered open-end investment companies that are not traded on an exchange (i.e. mutual funds), such shares are valued at their published net asset values per share as reported by the funds. The prospectuses of these funds explain the circumstances under which the funds will use fair value pricing and the effects of using fair value pricing. Debt obligation securities maturing within 60 days of the valuation date are valued at amortized cost.
Purchasing Beneficial Interests
The Portfolio issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are “accredited investors” within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Portfolio.
Investors do not pay a sales load to invest in the Portfolio. The price for Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.
The minimum initial investment in the Portfolio is $1 million, although the Portfolio may waive the minimum in its discretion. There is no minimum subsequent investment. The Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in securities (“in-kind”) acceptable to the Adviser or Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank). (Please consult your tax adviser regarding in-kind transactions.)The Portfolio reserves the right to cease accepting investments at any time or to reject any purchase order.
In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, address and taxpayer identification number, which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. If the Trust believes that it has uncovered criminal activity, the Trust may close your account and take any action they deem reasonable or required by law. The Trust reserves the right to reject any purchase order for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.
Redeeming Beneficial Interests
An investor may withdraw all or any portion of its investment at the NAV next determined after its redemption request is received by the Portfolio in proper form. The Portfolio will normally pay the proceeds of the redemption on the third Portfolio business day after the redemption request (“T+3”), but in any event no more than seven days after the redemption request. The Portfolio reserves the right to pay for redeemed shares within seven days after receiving a redemption order if, in the judgment of the Adviser, an earlier payment could adversely affect the Portfolio. The Portfolio may delay paying redemption proceeds if the request is made within 15 days of the purchase of such Portfolio interest and the payment or customer verification process is not complete. There will be no such delay for redemptions following purchases paid by federal funds wire or by bank cashier's check, certified check or treasurer's check. Investments in the Portfolio may not be transferred. The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists as a result of which disposal by the Portfolio of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Portfolio fairly to determine the value of its net assets. In addition, the SEC may by order permit suspension of redemptions for the protection of interestholders of the Portfolio.
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Under normal circumstances, the Portfolio expects to meet redemption requests by using cash or cash equivalents in its portfolio and/or selling portfolio assets to generate cash. The Portfolio also may pay all or a portion of redemption proceeds with securities (for example, if the Portfolio reasonably believes that cash redemptions may have a substantial impact on the Portfolio and its remaining interestholders). When meeting redemption requests with securities, the Portfolio will normally pay with a pro rata portion of Portfolio securities. There may be transaction costs to dispose of the securities interestholders receive as redemption proceeds, and such interestholders may receive less for them than the price at which they were valued for purposes of the redemption. Interestholders will be subject to the market risks associated with such securities until such time as they choose to dispose of the security and there may be tax consequences. (Please consult your tax adviser regarding in-kind transactions.) When paying redemption proceeds in cash, the Portfolio also may use cash obtained through borrowing arrangements. During periods of deteriorating or stressed market conditions, when an increased portion of the Portfolio's portfolio of securities may be comprised of less liquid investments, or during extraordinary or emergency circumstances, the Portfolio may be more likely to pay redemption proceeds with cash obtained through short term borrowing arrangements or with securities.
Policies to Prevent Market Timing
Frequent purchases and redemptions of Portfolio Interests may present risks for other interestholders of the Portfolio, which may include, among other things, interference in the efficient management of the Portfolio, dilution in the value of Portfolio Interests held by long-term interestholders, increased brokerage and administrative costs and forcing the Portfolio to hold excess levels of cash.
The Portfolio reserves the right in its discretion to reject any purchase, in whole or in part including, without limitation, by an investor whose trading activity in Portfolio interests the Adviser believes could be harmful to the Portfolio. The Portfolio may decide to restrict purchase activity in its interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolio, the Adviser or State Street Bank will identify all frequent purchase and sale activity affecting the Portfolio.
Unclaimed Property
Many states have unclaimed property rules that provide for transfer to the state (also known as “escheatment”) of unclaimed property under various circumstances. These circumstances include inactivity (e.g., no owner-initiated contact for a certain period), returned mail (e.g., when mail sent to a interestholder is returned by the post office as undeliverable), or a combination of both inactivity and returned mail. If the Portfolio identifies property as unclaimed, it will attempt to contact the interestholder, but if that attempt is unsuccessful, the account may be considered abandoned and escheated to the state after the passage of a certain period of time (as required by applicable state law).
If you are a resident of the state of Texas, you may designate a representative to receive escheatment notifications by completing and submitting a designation form, which you can find on the website of the Texas Comptroller. Designating such a representative may be beneficial, since Texas law provides that the escheatment period will cease if the representative, after receiving an escheatment notification regarding your account, communicates knowledge of your location and confirms that you have not abandoned your account. You can mail a completed designation form to the Portfolio (if you hold interests directly with the Portfolio) or to your financial intermediary (if you do not hold interests directly with the Portfolio).
Distributions
Dividends and Capital Gains. As a Portfolio interestholder, you are entitled to your share of the Portfolio's income and net realized gains on its investments. The Portfolio pays out substantially all of its net earnings to its interestholders as “distributions.”
The Portfolio may earn income dividends from stocks, interest from debt securities and, if participating, securities lending income. These amounts, net of expenses and taxes (if applicable), are passed along to Portfolio interestholders as “income dividend distributions,” although, as discussed below, Portfolio interestholders will generally be required to take into account the Portfolio's income, gain, loss, deductions and credits whether or not distributed.  The Portfolio realizes capital gains or losses whenever it sells or exchanges assets.
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Income dividend distributions, if any, for the Portfolio are generally distributed to interestholders monthly, but may also vary significantly from period to period.
Net capital gains of the Portfolio are distributed at least annually. Dividends may be declared and paid more frequently or at any other times to enable funds investing all of their assets in the Portfolio to comply with the distribution requirements of the Internal Revenue Code.
The Portfolio intends to distribute at least annually amounts representing the full dividend yield net of expenses on the underlying investment securities as if the Portfolio had owned the underlying investment securities for the entire dividend period. As a result, some portion of each distribution may result in a return of capital. You will be notified regarding the portion of the distribution which represents a return of capital.
Tax Considerations
It is intended that the Portfolio operate and be treated as a separate partnership for U.S. federal income tax purposes and not as an “association taxable as a corporation” or a “publicly traded partnership” (as defined in Section 7704 of the Internal Revenue Code) taxable as a corporation. As a result, the Portfolio generally are not subject to U.S. federal income tax; instead, each interestholder in the Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Trust and Subchapter K of the Internal Revenue Code and the Treasury regulations promulgated thereunder) of the Portfolio's income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such interestholder, without regard to whether the interestholder has received or will receive any cash or property distributions from the Portfolio.
The Portfolio expects to manage its assets and income in such a way that if a “feeder” fund investing all or substantially all of its assets in the Portfolio were treated as holding its pro rata portion of the Portfolio's assets, and recognizing its pro rata portion of the Portfolio's income, directly, it would meet the requirements with respect to sources of income and diversification of assets for qualification as a regulated investment company under Subchapter M of the Internal Revenue Code. Investors that intend to be treated as regulated investment companies under the Internal Revenue Code may be required to redeem Portfolio Interests in order to obtain sufficient cash to meet distribution requirements to qualify and be eligible for such treatment and to avoid an entity-level tax.
This discussion of certain U.S. federal income tax consequences of investing in the Portfolio is for general information only; it is not a substitute for personal tax advice. Prospective investors should consult their tax advisers regarding the specific U.S. federal tax consequences of investing in the Portfolio, as well as the effects of state, local and foreign tax law and any proposed tax law changes.
Item 12. Distribution Arrangements
Investments in the Portfolio are not subject to any sales load or redemption fee. Assets of the Portfolio are not subject to a Rule 12b-1 fee.
The Portfolio is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Portfolio. However, the Portfolio may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. The feeder fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio's expenses. A feeder fund is not required to sell its shares to the public at the same price as another feeder fund. Feeder funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the feeder funds.
The Trust's Board believes that the “master/feeder” fund structure may enable the Portfolio to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio by the feeder funds may offset each other and produce a lower net cash flow.
A feeder fund's investment in the Portfolio may, however, be adversely affected by the actions of other feeder funds. For example, if a large feeder fund reduces its investment in the Portfolio or withdraws from the Portfolio, the remaining feeder funds may bear higher pro rata operating expenses. However, this possibility also exists for
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traditionally structured funds with large investors. A feeder fund might also withdraw from the Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that feeder fund. The withdrawal of all of a feeder fund's assets from the Portfolio may affect the investment performance of the feeder fund and the Portfolio.
The Portfolio normally will not hold meetings of investors except as required by the Investment Company Act. Each feeder fund will be entitled to vote in proportion to its interest in the Portfolio. When a feeder fund is requested to vote on matters pertaining to the Portfolio, the feeder fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the feeder fund.
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PART B

SSGA MASTER TRUST

(THE “TRUST”)

BLACKSTONE / GSO SENIOR LOAN PORTFOLIO

One Iron Street

Boston, MA 02210

(866) 787-2257

October 31, 2018

ITEM 14.	COVER PAGE AND TABLE OF CONTENTS

This Part B of the Registration Statement (the “Part B”) relates to the Part A of the Registration Statement dated October 31, 2018, as amended from time to time thereafter (the “Part A”), for the Blackstone / GSO Senior Loan Portfolio (the “Portfolio”).

The Part B is not a prospectus and should be read in conjunction with the Part A, which may be obtained by telephoning or writing the Trust at the number or address above.

The Trust’s financial statements for the fiscal period ended June 30, 2018, including the independent registered public accounting firm report thereon, are included in the Trust’s annual report and are incorporated into this Part B by reference. Copies of the Trust’s annual report may be obtained without charge by visiting the Trust’s website at www.spdrs.com or by calling 1-866-787-2257.

ITEM 15.	GENERAL

The Trust is an open-end management investment company that was organized as a business trust under the laws of The Commonwealth of Massachusetts on March 30, 2011.

The Portfolio offers beneficial interests (“Portfolio Interests”) solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).

ITEM 16.	DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENT OBJECTIVES, STRATEGIES AND RISKS

The Portfolio’s Part A contains information about the investment objective and policies of the Portfolio. This Part B should be read in conjunction with the Part A. In addition to the principal investment strategies and the principal risks of the Portfolio, the Portfolio may employ other investment practices and may be subject to additional risks, which are described below. The Portfolio may directly or indirectly through its investment in an ETP, invest in any of the instruments or engage in any of the investment practices described below if such investment or activity is consistent with the Portfolio’s investment objective and permitted by the Portfolio’s stated investment policies.

DIVERSIFICATION STATUS

The Portfolio is classified as a “diversified” investment company under the 1940 Act. Under the 1940 Act, a diversified investment company, as to 75% of its total assets, may not purchase securities of any issuer (other than securities issued or guaranteed by the U.S. government, its agents or instrumentalities or securities of other investment companies) if, as a result, more than 5% of its total assets would be invested in the securities of such issuer, or more than 10% of the issuer’s outstanding voting securities would be held by the investment company.

The Portfolio intends to maintain a level of diversification and otherwise conduct its operations so as to enable a fund investing all of its assets in the Portfolio to qualify for treatment as a “regulated investment company” for purposes of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”). Compliance with the diversification requirements of the Internal Revenue Code may limit the investment flexibility of the Portfolio and may make it less likely that the Portfolio will meet its investment objective.

ASSET-BACKED AND MORTGAGE-BACKED SECURITIES

Mortgage-backed securities, including Collateralized Mortgage Obligations (“CMOs”) and certain stripped mortgage-backed securities, represent a participation in, or are secured by, mortgage loans. Asset-backed securities are structured like mortgage-backed securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include such items as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property and receivables from credit card agreements. The cash flow generated by the underlying assets is applied to make required payments on the securities and to pay related administrative expenses. The amount of residual cash flow resulting from a particular issue of asset-backed or mortgage-backed securities depends on, among other things, the characteristics of the underlying assets, the coupon rates on the securities, prevailing interest rates, the amount of administrative expenses and the actual prepayment experience on the underlying assets. The Portfolio may invest in any such instruments or variations as may be developed, to the extent consistent with its investment objective and policies and applicable regulatory requirements. In general, the collateral supporting asset-backed securities is of a shorter maturity than mortgage loans and is likely to experience substantial prepayments.

Mortgage-backed securities have yield and maturity characteristics corresponding to the underlying assets. Unlike traditional debt securities, which may pay a fixed rate of interest until maturity, when the entire principal amount comes due, payments on certain mortgage-backed securities include both interest and a partial repayment of principal. Besides the scheduled repayment of principal, repayments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. If property owners make unscheduled prepayments of their mortgage loans, these prepayments will result in early payment of the applicable mortgage-backed securities. In that event, the Portfolio may be unable to invest the proceeds from the early payment of the mortgage-backed securities in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than that experienced by traditional fixed-income securities. The occurrence of mortgage prepayments is affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. During periods of falling interest rates, the rate of mortgage prepayments tends to increase, thereby tending to decrease the life of mortgage-backed securities. During periods of rising interest rates, the rate of mortgage prepayments usually decreases, thereby tending to increase the life of mortgage-backed securities. If the life of a mortgage-backed security is inaccurately predicted, the Portfolio may not be able to realize the rate of return it expected.

Adjustable rate mortgage securities (“ARMs”), like traditional mortgage-backed securities, are interests in pools of mortgage loans that provide investors with payments consisting of both principal and interest as mortgage loans in the underlying mortgage pool are paid off by the borrowers. Unlike fixed-rate mortgage-backed securities, ARMs are collateralized by or represent interests in mortgage loans with variable rates of interest. These interest rates are reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, these securities are still subject to changes in value based on, among other things, changes in market interest rates or changes in the issuer’s creditworthiness. Because the interest rates are reset only periodically, changes in the interest rate on ARMs may lag changes in prevailing market interest rates. Also, some ARMs (or the underlying mortgages) are subject to caps or floors that limit the maximum change in the interest rate during a specified period or over the life of the security. As a result, changes in the interest rate on an ARM may not fully reflect changes in prevailing market interest rates during certain periods.

The Portfolio may also invest in hybrid ARMs, whose underlying mortgages combine fixed-rate and adjustable rate features.

Mortgage-backed and asset-backed securities are less effective than other types of securities as a means of locking in attractive long-term interest rates. One reason is the need to reinvest prepayments of principal; another is the possibility of significant unscheduled prepayments resulting from declines in interest rates. These prepayments would have to be reinvested at lower rates. The automatic interest rate adjustment feature of mortgages underlying ARMs likewise reduces the ability to lock-in attractive rates. As a result, mortgage-backed and asset-backed securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market value during periods of rising interest rates. Prepayments may also significantly shorten the effective maturities of these securities, especially during periods of declining interest rates. Conversely, during periods of rising interest rates, a reduction in prepayments may increase the effective maturities of these securities, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing the volatility of the Portfolio.

At times, some mortgage-backed and asset-backed securities will have higher than market interest rates and therefore will be purchased at a premium above their par value. Prepayments may cause losses on securities purchased at a premium.

CMOs may be issued by a U.S. government agency or instrumentality or by a private issuer. Although payment of the principal of, and interest on, the underlying collateral securing privately issued CMOs may be guaranteed by the U.S. government or its agencies or instrumentalities, these CMOs represent obligations solely of the private issuer and are not insured or guaranteed by the U.S. government, its agencies or instrumentalities or any other person or entity.

Prepayments could cause early retirement of CMOs. CMOs are designed to reduce the risk of prepayment for certain investors by issuing multiple classes of securities, each having different maturities, interest rates and payment schedules, and with the principal and interest on the underlying mortgages allocated among the several classes in various ways. Payment of interest or principal on some classes or series of CMOs may be subject to contingencies or some classes or series may bear some or all of the risk of default on the underlying mortgages. CMOs of different classes or series are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid. If enough mortgages are repaid ahead of schedule, the classes or series of a CMO with the earliest maturities generally will be retired prior to their maturities. Thus, the early retirement of particular classes or series of a CMO would have the same effect as the prepayment of mortgages underlying other mortgage-backed securities. Conversely, slower than anticipated prepayments can extend the effective maturities of CMOs, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing their volatility.

Prepayments could result in losses on stripped mortgage-backed securities. Stripped mortgage-backed securities are usually structured with two classes that receive different portions of the interest and principal distributions on a pool of mortgage loans. The yield to maturity on an interest only or “IO” class of stripped mortgage-backed securities is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the underlying assets. A rapid rate of principal prepayments may have a measurable adverse effect on the Portfolio’s yield to maturity to the extent it invests in IOs. If the assets underlying the IO experience greater than anticipated prepayments of principal, the Portfolio may fail to recoup fully its initial investment in these securities. Principal only or “POs” tend to increase in value if prepayments are greater than anticipated and decline if prepayments are slower than anticipated. The secondary market for stripped mortgage-backed securities may be more volatile and less liquid than that for other mortgage-backed securities, potentially limiting the Portfolio’s ability to buy or sell those securities at any particular time.

Subprime mortgage loans, which typically are made to less creditworthy borrowers, have a higher risk of default than conventional mortgage loans. Therefore, mortgage-backed securities backed by subprime mortgage loans may suffer significantly greater declines in value due to defaults or the increased risk of default.

The risks associated with other asset-backed securities (including in particular the risks of issuer default and of early prepayment) are generally similar to those described above for CMOs. In addition, because asset-backed securities generally do not have the benefit of a security interest in the underlying assets that is comparable to a mortgage, asset-backed securities present certain additional risks that are not present with mortgage-backed securities. The ability of an issuer of asset-backed securities to enforce its security interest in the underlying assets may be limited. For example, revolving credit receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give debtors the right to set-off certain amounts owed, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles, rather than by real property.

Asset-backed securities may be collateralized by the fees earned by service providers. The values of asset-backed securities may be substantially dependent on the servicing of the underlying asset and are therefore subject to risks associated with the negligence or malfeasance by their servicers and to the credit risk of their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.

Federal, state and local government officials and representatives as well as certain private parties have proposed actions to assist homeowners who own or occupy property subject to mortgages. Certain of those proposals involve actions that would affect the mortgages that underlie or relate to certain mortgage-related securities, including securities or other instruments which the Portfolio may hold or in which it may invest. Some of those proposals include, among other things, lowering or forgiving principal balances; forbearing, lowering or eliminating interest payments; or utilizing eminent domain powers to seize mortgages, potentially for below market compensation. The prospective or actual implementation of one or more of these proposals may significantly and adversely affect the value and liquidity of securities held by the Portfolio and could cause the Portfolio’s net asset value to decline, potentially significantly. Tremendous uncertainty remains in the market concerning the resolution of these issues; the range of proposals and the potential implications of any implemented solution is impossible to predict.

The Portfolio may invest in any level of the capital structure of an issuer of mortgage-backed or asset-backed securities, including the equity or “first loss” tranche. See “COLLATERALIZED DEBT OBLIGATIONS.”

Consistent with the Portfolio’s investment objective and policies, the Sub-Adviser (defined below) may also cause the Portfolio to invest in other types of mortgage- and asset-backed securities offered currently or in the future, including certain yet-to-be-developed types of mortgage- and asset-backed securities which may be created as the market evolves.

BANK LOANS

Bank loans include floating rate loans and institutionally traded floating rate debt obligations issued by asset-backed pools and other issues, and interests therein. Bank loan interests may be acquired from U.S. or foreign commercial banks, insurance companies, finance companies or other financial institutions that have made loans or are members of a lending syndicate or from other holders of loan interests. Bank loans typically pay interest at rates which are re-determined periodically on the basis of a floating base lending rate (such as the London Inter-Bank Offered Rate (“LIBOR”)) plus a premium. Bank loans are typically of below investment grade quality. Bank loans generally (but not always) hold the most senior position in the capital structure of a borrower and are often secured with collateral.

The Portfolio may invest in both secured and unsecured bank loans. Holders’ claims under unsecured loans are subordinated to claims of creditors holding secured indebtedness and possibly other classes of creditors holding unsecured debt. Unsecured loans have a greater risk of default than secured loans, particularly during periods of deteriorating economic conditions. Also, since they do not afford the lender recourse to collateral, unsecured loans are subject to greater risk of nonpayment in the event of default than secured loans. Many such loans are relatively illiquid and may be difficult to value.

Some bank loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the bank loans to presently existing or future indebtedness of the borrower or take other action detrimental to the holders of the bank loans, including, in certain circumstances, invalidating such bank loans or causing interest previously paid to be refunded to the borrower. If interest were required to be refunded, it could negatively affect Portfolio performance.

Indebtedness of companies whose creditworthiness is poor involves substantially greater risks and may be highly speculative. Some companies may never pay off their indebtedness or pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, the Portfolio bears a substantial risk of losing the entire amount invested.

Investments in bank loans through a direct assignment of the financial institution’s interest with respect to the bank loan may involve additional risks. For example, if a secured bank loan is foreclosed, the Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Portfolio could be held liable as a co-lender. When the Portfolio is a purchaser of an assignment, it succeeds to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender.

Bank loans may be structured to include both term loans, which are generally fully funded at the time of investment, and revolving credit facilities, which would require the Portfolio to make additional investments in the bank loans as required under the terms of the credit facility at the borrower’s demand.

A financial institution’s employment as agent bank may be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement would remain available to the holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Portfolio were determined to be subject to the claims of the agent bank’s general creditors, the Portfolio may incur certain costs and delays in realizing payments on a bank loan or loan participation and could suffer a loss of principal and/or interest.

BONDS

The Portfolio may invest in bonds. A bond is an interest-bearing security issued by a company, governmental unit or, in some cases, a non-U.S. entity. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) periodically or on a specified maturity date; provided, however, a zero coupon bond pays no interest to its holder during its life. The value of a zero coupon bond to a fund consists of the difference between such bond’s face value at the time of maturity and the price for which it was acquired, which may be an amount significantly less than its face value (sometimes referred to as a “deep discount” price).

An issuer may have the right to redeem or “call” a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a “coupon” rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond’s yield (income as a percent of the bond’s current value) may differ from its coupon rate as its value rises or falls. Fixed rate bonds generally are also subject to inflation risk, which is the risk that the value of the bond or income from the bond will be worth less in the future as inflation decreases the value of money. This could mean that, as inflation increases, the “real” value of the assets of a fund holding fixed rate bonds can decline, as can the value of the fund’s distributions. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of “floating-rate” or “variable-rate” bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. The Portfolio may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of its investment portfolio. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation’s earnings and assets and, in the event of liquidation, are paid before subordinated obligations. Bonds may be unsecured (backed only by the issuer’s general creditworthiness) or secured (also backed by specified collateral).

In addition, the Portfolio may invest in corporate bonds. The investment return of corporate bonds reflects interest on the bond and changes in the market value of the bond. The market value of a corporate bond may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by such a security.

COLLATERALIZED DEBT OBLIGATIONS

Collateralized debt obligations (“CDOs”) are a type of asset-backed security and include, among other things, collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. A CBO is a trust which is backed by a diversified pool of high risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans.

The cash flows from the CDO trust are generally split into two or more portions, called tranches, varying in risk and yield. Senior tranches are paid from the cash flows from the underlying assets before the junior tranches and equity or “first loss” tranches. Losses are first borne by the equity tranches, next by the junior tranches, and finally by the senior tranches. Senior tranches pay the lowest interest rates but are generally safer investments than more junior tranches because, should there be any default, senior tranches are typically paid first. The most junior tranches, such as equity tranches, would attract the highest interest rates but suffer the highest risk should the holder of an underlying loan default. If some loans default and the cash collected by the CDO is insufficient to pay all of its investors, those in the lowest, most junior tranches suffer losses first. Since it is partially protected from defaults, a senior tranche from a CDO trust typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, more senior CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CDO securities as a class.

The risks of an investment in a CDO depend largely on the quality and type of the collateral and the tranche of the CDO in which the Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Portfolio as illiquid securities; however, an active dealer market, or other relevant measures of liquidity, may exist for CDOs allowing a CDO potentially to be deemed liquid by the Adviser or Sub-Adviser (defined below) under liquidity policies approved by the Board of Trustees of the Trust (the “Board”). In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the Portfolio may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS) AND MULTICLASS PASS-THROUGH SECURITIES

CMOs are debt obligations collateralized by mortgage loans or mortgage pass-through securities. CMOs may be collateralized by Government National Mortgage Association (“Ginnie Mae”), Federal National Mortgage Association (“Fannie Mae”), or Federal Home Loan Mortgage Corporation (“Freddie Mac”) certificates, but also may be collateralized by whole loans or private mortgage pass-through securities (such collateral is collectively hereinafter referred to as “Mortgage Assets”). Mortgage Assets may be collateralized by commercial or residential uses. Multiclass pass-through securities are equity interests in a trust composed of Mortgage Assets. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, may require the Portfolio to pay debt service on the CMOs or make scheduled distributions on the multiclass pass-through securities. CMOs may be issued by federal agencies, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of a series of mortgage pass-through securities may elect to be treated as a Real Estate Mortgage Investment Conduit (“REMIC”). REMICs include governmental and/or private entities that issue a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities, but unlike CMOs, which are required to be structured as debt securities, REMICs may be structured as indirect ownership interests in the underlying assets of the REMICs themselves. Although CMOs and REMICs differ in certain respects, characteristics of CMOs described below apply in most cases to REMICs, as well.

In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a tranche, is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semiannual basis. Certain CMOs may have variable or floating interest rates and others may be stripped mortgage securities. For more information on stripped mortgage securities, see “Stripped Mortgage Securities.”

The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO series in a number of different ways. Generally, the purpose of the allocation of the cash flow of a CMO to the various classes is to obtain a more predictable cash flow to certain of the individual tranches than exists with the underlying collateral of the CMO. As a general rule, the more predictable the cash flow is on a CMO tranche, the lower the anticipated yield will be on that tranche at the time of issuance relative to prevailing market yields on other mortgage-backed securities. As part of the process of creating more predictable cash flows on most of the tranches in a series of CMOs, one or more tranches generally must be created that absorb most of the volatility in the cash flows on the underlying mortgage loans. The yields on these tranches are generally higher than prevailing market yields on mortgage-backed securities with similar maturities. As a result of the uncertainty of the cash flows of these tranches, the market prices of and yield on these tranches generally are more volatile. See “Collateralized Debt Obligations” for a discussion on investments in structured products with multiple tranches.

CMO RESIDUALS

CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. The cash flow generated by the mortgage assets underlying a series of a CMO is applied first to make required payments of principal and interest on the securities or certificates issued by the CMO and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Portfolio may fail to recoup fully its initial investment in a CMO residual. CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability, and may be deemed “illiquid.”

COMMERCIAL PAPER

The Portfolio may invest in commercial paper. Commercial paper consists of short-term, promissory notes issued by banks, corporations and other entities to finance short-term credit needs. These securities generally are discounted but sometimes may be interest bearing.

COMMON STOCK

The Portfolio may invest in common stock. Risks inherent in investing in equity securities include the risk that the financial condition of issuers may become impaired or that the general condition of the stock market may deteriorate (either of which may cause a decrease in the value of the Portfolio’s portfolio securities and therefore a decrease in the value of its Portfolio Interests). Common stocks are susceptible to general stock market fluctuations and to volatile increases and decreases in value as market confidence and perceptions change. These investor perceptions are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies; inflation and interest rates; economic expansion or contraction; and global or regional political, economic or banking crises.

CONCENTRATION

The Portfolio does not intend to concentrate its investments in any particular industry. The Portfolio looks to Standard & Poor’s (“S&P”) Industry Classifications in making industry determinations. The Trust’s general policy is to exclude securities of the U.S. government and its agencies or instrumentalities when measuring industry concentration.

CONVERTIBLE SECURITIES

The Portfolio may invest in convertible securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted or exchanged (by the holder or by the issuer) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio. A convertible security may also be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by the Portfolio is called for redemption or conversion, the Portfolio could be required to tender it for redemption, convert it into the underlying common stock, or sell it to a third party.

Convertible securities generally have less potential for gain or loss than common stocks. Convertible securities generally provide yields higher than the underlying common stocks, but generally lower than comparable non-convertible securities. Because of this higher yield, convertible securities generally sell at a price above their “conversion value,” which is the current market value of the stock to be received upon conversion. The difference between this conversion value and the price of convertible securities will vary over time depending on changes in the value of the underlying common stocks and interest rates. When the underlying common stocks decline in value, convertible securities will tend not to decline to the same extent because of the interest or dividend payments and the repayment of principal at maturity for certain types of convertible securities. However, securities that are convertible other than at the option of the holder generally do not limit the potential for loss to the same extent as securities convertible at the option of the holder. When the underlying common stocks rise in value, the value of convertible securities may also be expected to increase. At the same time, however, the difference between the market value of convertible securities and their conversion value will narrow, which means that the value of convertible securities will generally not increase to the same extent as the value of the underlying common stocks. Because convertible securities may also be interest-rate sensitive, their value may increase as interest rates fall and decrease as interest rates rise. Convertible securities are also subject to credit risk, and are often lower-quality securities.

EXCHANGE-TRADED PRODUCTS

ETPs include exchange traded funds (“ETFs”) registered under the 1940 Act, exchange traded commodity trusts; and exchange traded notes (“ETNs”). The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolio may invest, as well as a management fee for managing the Portfolio. It is possible that a conflict of interest among the Portfolio and Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETP. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio.

The Portfolio may invest in new ETPs or ETPs that have not yet established a deep trading market at the time of investment. Shares of such ETPs may experience limited trading volume and less liquidity, in which case the “spread” (the difference between bid price and ask price) may be higher.

EXCHANGE-TRADED FUNDS

The Portfolio may invest in other exchange-traded funds (including ETFs managed by the Adviser). ETFs may be structured as investment companies that are registered under the 1940 Act, typically as open-end funds or unit investment trusts. These ETFs are generally based on specific domestic and foreign market securities indices. An “index-based ETF” seeks to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index. An “enhanced ETF” seeks to provide investment results that match a positive or negative multiple of the performance of an underlying index. In seeking to provide such results, an ETF and, in particular, an enhanced ETF, may engage in short sales of securities included in the underlying index and may invest in derivatives instruments, such as equity index swaps, futures contracts, and options on securities, futures contracts, and stock indices. Alternatively, ETFs may be structured as grantor trusts or other forms of pooled investment vehicles that are not registered or regulated under the 1940 Act. These ETFs typically hold commodities, precious metals, currency or other non-securities investments. ETFs, like mutual funds, have expenses associated with their operation, such as advisory and custody fees. When a fund invests in an ETF, in addition to directly bearing expenses associated with its own operations, including the brokerage costs associated with the purchase and sale of shares of the ETF, the fund will bear a pro rata portion of the ETF’s expenses. In addition, it may be more costly to own an ETF than to directly own the securities or other investments held by the ETF because of ETF expenses. The risks of owning shares of an ETF generally reflect the risks of owning the underlying securities or other investments held by the ETF, although lack of liquidity in the market for the shares of an ETF could result in the ETF’s value being more volatile than the underlying securities or other investments.

EXCHANGE-TRADED NOTES

The Portfolio may invest in exchange-traded notes. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. In addition to trading ETNs on exchanges, investors may redeem ETNs directly with the issuer on a weekly basis, typically in a minimum amount of 50,000 units, or hold the ETNs until maturity. ETNs may be riskier than ordinary debt securities and may have no principal protection. The Portfolio’s investment in an ETN may be influenced by many unpredictable factors, including highly volatile commodities prices, changes in supply and demand relationships, weather, agriculture, trade, changes in interest rates, and monetary and other governmental policies, action and inaction. Investing in ETNs is not equivalent to investing directly in index components or the relevant index itself. Because ETNs are debt securities, they possess credit risk; if the issuer has financial difficulties or goes bankrupt, the investor may not receive the return it was promised.

GOVERNMENT MORTGAGE PASS-THROUGH SECURITIES

The Portfolio may invest in mortgage pass-through securities representing participation interests in pools of residential mortgage loans purchased from individual lenders by an agency, instrumentality or sponsored corporation of the United States government (“Federal Agency”) or originated by private lenders and guaranteed, to the extent provided in such securities, by a Federal Agency. Such securities, which are ownership interests in the underlying mortgage loans, differ from conventional debt securities, which provide for periodic payment of interest in fixed amounts (usually semiannually) and principal payments at payments (not necessarily in fixed amounts) that are a pass-through of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans.

The government mortgage pass-through securities in which the Portfolio may invest include those issued or guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac. Ginnie Mae certificates are direct obligations of the U.S. government and, as such, are backed by the full faith and credit of the United States. Fannie Mae is a federally chartered, privately owned corporation and Freddie Mac is a corporate instrumentality of the United States. Fannie Mae and Freddie Mac certificates are not backed by the full faith and credit of the United States but the issuing agency or instrumentality has the right to borrow, to meet its obligations, from an existing line of credit with the U.S. Treasury. The U.S. Treasury has no legal obligation to provide such line of credit and may choose not to do so.

Certificates for these types of mortgage-backed securities evidence an interest in a specific pool of mortgages. These certificates are, in most cases, modified pass-through instruments, wherein the issuing agency guarantees the payment of principal and interest on mortgages underlying the certificates, whether or not such amounts are collected by the issuer on the underlying mortgages.

The Housing and Economic Recovery Act of 2008 (“HERA”) authorized the Secretary of the Treasury to support Fannie Mae, Freddie Mac, and the Federal Home Loan Banks (“FHLBs”) (collectively, the “GSEs”) by purchasing obligations and other securities from those government-sponsored enterprises. HERA gave the Secretary of the Treasury broad authority to determine the conditions and amounts of such purchases.

On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed Fannie Mae and Freddie Mac into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of Fannie Mae and Freddie Mac and of any stockholder, officer or director of Fannie Mae and Freddie Mac with respect to Fannie Mae and Freddie Mac and the assets of Fannie Mae and Freddie Mac. FHFA selected a new chief executive officer and chairman of the board of directors for Fannie Mae and Freddie Mac.

In connection with the conservatorship, the U.S. Treasury, exercising powers granted to it under HERA, entered into a Senior Preferred Stock Purchase Agreement (“SPA”) with each of Fannie Mae and Freddie Mac pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of Fannie Mae and Freddie Mac to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock. On February 18, 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise. On December 24, 2009, the U.S. Treasury announced further amendments to the SPAs which included additional financial support for each GSE through the end of 2012 and changes to the limits on their retained mortgage portfolios. On August 17, 2012, the U.S. Treasury announced that it was again amending the Agreement to terminate the requirement that Fannie Mae and Freddie Mac each pay a 10% dividend annually on all amounts of received under the funding commitment. Instead, they will transfer to the U.S. Treasury on a quarterly basis all profits earned during a quarter that exceed a capital reserve amount of $3 billion. It is believed that the amendment puts Fannie Mae and Freddie Mac in a better position to service their debt because the companies no longer have to borrow from the U.S. Treasury to make fixed dividend payments. As part of the terms, Fannie Mae and Freddie Mac also will be required to reduce their investment portfolios at an annual rate of 15% instead of the previous 10%, which puts each of them on track to cut their portfolios to a targeted $250 billion in 2018.

Fannie Mae and Freddie Mac are the subject of several continuing class action lawsuits and investigations by federal regulators over certain accounting, disclosure or corporate governance matters, which (along with any resulting financial restatements) may adversely affect the guaranteeing entities. Importantly, the future of the entities is in serious question as the U.S. government reportedly is considering multiple options, ranging from nationalization, privatization, consolidation, or abolishment of the entities.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by Fannie Mae or Freddie Mac prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of Fannie Mae’s or Freddie Mac’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of Fannie Mae or Freddie Mac because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for Fannie Mae or Freddie Mac, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of Fannie Mae’s or Freddie Mac’s available assets. The future financial performance of Fannie Mae and Freddie Mac is heavily dependent on the performance of the U.S. housing market.

In the event of repudiation, the payments of interest to holders of Fannie Mae, or Freddie Mac mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of Fannie Mae or Freddie Mac without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of Fannie Mae or Freddie Mac mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by Fannie Mae and Freddie Mac under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for Fannie Mae and Freddie Mac mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of Fannie Mae or Freddie Mac, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace Fannie Mae or Freddie Mac as trustee if the requisite percentage of mortgage-backed security holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which Fannie Mae or Freddie Mac is a party, or obtain possession of or exercise control over any property of Fannie Mae or Freddie Mac, or affect any contractual rights of Fannie Mae or Freddie Mac, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

HIGH YIELD SECURITIES

The Portfolio may invest in high yield debt securities. Investment in high yield securities generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and credit risk. These high yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of debt securities that are high yield may be more complex than for issuers of higher quality debt securities. In addition, high yield securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, but can also be issued by governments. Such issuers are generally less able than more financially stable issuers to make scheduled payments of interest and principal. The risks posed by securities issued under such circumstances are substantial.

Investing in high yield debt securities involves risks that are greater than the risks of investing in higher quality debt securities. These risks include: (i) changes in credit status, including weaker overall credit conditions of issuers and risks of default; (ii) industry, market and economic risk; and (iii) greater price variability and credit risks of certain high yield securities such as zero coupon and payment-in-kind securities. While these risks provide the opportunity for maximizing return over time, they may result in greater volatility of the value of the Portfolio than a fund that invests in higher-rated securities.

Furthermore, the value of high yield securities may be more susceptible to real or perceived adverse economic, company or industry conditions than is the case for higher quality securities. The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities. Adverse market, credit or economic conditions could make it difficult at certain times to sell certain high yield securities held by the Portfolio.

The secondary market on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which the Portfolio could sell a high yield security, and could adversely affect the daily net asset value per interest of the Portfolio. When secondary markets for high yield securities are less liquid than the market for higher grade securities, it may be more difficult to value the securities because there is less reliable, objective data available.

The use of credit ratings as a principal method of selecting high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

INFLATION-PROTECTED OBLIGATIONS

The Portfolio may invest in inflation-protected public obligations, commonly known as “TIPS,” of the U.S. Treasury, as well as TIPS of major governments and emerging market countries, excluding the United States. TIPS are a type of security issued by a government that is designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation—a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the Consumer Price Index. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises or falls, both the principal value and the interest payments will increase or decrease. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds.

INVERSE FLOATERS

An inverse floater is a type of instrument that bears a floating or variable interest rate that moves in the opposite direction to interest rates generally or the interest rate on another security or index. Changes in interest rates generally, or the interest rate of the other security or index, inversely affect the interest rate paid on the inverse floater, with the result that the inverse floater’s price will be considerably more volatile than that of a fixed-rate bond. Brokers typically create inverse floaters by depositing an income-producing instrument, which may be a mortgage-backed security, in a trust. The trust in turn issues a variable rate security and inverse floaters. The returns on the inverse floaters may be leveraged, increasing substantially their volatility and interest rate sensitivity. The rate at which interest is paid by the trust on an inverse floater may vary by a magnitude that exceeds the magnitude of the change in a reference rate of interest (typically a short term interest rate), and the market prices of inverse floaters may as a result be highly sensitive to changes in interest rates and in prepayment rates on the underlying securities, and may decrease significantly when interest rates increase or prepayment rates change. The interest rate for the variable rate security is typically determined by an index or an auction process, while the inverse floater holder receives the balance of the income from the underlying income-producing instrument less an auction fee.

INVESTMENT COMPANIES

The Portfolio may invest in the securities of other investment companies, including affiliated funds, money market funds and closed-end funds, subject to applicable limitations under Section 12(d)(1) of the 1940 Act. Pursuant to Section 12(d)(1), a fund may invest in the securities of another investment company (the “acquired company”) provided that the fund, immediately after such purchase or acquisition, does not own in the aggregate: (i) more than 3% of the total outstanding voting stock of the acquired company; (ii) securities issued by the acquired company having an aggregate value in excess of 5% of the value of the total assets of the fund; (iii) securities issued by the acquired company and all other investment companies (other than Treasury stock of the fund) having an aggregate value in excess of 10% of the value of the total assets of the fund; or (iv) in the case of investment in a closed-end fund, more than 10% of the total outstanding voting stock of the acquired company. A fund may also invest in the securities of other investment companies if such securities are the only investment securities held by the fund, such as through a master-feeder arrangement. The Portfolio currently pursues its investment objective through such an arrangement. To the extent allowed by law, regulation, the Portfolio’s investment restrictions and the Trust’s exemptive relief, the Portfolio may invest its assets in securities of investment companies that are affiliated funds and/or money market funds in excess of the limits discussed above.

To the extent a fund invests in and, thus, is a shareholder of, another investment company, the fund’s shareholders will indirectly bear the fund’s proportionate share of the fees and expenses paid by such other investment company, including advisory fees, in addition to both the management fees payable directly by the fund to the fund’s own investment adviser and the other expenses that the fund bears directly in connection with the fund’s own operations.

LENDING PORTFOLIO SECURITIES

The Portfolio may lend portfolio securities to certain creditworthy borrowers in U.S. and non-U.S. markets in an amount not to exceed 40% of the value of its net assets. The borrowers provide collateral that is marked to market daily in an amount at least equal to the current market value of the securities loaned. The Portfolio may terminate a loan at any time and obtain the securities loaned. The Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities. The Portfolio cannot vote proxies for securities on loan, but may recall loans to vote proxies if a material issue affecting the Portfolio’s economic interest in the investment is to be voted upon. Distributions received on loaned securities in lieu of dividend payments (i.e., substitute payments) would not be considered qualified dividend income.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. The Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of the lending Portfolio or through one or more joint accounts or money market funds, which may include those managed by the Adviser.

The Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to one or more securities lending agents approved by the Board who administer the lending program for the Portfolio in accordance with guidelines approved by the Board. In such capacity, the lending agent causes the delivery of loaned securities from the Portfolio to borrowers, arranges for the return of loaned securities to the Portfolio at the termination of a loan, requests deposit of collateral, monitors the daily value of the loaned securities and collateral, requests that borrowers add to the collateral when required by the loan agreements, and provides recordkeeping and accounting services necessary for the operation of the program. State Street Bank and Trust Company (“State Street”), an affiliate of the Trust, has been approved by the Board to serve as securities lending agent for the Portfolio and the Trust has entered into an agreement with State Street for such services. Among other matters, the Trust has agreed to indemnify State Street for certain liabilities. State Street has received an order of exemption from the SEC under Sections 17(a) and 12(d)(1) under the 1940 Act to serve as the lending agent for affiliated investment companies such as the Trust and to invest the cash collateral received from loan transactions to be invested in an affiliated cash collateral fund. Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process – especially so in certain international markets such as Taiwan), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Portfolio has agreed to pay a borrower), risk of loss of collateral, credit, legal, counterparty and market risk. Although State Street has agreed to provide the Portfolio with indemnification in the event of a borrower default, the Portfolio is still exposed to the risk of losses in the event a borrower does not return the Portfolio’s securities as agreed. For example, delays in recovery of lent securities may cause the Portfolio to lose the opportunity to sell the securities at a desirable price.

LEVERAGING

While the Portfolio does not anticipate doing so, the Portfolio may borrow money in an amount greater than 5% of the value of its total assets. However, the Portfolio may not borrow money from a bank in an amount greater than 33 1/3% of the value of its total assets. Borrowing for investment purposes is one form of leverage. Leveraging investments, by purchasing securities with borrowed money, is a speculative technique that increases investment risk, but also increases investment opportunity. Because substantially all of the Portfolio’s assets will fluctuate in value, whereas the interest obligations on borrowings may be fixed, the NAV of the Portfolio will increase more when such Portfolio’s portfolio assets increase in value and decrease more when the Portfolio’s portfolio assets decrease in value than would otherwise be the case. Moreover, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the returns on the borrowed funds.

MORTGAGE DOLLAR ROLLS

The Portfolio may enter into mortgage dollar rolls with a bank or a broker-dealer. A mortgage dollar roll is a transaction in which a fund sells mortgage-related securities for immediate settlement and simultaneously purchases the same type of securities for forward settlement at a discount. While a fund begins accruing interest on the newly purchased securities from the purchase or trade date, it is able to invest the proceeds from the sale of its previously owned securities, which will be used to pay for the new securities. The use of mortgage dollar rolls is a speculative technique involving leverage, and can have an economic effect similar to borrowing money for investment purposes.

MORTGAGE PASS-THROUGH SECURITIES

The Portfolio may invest in U.S. agency mortgage pass-through securities. The term “U.S. agency mortgage pass-through security” refers to a category of pass-through securities backed by pools of mortgages and issued by one of several U.S. government-sponsored enterprises: the Ginnie Mae, Fannie Mae or Freddie Mac. In the basic mortgage pass-through structure, mortgages with similar issuer, term and coupon characteristics are collected and aggregated into a “pool” consisting of multiple mortgage loans. The pool is assigned a CUSIP number and undivided interests in the pool are traded and sold as pass-through securities. The holder of the security is entitled to a pro rata share of principal and interest payments (including unscheduled prepayments) from the pool of mortgage loans.

An investment in a specific pool of pass-through securities requires an analysis of the specific prepayment risk of mortgages within the covered pool (since mortgagors typically have the option to prepay their loans). The level of prepayments on a pool of mortgage securities is difficult to predict and can impact the subsequent cash flows and value of the mortgage pool. In addition, when trading specific mortgage pools, precise execution, delivery and settlement arrangements must be negotiated for each transaction. These factors combine to make trading in mortgage pools somewhat cumbersome.

For the foregoing and other reasons, the Portfolio seeks to obtain exposure to U.S. agency mortgage pass-through securities primarily through the use of “to-be-announced” or “TBA transactions.” “TBA” refers to a commonly used mechanism for the forward settlement of U.S. agency mortgage pass-through securities, and not to a separate type of mortgage-backed security. Most transactions in mortgage pass-through securities occur through the use of TBA transactions. TBA transactions generally are conducted in accordance with widely-accepted guidelines which establish commonly observed terms and conditions for execution, settlement and delivery. In a TBA transaction, the buyer and seller decide on general trade parameters, such as agency, settlement date, par amount, and price. The actual pools delivered generally are determined two days prior to settlement date. The Portfolio may use TBA transactions in several ways. For example, the Portfolio may enter into TBA agreements and “roll over” such agreements prior to the settlement date stipulated in such agreements. This type of TBA transaction is sometimes known as a “TBA roll.” In a “TBA roll” the

Portfolio generally will sell the obligation to purchase the pools stipulated in the TBA agreement prior to the stipulated settlement date and will enter into a new TBA agreement for future delivery of pools of mortgage pass-through securities. In addition, the Portfolio may enter into TBA agreements and settle such transactions on the stipulated settlement date by accepting actual receipt or delivery of the pools of mortgage pass-through securities stipulated in the TBA agreement.

Default by or bankruptcy of a counterparty to a TBA transaction would expose the Portfolio to possible loss because of adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA transaction. To minimize this risk, the Portfolio will enter into TBA transactions only with established counterparties (such as major broker-dealers) and the Adviser will monitor the creditworthiness of such counterparties. In addition, the Portfolio may accept assignments of TBA transactions from Authorized Participants (as defined below) from time to time. The Portfolio’s use of “TBA rolls” may cause the Portfolio to experience higher portfolio turnover, higher transaction costs and to pay higher capital gain distributions to investors (which may be taxable) than other funds.

The Portfolio intends to invest cash pending settlement of any TBA transactions in money market instruments, repurchase agreements, commercial paper (including asset-backed commercial paper) or other high-quality, liquid short-term instruments, which may include money market funds affiliated with the Adviser.

MUNICIPAL SECURITIES

General. Municipal securities are securities issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. Shareholders should note that, although interest paid on municipal securities is generally exempt from regular federal income tax, the Portfolio does not anticipate holding municipal securities in sufficient quantities to enable the Fund to qualify to pay exempt-interest dividends. As a result, distributions by the Fund to shareholders are expected to be treated for federal income tax purposes as ordinary dividends without regard to the character in the hands of the Portfolio of any interest that it receives on municipal securities.

Municipal securities share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. The municipal securities which the Portfolio may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax-exempt industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

Some longer-term municipal securities give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Portfolio would hold the longer-term security, which could experience substantially more volatility.

The market for municipal bonds may be less liquid than for taxable bonds. This means that it may be harder to buy and sell municipal securities, especially on short notice, than non-municipal securities. There may also be less information available on the financial condition of issuers of municipal securities than for public corporations. This means that it may be harder to buy and sell municipal securities, especially on short notice, and municipal securities may be more difficult for the Portfolio to value accurately than securities of public corporations. If the Portfolio invests in municipal securities, the Portfolio’s portfolio may have greater exposure to liquidity risk than a fund that only invests in non-municipal securities. In addition, the municipal securities market is generally characterized as a buy and hold investment strategy. As a result, the accessibility of municipal securities in the market is generally greater closer to the original date of issue of the securities and lessens as the securities move further away from such issuance date.

Municipal securities are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate more with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.

Prices and yields on municipal securities are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the municipal security market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of municipal securities may not be as extensive as that which is made available by corporations whose securities are publicly traded. As a result, municipal securities may be more difficult to value than securities of public corporations.

Obligations of issuers of municipal securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. In addition, municipal securities are subject to the risk that their tax treatment could be changed by Congress or state legislatures, thereby affecting the value of outstanding municipal securities. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their municipal securities may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for municipal securities or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Portfolio’s municipal securities in the same manner.

Municipal Leases and Certificates of Participation. Also included within the general category of municipal securities are municipal leases, certificates of participation in such lease obligations or installment purchase contract obligations (hereinafter collectively called “Municipal Lease Obligations”) of municipal authorities or entities. Although a Municipal Lease Obligation does not constitute a general obligation of the municipality for which the municipality’s taxing power is pledged, a Municipal Lease Obligation is ordinarily backed by the municipality’s covenant to budget for, appropriate and make the payments due under the Municipal Lease Obligation. However, certain Municipal Lease Obligations contain “non-appropriation” clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. In the case of a “non-appropriation” lease, the Portfolio’s ability to recover under the lease in the event of non-appropriation or default will be limited solely to the repossession of the leased property, without recourse to the general credit of the lessee, and disposition or releasing of the property might prove difficult.

Municipal Insurance. A municipal security may be covered by insurance that guarantees the bond’s scheduled payment of interest and repayment of principal. This type of insurance may be obtained by either (i) the issuer at the time the bond is issued (primary market insurance), or (ii) another party after the bond has been issued (secondary market insurance).

Both primary and secondary market insurance guarantee timely and scheduled repayment of all principal and payment of all interest on a municipal security in the event of default by the issuer, and cover a municipal security to its maturity, enhancing its credit quality and value.

Municipal security insurance does not insure against market fluctuations or fluctuations in the Portfolio’s share price. In addition, a municipal security insurance policy will not cover: (i) repayment of a municipal security before maturity (redemption), (ii) prepayment or payment of an acceleration premium (except for a mandatory sinking fund redemption) or any other provision of a bond indenture that advances the maturity of the bond, or (iii) nonpayment of principal or interest caused by negligence or bankruptcy of the paying agent. A mandatory sinking fund redemption may be a provision of a municipal security issue whereby part of the municipal security issue may be retired before maturity.

Because a significant portion of the municipal securities issued and outstanding is insured by a small number of insurance companies, an event involving one or more of these insurance companies could have a significant adverse effect on the value of the securities insured by that insurance company and on the municipal markets as a whole.

Municipal Market Disruption Risk. The value of municipal securities may be affected by uncertainties in the municipal market related to legislation or litigation involving the taxation of municipal securities or the rights of municipal securities holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on municipal securities are introduced before Congress from time to time. Proposals also may be introduced before state legislatures that would affect the state tax treatment of a municipal fund’s distributions. If such proposals were enacted, the availability of municipal securities and the value of any municipal securities held by the Portfolio would be affected. Municipal bankruptcies are relatively rare, and certain provisions of the U.S. Bankruptcy Code governing such bankruptcies are unclear and remain untested. Further, the application of state law to municipal issuers could produce varying results among the states or among municipal securities issuers within a state. These legal uncertainties could affect the municipal securities market generally, certain specific segments of the market, or the relative credit quality of particular securities. Any of these effects could have a significant impact on the prices of some or all of the municipal securities held by the Portfolio.

OTHER SHORT-TERM INSTRUMENTS

The Portfolio may invest in short-term instruments, including money market instruments, (including money market funds advised by the Adviser), cash and cash equivalents, on an ongoing basis to provide liquidity or for other reasons. Money market instruments are generally short-term investments that may include but are not limited to: (i) shares of money market funds (including those advised by the Adviser); (ii) obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities (including government-sponsored enterprises); (iii) negotiable certificates of deposit (“CDs”), bankers’ acceptances, fixed time deposits and other obligations of U.S. and foreign banks (including foreign branches) and similar institutions; (iv) commercial paper rated at the date of purchase “Prime-1” by Moody’s Investors Service (“Moody’s”) or “A-1” by Standard & Poor’s (“S&P”), or if unrated, of comparable quality as determined by the Adviser; (v) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than 397 days and that present minimal credit risks; and (vi) short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, in the opinion of the Adviser, are of comparable quality to obligations of U.S. banks which may be purchased by the Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Time deposits are non-negotiable deposits maintained in banking institutions for specified periods of time at stated interest rates. Bankers’ acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international transactions. Money market instruments also include shares of money market funds. The SEC and other government agencies continue to review the regulation of money market funds. The SEC has adopted changes to the rules that govern money market funds, and compliance with many of these amendments was required in October 2016. Legislative developments may also affect money market funds. These changes and developments may affect the investment strategies, performance, yield, operating expenses and continued viability of a money market fund.

PERPETUAL BONDS

Perpetual bonds offer a fixed return with no maturity date. Because they never mature, perpetual bonds can be more volatile than other types of bonds that have a maturity date and may have heightened sensitivity to changes in interest rates. An issuer of perpetual bonds is responsible for coupon payments in perpetuity but does not have to redeem the securities. Perpetual bonds may be callable after a set period of time. It is possible that one or more perpetual bonds in which the Portfolio invests will be characterized as equity rather than debt for U.S. federal income tax purposes. Where such perpetual bonds are issued by non-U.S. issuers, they may be treated in turn as equity securities of a “passive foreign investment company.”

PREFERRED SECURITIES

The Portfolio may invest in preferred securities. Preferred securities pay fixed or adjustable rate dividends to investors, and have “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on preferred securities must be declared by the issuer’s board of directors. Income payments on typical preferred securities currently outstanding are cumulative, causing dividends and distributions to accrue even if not declared by the board of directors or otherwise made payable. There is no assurance that dividends or distributions on the preferred securities in which the Portfolio invests will be declared or otherwise made payable.

The market value of preferred securities may be affected by favorable and unfavorable changes impacting companies in the utilities and financial services sectors, which are prominent issuers of preferred securities, and by actual and anticipated changes in tax laws.

Because the claim on an issuer’s earnings represented by preferred securities may become onerous when interest rates fall below the rate payable on such securities, the issuer may redeem the securities. Thus, in declining interest rate environments in particular, the Portfolio’s holdings of higher rate-paying fixed rate preferred securities may be reduced and the Portfolio would be unable to acquire securities paying comparable rates with the redemption proceeds.

PRIVATE MORTGAGE PASS-THROUGH SECURITIES

Private mortgage pass-through securities are structured similarly to the Ginnie Mae, Fannie Mae and Freddie Mac mortgage pass-through securities and are issued by United States and foreign private issuers such as originators of and investors in mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. These securities usually are backed by a pool of conventional fixed rate or adjustable rate mortgage loans. Since private mortgage pass-through securities typically are not guaranteed by an entity having the credit status of Ginnie Mae, Fannie Mae and Freddie Mac, such securities generally are structured with one or more types of credit enhancement.

Mortgage Assets often consist of a pool of assets representing the obligations of a number of different parties. There are usually fewer properties in a pool of assets backing commercial mortgage-backed securities than in a pool of assets backing residential mortgage-

backed securities hence they may be more sensitive to the performance of fewer Mortgage Assets. To lessen the effect of failures by obligors on underlying assets to make payments, those securities may contain elements of credit support, which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in a security.

QUALIFIED PUBLICLY TRADED PARTNERSHIPS

Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code. For purposes of determining whether a fund investing in the Portfolio qualifies for treatment as a regulated investment company, the fund is generally expected to be treated as if it held its share of the Portfolio’s investments directly. To enable a fund investing all of its assets in the Portfolio to qualify as a regulated investment company, the Portfolio must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from the Portfolio’s investments in certain commodities-related investments may cause a fund investing in the Portfolio not to qualify as a regulated investment company. To the extent the Portfolio invests in exchange traded commodity trusts, or makes other commodities-related investments that may generate income that is not qualifying income, a fund investing in the Portfolio will seek to restrict the resulting income from such investments so that the fund’s non-qualifying income does not exceed 10% of its gross income. However, the Portfolio might generate more non-qualifying income than anticipated, might not be able to generate qualifying income in a particular taxable year at levels sufficient to meet the qualifying income test, or might not be able to determine the percentage of qualifying income it derives for a taxable year until after year-end. The Portfolio may also invest up to 25% of its total assets in one or more qualified publicly traded partnerships (“QPTPs”), including ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Although income from QPTPs is generally qualifying income, if an ETP intending to qualify as a QPTP fails to qualify as a QPTP, the income generated from the Portfolio’s investment in the ETP may not be qualifying income. There can be no guarantee that any such ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of ETPs as QPTPs. Under certain circumstances, a fund investing in the Portfolio may be able to cure a failure to meet the qualifying income test, but in order to do so, the fund may incur significant fund-level taxes, which would effectively reduce (and could eliminate) the fund’s returns. If a fund investing in the Portfolio fails to qualify as a regulated investment company, the fund will be subject to tax, which will reduce returns to the fund’s shareholders. Such a failure will also alter the treatment of distributions to the fund’s shareholders.

RATINGS

An investment-grade rating means the security or issuer is rated investment-grade by Moody’s, S&P, Fitch, Inc., Dominion Bond Rating Service Limited, or another credit rating agency designated as a nationally recognized statistical rating organization by the SEC, or is unrated but considered to be of equivalent quality by the Adviser or applicable Sub-Adviser.

Subsequent to purchase by the Portfolio, a rated security may cease to be rated or its investment grade rating may be reduced below an investment grade rating. Bonds rated lower than Baa3 by Moody’s or BBB- by S&P or Fitch are below investment grade quality and are obligations of issuers that are considered predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal according to the terms of the obligation and, therefore, carry greater investment risk, including the possibility of issuer default and bankruptcy and increased market price volatility. Such securities (“lower rated securities”) are commonly referred to as “junk bonds” and are subject to a substantial degree of credit risk. Lower rated securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal. The risks posed by securities issued under such circumstances are substantial. Bonds rated below investment grade tend to be less marketable than higher-quality bonds because the market for them is less broad. The market for unrated bonds is even narrower. See “HIGH YIELD SECURITIES” above for more information relating to the risks associated with investing in lower rated securities.

REAL ESTATE INVESTMENT TRUSTS (“REITs”)

The Portfolio may invest in REITs. REITs pool investor’s funds for investment primarily in income producing real estate or real estate loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it distribute to its shareholders at least 90% of its taxable income (other than net capital gains) for each taxable year. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs, which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The Portfolio will not invest in real estate directly, but only in securities issued by real estate companies. However, the Portfolio may be subject to risks similar to those associated with the direct ownership of real estate (in addition to securities markets risks) to the extent it invests in the securities of companies in the real estate industry. These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, casualty or condemnation losses, limitations on rents, changes in neighborhood values, the appeal of properties to tenants and changes in interest rates. Investments in REITs may subject Portfolio interest holders to duplicate management and administrative fees.

In addition to these risks, Equity REITs may be affected by changes in the value of the underlying property owned by the trusts, while Mortgage REITs may be affected by the quality of any credit extended. Further, Equity and Mortgage REITs are dependent upon management skills and generally may not be diversified. Equity and Mortgage REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidation. In addition, Equity and Mortgage REITs could possibly fail to qualify for the beneficial tax treatment available to REITs under the Internal Revenue Code, or to maintain their exemptions from registration under the 1940 Act. The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting investments.

REPURCHASE AGREEMENTS

The Portfolio may invest in repurchase agreements with commercial banks, brokers or dealers to generate income from its excess cash balances and to invest securities lending cash collateral. A repurchase agreement is an agreement under which a fund acquires a financial instrument (e.g., a security issued by the U.S. government or an agency thereof, a banker’s acceptance or a certificate of deposit) from a seller, subject to resale to the seller at an agreed upon price and date (normally, the next Business Day – as defined below). A repurchase agreement may be considered a loan collateralized by securities. The resale price reflects an agreed upon interest rate effective for the period the instrument is held by a fund and is unrelated to the interest rate on the underlying instrument.

In these repurchase agreement transactions, the securities acquired by a fund (including accrued interest earned thereon) must have a total value in excess of the value of the repurchase agreement and are held by the Custodian until repurchased. No more than an aggregate of 15% of the Portfolio’s net assets will be invested in illiquid securities, including repurchase agreements having maturities longer than seven days and securities subject to legal or contractual restrictions on resale, or for which there are no readily available market quotations.

The use of repurchase agreements involves certain risks. For example, if the other party to the agreement defaults on its obligation to repurchase the underlying security at a time when the value of the security has declined, a fund may incur a loss upon disposition of the security. If the other party to the agreement becomes insolvent and subject to liquidation or reorganization under the U.S. Bankruptcy Code or other laws, a court may determine that the underlying security is collateral for a loan by a fund not within the control of the fund and, therefore, the fund may not be able to substantiate its interest in the underlying security and may be deemed an unsecured creditor of the other party to the agreement.

RESTRICTED SECURITIES

Restricted securities are securities that are not registered under the Securities Act, but which can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. Institutional markets for restricted securities have developed as a result of the promulgation of Rule 144A under the Securities Act, which provides a “safe harbor” from Securities Act registration requirements for qualifying sales to institutional investors. When Rule 144A restricted securities present an attractive investment opportunity and meet other selection criteria, the Portfolio may make such investments whether or not such securities are “illiquid” depending on the market that exists for the particular security. The Board has delegated the responsibility for determining the liquidity of Rule 144A restricted securities that the Portfolio may invest in to the Adviser. In reaching liquidity decisions, the Adviser may consider the following factors: the frequency of trades and quotes for the security; the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; dealer undertakings to make a market in the security; and the nature of the security and the nature of the marketplace in which it trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer).

REVERSE REPURCHASE AGREEMENTS

The Portfolio may enter into reverse repurchase agreements, which involve the sale of securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. The securities purchased with the funds obtained from the agreement and securities collateralizing the agreement will have maturity dates no later than the repayment date. Generally the effect of such transactions is that a fund can recover all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement, while in many cases a fund is able to keep some of the interest income associated with those securities. Such transactions are only advantageous if a fund has an opportunity to earn a greater rate of interest on the cash derived from these transactions than the interest cost of obtaining the same amount of cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available and the Portfolio intends to use the reverse repurchase technique only when the Adviser believes it will be advantageous to the Portfolio. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of the Portfolio’s assets. The Portfolio’s exposure to reverse repurchase agreements will be covered by securities having a value equal to or greater than such commitments. Under the 1940 Act, reverse repurchase agreements are considered borrowings. Although there is no limit on the percentage of fund assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.

SENIOR LOANS

The Portfolio invests primarily in Senior Loans. Senior Loans consist generally of obligations of companies and other entities (collectively, “borrowers”) incurred for the purpose of reorganizing the assets and liabilities of a borrower; acquiring another company; taking over control of a company (leveraged buyout); temporary refinancing; or financing internal growth or other general business purposes. Senior Loans are often obligations of borrowers who have incurred a significant percentage of debt compared to their total assets and thus are highly leveraged. The Portfolio does not treat the banks originating or acting as agents for the lenders, or granting or acting as intermediary in participation interests, in loans held by the Portfolio as the issuers of such loans.

Senior Loans may be acquired by direct investment as a lender at the inception of the loan or by assignment of a portion of a loan previously made to a different lender or by purchase of a participation interest. If the Portfolio makes a direct investment in a Senior Loan as one of the lenders, it generally acquires the loan at or below par. This means the Portfolio receives a return at or above the full interest rate for the loan. If the Portfolio acquires its interest in Senior Loans in the secondary market or acquires a participation interest, the loans may be purchased or sold above, at, or below par, which can result in a yield that is below, equal to, or above the stated interest rate of the loan. At times, the Portfolio may be able to invest in Senior Loans only through assignments or participations.

When the Portfolio is a purchaser of an assignment, it succeeds to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender. These rights include the ability to vote along with the other lenders on such matters as enforcing the terms of the loan agreement (e.g., declaring defaults, initiating collection actions, etc.). Taking such actions typically requires at least a vote of the lenders holding a majority of the investment in the loan and may require a vote by lenders holding two-thirds or more of the investment in the loan. Because the Portfolio usually does not hold a majority of the investment in any loan, it will not be able by itself to control decisions that require a vote by the lenders.

The Portfolio may, but will not typically, invest in Senior Loans through participations. A participation interest represents a fractional interest in a loan held by the lender selling the Portfolio the participation interest. In the case of participations, the Portfolio will not have any direct contractual relationship with the borrower, the Portfolio’s rights to consent to modifications of the loan are limited and it is dependent upon the participating lender to enforce the Portfolio’s rights upon a default. The Portfolio will have the right to receive payments of principal, interest, and any fees to which it is entitled only from the lender selling the participation and only upon receipt by the lender of the payments from the borrower. The Portfolio will only purchase participations from lenders with credit ratings of Baa3 or higher by Moody’s or BBB- or higher by S&P or Fitch, or a comparable rating by another nationally recognized rating agency.

The Portfolio may be affected by the credit of both the agent and the lender from whom the Portfolio acquires a participation interest. These credit risks may include delay in receiving payments of principal and interest paid by the borrower to the agent or, by the agent to the lender or offsets against payments received from the borrower. In the event of the borrower’s bankruptcy, the borrower’s obligation to repay the loan may be subject to defenses that the borrower can assert as a result of improper conduct by the agent.

Historically, the amount of public information available about a specific Senior Loan has been less extensive than if the loan were registered or exchange-traded.

The loans in which the Portfolio will invest will, in most instances, be Senior Loans, which are secured and senior to other indebtedness of the borrower. Each Senior Loan will generally be secured by collateral such as accounts receivable, inventory, equipment, real estate, intangible assets such as trademarks, copyrights and patents, and securities of subsidiaries or affiliates. The value of the collateral generally will be determined by reference to financial statements of the borrower, by an independent appraisal, by obtaining the market value of such collateral, in the case of cash or securities if readily ascertainable, or by other customary valuation techniques considered appropriate by the Adviser. The value of collateral may decline after the Portfolio’s investment, and collateral may be difficult to sell in the event of default. Consequently, the Portfolio may not receive all the payments to which it is entitled. By virtue of their senior position and collateral, Senior Loans typically provide lenders with the first right to cash flows or proceeds from the sale of a borrower’s collateral if the borrower becomes insolvent (subject to the limitations of bankruptcy law, which may provide higher priority to certain claims such as employee salaries, employee pensions, and taxes). This means Senior Loans are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. To the extent that the Portfolio invests in unsecured loans, if the borrower defaults on such loan, there is no specific collateral on which the lender can foreclose. If the borrower defaults on a subordinated loan, the collateral may not be sufficient to cover both the senior and subordinated loans.

Senior Loans will usually require, in addition to scheduled payments of interest and principal, the prepayment of the Senior Loan from free cash flow, as further described below. The degree to which borrowers prepay Senior Loans, whether as a contractual requirement or at their election, may be affected by general business conditions, the financial condition of the borrower and competitive conditions among loan investors, among others. As such, prepayments cannot be predicted with accuracy. Certain market conditions, including those where default rates are falling among others, may lead to increased prepayment frequency and loan renegotiations. These renegotiations are often on terms more favorable to borrowers. Upon a prepayment, either in part or in full, the actual outstanding debt on which the Portfolio derives interest income will be reduced. However, the Portfolio may receive a prepayment penalty fee assessed against the prepaying borrower.

Senior Loans typically pay interest at least quarterly at rates which equal a fixed percentage spread over a base rate such as the LIBOR. For example, if LIBOR were 0.3% and the borrower was paying a fixed spread of 2.50%, the total interest rate paid by the borrower would be 2.80%. Additionally, many Senior Loans also have a minimum base rate, or floor, which will be used if the actual base rate is below this minimum base rate. This measure is designed to ensure lenders receive a minimum interest rate in periods of low interest rates. By illustration, if LIBOR were 0.3% and the borrower was paying a fixed spread of 2.50%, the total interest rate paid by the borrower would be 2.80%. However, if the same Senior Loan had a LIBOR floor of 1.50%, then 1.50% would be used as the base rate notwithstanding that LIBOR was currently at 0.3%, thereby making the interest rate paid the borrower 4.00% (1.50% LIBOR floor base rate plus 2.50% fixed spread). During periods when LIBOR is greater than the LIBOR floor, the LIBOR floor would have no impact on the interest rate paid by the borrower. Not all Senior Loans have LIBOR floors and this feature may not persist in future issuances of Senior Loans.

Although a base rate such as LIBOR can change every day, loan agreements for Senior Loans typically allow the borrower the ability to choose how often the base rate for its loan will reset. A single loan may have multiple reset periods at the same time, with each reset period applicable to a designated portion of the loan. Such reset periods can range from one day to one year, with most borrowers choosing monthly or quarterly reset periods. During periods of rising interest rates, borrowers will tend to choose longer reset periods, and during periods of declining interest rates, borrowers will tend to choose shorter reset periods.

Senior Loans generally are arranged through private negotiations between a borrower and several financial institutions represented by an agent who is usually one of the originating lenders. In larger transactions, it is common to have several agents; however, generally only one such agent has primary responsibility for ongoing administration of a Senior Loan. Agents are typically paid fees by the borrower for their services.

The administrative agent is primarily responsible for negotiating the loan agreement which establishes the terms and conditions of the Senior Loan and the rights of the borrower and the lenders. The collateral agent is responsible for monitoring collateral and for exercising remedies available to the lenders such as foreclosure upon collateral. The Sub-Adviser or its affiliates may from time to time borrow from financial institutions that act as agents for loans.

Loan agreements may provide for the termination of the agent’s agency status in the event that it fails to act as required under the relevant loan or collateral agreement, becomes insolvent, enters Federal Deposit Insurance Corporation (“FDIC”) receivership or, if not FDIC insured, enters into bankruptcy. Should such an agent, lender or assignor with respect to an assignment interpositioned between the Portfolio and the borrower become insolvent or enter FDIC receivership or bankruptcy, any interest in the Senior Loan of such person and any loan payment held by such person for the benefit of the Portfolio should not be included in such person’s or entity’s bankruptcy estate. If, however, any such amount were included in such person’s or entity’s bankruptcy estate, the Portfolio would incur certain costs and delays in realizing payment or could suffer a loss of principal or interest. In this event, the Portfolio could experience a decrease in the NAV.

Most borrowers pay their debts from cash flow generated by their businesses. If a borrower’s cash flow is insufficient to pay its debts, it may attempt to restructure its debts rather than sell collateral. Borrowers may try to restructure their debts by filing for protection under the federal bankruptcy laws or negotiating a work-out. If a borrower becomes involved in a bankruptcy proceeding, access to collateral may be limited by bankruptcy and other laws. Such action by a court could be based, for example, on a “fraudulent conveyance” claim to the effect that the borrower did not receive fair consideration for granting the security interest in the loan collateral to the Portfolio. If a court decides that access to collateral is limited or void, the Portfolio may not recover the full amount of principal and interest that is due.

A borrower must comply with certain restrictive covenants contained in the loan agreement. In addition to requiring the scheduled payment of principal and interest, these covenants may include restrictions on the payment of dividends and other distributions to the borrower’s shareholders, provisions requiring compliance with specific financial ratios, and limits on total indebtedness. The agreement may also require the prepayment of the loans from excess cash flow. A breach of a covenant that is not waived by the agent (or lenders directly) is normally an event of default, which provides the agent and lenders the right to call for repayment of the outstanding loan. The typical practice of an agent or a loan investor in relying exclusively or primarily on reports from the borrower to monitor the borrower’s compliance with covenants may involve a risk of fraud by the borrower.

In the process of buying, selling and holding Senior Loans, the Portfolio may receive and/or pay certain fees. These fees are in addition to interest payments received and may include facility fees, commitment fees, commissions and prepayment penalty fees. When the Portfolio buys or sells a Senior Loan it may pay an assignment fee. On an ongoing basis, the Portfolio may receive a commitment fee based on the undrawn portion of the underlying line of credit portion of a Senior Loan. In certain circumstances, the Portfolio may receive a prepayment penalty fee upon prepayment of a Senior Loan. Other fees received by the Portfolio may include covenant waiver fees, covenant modification fees or other consent or amendment fees.

Notwithstanding its intention in certain situations to not receive material, non-public information with respect to its management of investments in Senior Loans, the Adviser and/or Sub-Adviser may from time to time come into possession of material, non-public information about the issuers of loans that may be held in the Portfolio. Possession of such information may in some instances occur despite the Adviser’s and/or Sub-Adviser’s efforts to avoid such possession, but in other instances the Adviser and/or Sub-Adviser may choose to receive such information (for example, in connection with participation in a creditors’ committee with respect to a financially distressed issuer). The Adviser’s and/or Sub-Adviser’s ability to trade in these Senior Loans for the account of the Portfolio could potentially be limited by its possession of such information. Such limitations on the Adviser’s and/or Sub-Adviser’s ability to trade could have an adverse effect on the Portfolio by, for example, preventing the Portfolio from selling a Senior Loan that is experiencing a material decline in value. In some instances, these trading restrictions could continue in effect for a substantial period of time.

The loan market, as represented by the S&P/LSTA (Loan Syndications and Trading Association) Leveraged Loan Index, experienced significant growth in terms of number and aggregate volume of loans outstanding since the inception of the index in 1997. In 1997, the total amount of loans in the market aggregated less than $10 billion. By April of 2000, it had grown to over $100 billion, and by July of 2007 the market had grown to over $500 billion, expanding further to a pre-crisis peak of $594 billion in November 2008. Throughout this period, the demand for loans and the number of investors participating in the loan market also increased significantly.

From November 2008 to July 2010 the aggregate size of the loan market contracted approximately 15%, but has since continued to grow to $1.1 billion in size as of August 2018. The number of market participants has also increased to above pre-crisis levels. There can be no assurance that the size of the loan market, and the number of participants, will sustain such levels.

An increase in demand for Senior Loans may benefit the Portfolio by providing increased liquidity for such loans and higher sales prices, but it may also adversely affect the rate of interest payable on such loans acquired by the Portfolio and the rights provided to the Portfolio under the terms of the applicable loan agreement, and may increase the price of loans that the Portfolio wishes to purchase in the secondary market. A decrease in the demand for Senior Loans may adversely affect the price of loans in the Portfolio’s portfolio, which could cause the Portfolio’s net asset value to decline.

The Portfolio may acquire interests in Senior Loans which are designed to provide temporary or “bridge” financing to a borrower pending the sale of identified assets or the arrangement of longer-term loans or the issuance and sale of debt obligations. The Portfolio may also invest in Senior Loans of borrowers that have obtained bridge loans from other parties. A borrower’s use of bridge loans involves a risk that the borrower may be unable to locate permanent financing to replace the bridge loan, which may impair the borrower’s perceived creditworthiness. Bridge loans may have less liquidity than other Senior Loans that were issued to fund corporate purposes on a longer term basis.

Although not anticipated in the normal course, the Portfolio may occasionally acquire warrants and other equity securities as part of a unit combining a Senior Loan and equity securities of a borrower or its affiliates. The acquisition of such equity securities will only be incidental to the Portfolio’s purchase of a Senior Loan. The Portfolio may also acquire equity securities or credit securities (including non-dollar denominated equity or credit securities) issued in exchange for a Senior Loan or issued in connection with the debt restructuring or reorganization of a Borrower, or if such acquisition, in the judgment of the Adviser may enhance the value of a Senior Loan or would otherwise be consistent with the Portfolio’s investment policies. Such warrants and equity securities will typically have limited value and there is no assurance that such securities will ever obtain value.

OTHER LOANS

The Portfolio may invest in secured loans that are not first lien and loans that are unsecured. These loans have the same characteristics as Senior Loans except that such loans are not first in priority of repayment and/or are not secured by collateral. Accordingly, the risks associated with these loans are higher than the risks for loans with first priority over the collateral. Because these loans are lower in priority and/or unsecured, they are subject to the additional risk that the cash flow of the borrower may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. In the event of default on such a loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no value would remain for the holders of secured loans that are not first lien and loans that are unsecured and therefore result in a loss of investment to the Portfolio.

Secured loans that are not first lien and loans that are unsecured generally have greater price volatility than Senior Loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in these loans, which would create greater credit risk exposure for the holders of such loans. Secured loans that are not first lien and loans that are unsecured share the same risks as other below investment grade instruments.

STRIPPED MORTGAGE SECURITIES

Stripped mortgage securities may be issued by Federal Agencies, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. Stripped mortgage securities not issued by Federal Agencies will be treated by the Portfolio as illiquid securities so long as the staff of the SEC maintains its position that such securities are illiquid. Stripped mortgage securities issued by Federal Agencies generally will be treated by the Portfolio as liquid securities under procedures adopted by the Portfolio and approved by the Portfolio’s Board.

Stripped mortgage securities usually are structured with two classes that receive different proportions of the interest and principal distribution of a pool of mortgage assets. A common type of stripped mortgage security will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). PO classes generate income through the accretion of the deep discount at which such securities are purchased, and, while PO classes do not receive periodic payments of interest, they receive monthly payments associated with scheduled amortization and principal prepayment from the mortgage assets underlying the PO class. The yield to maturity on a PO or an IO class security is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. A slower than expected rate of principal payments may have an adverse effect on a PO class security’s yield to maturity. If the underlying mortgage assets experience slower than anticipated principal repayment, the Portfolio may fail to fully recoup its initial investment in these securities. Conversely, a rapid rate of principal payments may have a material adverse effect on an IO class security’s yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments or principal, the Portfolio may fail to fully recoup its initial investment in these securities.

The Portfolio may purchase stripped mortgage securities for income, or for hedging purposes to protect the Portfolio against interest rate fluctuations. For example, since an IO class will tend to increase in value as interest rates rise, it may be utilized to hedge against a decrease in value of other fixed-income securities in a rising interest rate environment.

U.S. GOVERNMENT OBLIGATIONS

The Portfolio may invest in U.S. government obligations. U.S. government obligations are a type of bond. U.S. government obligations include securities issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities.

One type of U.S. government obligation, U.S. Treasury obligations, are backed by the full faith and credit of the U.S. Treasury and differ only in their interest rates, maturities, and times of issuance. U.S. Treasury bills have initial maturities of one year or less; U.S. Treasury notes have initial maturities of one to ten years; and U.S. Treasury bonds generally have initial maturities of greater than ten years.

Other U.S. government obligations are issued or guaranteed by agencies or instrumentalities of the U.S. government including, but not limited to, Federal National Mortgage Association (“Fannie Mae”), the Government National Mortgage Association (“Ginnie Mae”), the Small Business Administration, the Federal Farm Credit Administration, the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal Home Loan Banks (“FHLB”), Banks for Cooperatives (including the Central Bank for Cooperatives), the Federal Land Banks, the Federal Intermediate Credit Banks, the Tennessee Valley Authority, the Export-Import Bank of the United States, the Commodity Credit Corporation, the Federal Financing Bank, the Student Loan Marketing Association, the National Credit Union Administration and the Federal Agricultural Mortgage Corporation (Farmer Mac). Some obligations issued or guaranteed by U.S. government agencies and instrumentalities, including, for example, Ginnie Mae pass-through certificates, are supported by the full faith and credit of the U.S. Treasury. Other obligations issued by or guaranteed by federal agencies, such as those securities issued by Fannie Mae, are supported by the discretionary authority of the U.S. government to purchase certain obligations of the federal agency, while other obligations issued by or guaranteed by federal agencies, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Treasury. While the U.S. government provides financial support to such U.S. government-sponsored federal agencies, no assurance can be given that the U.S. government will always do so, since the U.S. government is not so obligated by law.

In September 2008, the U.S. Treasury announced a federal takeover of Fannie Mae and Freddie Mac, placing the two federal instrumentalities in conservatorship. Under the terms of the takeover, the U.S. Treasury agreed to acquire $1 billion of senior preferred stock of each instrumentality and obtained warrants for the purchase of common stock of each instrumentality. Under these SPAs, the U.S. Treasury has pledged to provide a limited amount of capital per instrumentality as needed, including the contribution of cash capital to the instrumentalities in the event their liabilities exceed their assets. In May 2009, the U.S. Treasury increased its maximum commitment to each instrumentality under the SPAs from $100 billion to $200 billion per instrumentality. In December 2009, the U.S. Treasury amended the SPAs to provide Fannie Mae and Freddie Mac with some additional flexibility to meet the requirement to reduce their mortgage portfolios. Also in December 2009, the U.S. Treasury further amended the SPAs to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in Fannie Mae’s and Freddie Mac’s net worth through the end of 2012. On August 17, 2012, the U.S. Treasury announced that it was again amending the Agreement to terminate the requirement that Fannie Mae and Freddie Mac each pay a 10% dividend annually on all amounts received under the funding commitment. Instead, they will transfer to the U.S. Treasury on a quarterly basis all profits earned during a quarter that exceed a capital reserve amount of $3 billion. It is believed that the amendment puts Fannie Mae and Freddie Mac in a better position to service their debt because the companies no longer have to borrow from the U.S. Treasury to make fixed dividend payments. As part of the terms, Fannie Mae and Freddie Mac also will be required to reduce their investment portfolios at an annual rate of 15% instead of the previous 10%, which puts each of them on track to cut their portfolios to a targeted $250 billion in 2018.

Fannie Mae and Freddie Mac are the subject of several continuing class action lawsuits and investigations by federal regulators over certain accounting, disclosure or corporate governance matters, which (along with any resulting financial restatements) may adversely affect the guaranteeing entities. Importantly, the future of the entities is in serious question as the U.S. government reportedly is considering multiple options, ranging from nationalization, privatization, consolidation, or abolishment of the entities.

U.S. REGISTERED SECURITIES OF FOREIGN ISSUERS

The Portfolio may purchase exchange-traded common stocks and exchange-traded preferred securities of foreign corporations, as well as U.S. registered, dollar-denominated bonds of foreign corporations, governments, agencies and supra-national entities. Investing in U.S. registered, dollar-denominated, securities issued by non-U.S. issuers involves some risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, and potential restrictions of the flow of international capital. Foreign companies may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions.

The Portfolio’s investments in common stock of foreign corporations may also be in the form of American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”) (collectively “Depositary Receipts”). Depositary Receipts are receipts, typically issued by a bank or trust company, which evidence ownership of underlying securities issued by a foreign corporation. For ADRs, the depository is typically a U.S. financial institution and the underlying securities are issued by a foreign issuer. For other Depositary Receipts, the depository may be a foreign or a U.S. entity, and the underlying securities may have a foreign or a U.S. issuer. Depositary Receipts will not necessarily be denominated in the same currency as their underlying securities. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designated for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world. The issuers of unsponsored ADRs are not obligated to disclose material information in the United States, and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the ADRs.

VARIABLE AND FLOATING RATE SECURITIES

Variable rate securities are instruments issued or guaranteed by entities such as (1) US government, or an agency or instrumentality thereof, (2) states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-states agencies or authorities, (3) corporations, (4) financial institutions, (5) insurance companies or (6) trusts that have a rate of interest subject to adjustment at regular intervals but less frequently than annually. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. The Portfolio may also purchase floating rate securities. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day US Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and fixed rate floating rate securities than on the market value of comparable fixed rate fixed income obligations. Thus, investing in variable and fixed rate floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed rate fixed income securities.

VARIABLE RATE DEMAND OBLIGATIONS

The Portfolio may invest in Variable Rate Demand Obligations (“VRDOs”). VRDOs are short-term tax exempt fixed income instruments whose yield is reset on a periodic basis. VRDO securities tend to be issued with long maturities of up to 30 or 40 years; however, they are considered short-term instruments because they include a put feature which coincides with the periodic yield reset. For example, a VRDO whose yield resets weekly will have a put feature that is exercisable upon seven days’ notice. VRDOs are put back to a bank or other entity that serves as a liquidity provider, who then tries to resell the VRDOs or, if unable to resell, holds them in its own inventory. VRDOs are generally supported by either a Letter of Credit or a Stand-by Bond Purchase Agreement to provide credit enhancement.

SPECIAL CONSIDERATIONS AND RISKS

A discussion of the risks associated with an investment in the Portfolio is contained in the Part A. The discussion below supplements, and should be read in conjunction with, the Part A.

GENERAL

Investment in the Portfolio should be made with an understanding that the value of the Portfolio’s portfolio securities may fluctuate in accordance with changes in the financial condition of the issuers of the portfolio securities, the value of securities generally and other factors.

An investment in the Portfolio should also be made with an understanding of the risks inherent in an investment in securities, including the risk that the financial condition of issuers may become impaired or that the general condition of the securities markets may deteriorate (either of which may cause a decrease in the value of the portfolio securities and thus in the value of Portfolio Interests). Securities are susceptible to general market fluctuations and to volatile increases and decreases in value as market confidence in and perceptions of their issuers change. These investor perceptions are based on various and unpredictable factors including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic and banking crises. Securities of issuers traded on exchanges may be suspended on certain exchanges by the issuers themselves, by an exchange or by government authorities. The likelihood of such suspensions may be higher for securities of issuers in emerging or less-developed market countries than in countries with more developed markets. Trading suspensions may be applied from time to time to the securities of individual issuers for reasons specific to that issuer, or may be applied broadly by exchanges or governmental authorities in response to market events. Suspensions may last for significant periods of time, during which trading in the securities and instruments that reference the securities, such as participatory notes (or “P-notes”) or other derivative instruments, may be halted.

Holders of common stocks incur more risk than holders of preferred stocks and debt obligations because common stockholders, as owners of the issuer, have generally inferior rights to receive payments from the issuer in comparison with the rights of creditors of, or holders of debt obligations or preferred stocks issued by, the issuer. Further, unlike debt securities which typically have a stated principal amount payable at maturity (whose value, however, will be subject to market fluctuations prior thereto), or preferred stocks which typically have a liquidation preference and which may have stated optional or mandatory redemption provisions, common stocks have neither a fixed principal amount nor a maturity. Common stock values are subject to market fluctuations as long as the common stock remains outstanding.

The principal trading market for some securities may be in the over-the-counter market. The existence of a liquid trading market for certain securities may depend on whether dealers will make a market in such securities. There can be no assurance that a market will be made or maintained or that any such market will be or remain liquid. The price at which securities may be sold and the value of the Portfolio’s Interests will be adversely affected if trading markets for the Portfolio’s portfolio securities are limited or absent or if bid/ask spreads are wide.

CONFLICTS OF INTEREST RISK

An investment in the Portfolio may be subject to a number of actual or potential conflicts of interest. For example, the Adviser or its affiliates may provide services to the Portfolio, such as securities lending agency services, custodial, administrative, bookkeeping, and accounting services, transfer agency and shareholder servicing, securities brokerage services, and other services for which the Portfolio would compensate the Adviser and/or such affiliates. The Portfolio may invest in other pooled investment vehicles sponsored, managed, or otherwise affiliated with the Adviser. There is no assurance that the rates at which the Portfolio pays fees or expenses to the Adviser or its affiliates, or the terms on which it enters into transactions with the Adviser or its affiliates, will be the most favorable available in the market generally or as favorable as the rates the Adviser makes available to other clients. Because of its financial interest, the Adviser may have an incentive to enter into transactions or arrangements on behalf of the Portfolio with itself or its affiliates in circumstances where it might not have done so in the absence of that interest.

TAX RISKS

As with any investment, you should consider how your investment in Portfolio Interests will be taxed. The tax information in Part A and Part B is provided as general information. You should consult your own tax professional about the tax consequences of an investment in Portfolio Interests.

Unless your investment in Portfolio Interests is made through a tax-exempt entity or tax-deferred retirement account, such as an individual retirement account, you need to be aware of the possible tax consequences when the Portfolio makes distributions or you sell Portfolio Interests.

INVESTMENT RESTRICTIONS

The Trust has adopted the following investment restrictions as fundamental policies with respect to the Portfolio. These restrictions cannot be changed with respect to the Portfolio without the approval of the holders of a majority of the Portfolio’s outstanding voting securities. For purposes of the 1940 Act, a majority of the outstanding voting securities of the Portfolio means the vote, at an annual or a special meeting of the security holders of the Trust, of the lesser of (1) 67% or more of the voting securities of the Portfolio present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Portfolio. Except with the approval of a majority of the outstanding voting securities, the Portfolio may not:

1.

Purchase securities of an issuer that would cause the Portfolio to fail to satisfy the diversification requirement for a diversified management company under the 1940 Act, the rules or regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time;

2.

Concentrate investments in a particular industry or group of industries, as concentration is defined under the 1940 Act, the Rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time;[1]

3.	Make loans to another person except as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over the Portfolio;

4.

Issue senior securities or borrow money except as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over the Portfolio;

5.

Invest directly in real estate unless the real estate is acquired as a result of ownership of securities or other instruments. This restriction shall not preclude the Portfolio from investing in companies that deal in real estate or in instruments that are backed or secured by real estate;

6.

Act as an underwriter of another issuer’s securities, except to the extent the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in connection with the Portfolio’s purchase and sale of portfolio securities; or

7.	Invest in commodities except as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over the Portfolio.

[1]	The SEC Staff considers concentration to involve more than 25% of a fund’s assets to be invested in an industry or group of industries.

In addition to the investment restrictions adopted as fundamental policies as set forth above, the Portfolio observes the following restrictions, which may be changed by the Board without an interestholder vote. The Portfolio will not:

1.

Invest in the securities of a company for the purpose of exercising management or control, provided that the Trust may vote the investment securities owned by the Portfolio in accordance with its views;

2.

Hold illiquid assets in excess of 15% of its net assets. An illiquid asset is any asset which may not be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the Portfolio has valued the investment;

3.

Under normal circumstances, invest less than 80% of its net assets (plus the amount of any borrowings for investment purposes) in senior loans or in investments substantially similar to or related to senior loans. Prior to any change this 80% investment policy, the Portfolio will provide interestholders with 60 days written notice.

If a percentage limitation is adhered to at the time of investment or contract, a later increase or decrease in percentage resulting from any change in value or total or net assets will not result in a violation of such restriction, except that the percentage limitations with respect to the borrowing of money and illiquid securities will be observed continuously. With respect to the limitation on borrowing, in the event that a subsequent change in net assets or other circumstances cause the Portfolio to exceed its limitation, the Portfolio will take steps to bring the aggregate amount of borrowing back within the limitations within three days thereafter (not including Sundays and holidays). With respect to the limitation on illiquid securities, in the event that a subsequent change in net assets or other circumstances cause the Portfolio to exceed its limitation, the Portfolio will take steps to bring the aggregate amount of illiquid instruments back within the limitations as soon as reasonably practicable.

The 1940 Act currently permits the Portfolio to loan up to 33 1/3% of its total assets. With respect to borrowing, the 1940 Act presently allows the Portfolio to: (1) borrow from any bank (including pledging, mortgaging or hypothecating assets) in an amount up to 33 1/3% of its total assets, (2) borrow money for temporary purposes in an amount not exceeding 5% of the value of each of the Portfolio’s and the fund’s total assets at the time of the loan, and (3) enter into reverse repurchase agreements. However, under normal circumstances any borrowings by the Portfolio will not exceed 10% of the Portfolio’s total assets. The 1940 Act generally prohibits funds from issuing senior securities, although it does not treat certain transactions as senior securities, such as certain borrowings, short sales, reverse repurchase agreements, firm commitment agreements and standby commitments, with appropriate earmarking or segregation of assets to cover such obligation. With respect to investments in commodities, the 1940 Act presently permits the Portfolio to invest in commodities in accordance with investment policies contained in its prospectus and SAI. Any such investment shall also comply with the CEA and the rules and regulations thereunder. The 1940 Act does not directly restrict an investment company’s ability to invest in real estate, but does require that every investment company have the fundamental investment policy governing such investments. The Portfolio will not purchase or sell real estate, except that the Portfolio may purchase marketable securities issued by companies that deal in real estate (including REITs) or in instruments that are backed or secured by real estate.

Disclosure of Portfolio Holdings

The Trust and the SSGA Active Trust have each adopted a policy regarding the disclosure of information about the respective Trust’s portfolio holdings. The respective Board must approve all material amendments to this policy. The funds’ or Portfolio’s portfolio holdings are publicly disseminated each day a fund or the Portfolio is open for business through financial reporting and news services including publicly accessible Internet web sites. Each Trust, the Adviser, the Sub-Adviser or State Street will not disseminate non-public information concerning either Trust, except information may be made available prior to its public availability: (i) to a party for a legitimate business purpose related to the day-to-day operations of the funds or the Portfolio, including (a) a service provider, (b) the stock exchanges upon which the funds are listed, (c) the NSCC, (d) the Depository Trust Company, and financial data/research companies such as Morningstar, Bloomberg L.P., and Reuters, or (ii) to any other party for a legitimate business or regulatory purpose, upon waiver or exception.

ITEM 17.	MANAGEMENT OF THE TRUST

Board Responsibilities. The management and affairs of the Trust and its series, including the Portfolio described in this Part B, are overseen by the Trustees. The Board has approved contracts, as described in this Part B, under which certain companies provide essential management services to the Trust.

Like most mutual funds, the day-to-day business of the Trust, including the management of risk, is performed by third party service providers, such as the Adviser, Sub-Advisers, Distributor, Administrator and Sub-Administrator. The Trustees are responsible for overseeing the Trust’s service providers and, thus, have oversight responsibility with respect to risk management performed by those service providers. Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of the Portfolio. The Portfolio and its service providers employ a variety of processes, procedures and controls to identify various of those possible events or circumstances, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each service provider is responsible for one or more discrete aspects of the Trust’s business (e.g., a Sub-Adviser is responsible for the day-to-day management of the Portfolio’s portfolio investments) and, consequently, for managing the risks associated with that business. The Board has emphasized to the Portfolio’s service providers the importance of maintaining vigorous risk management.

The Trustees’ role in risk oversight begins before the inception of the Portfolio, at which time the Portfolio’s Adviser and, if applicable, Sub-Adviser present the Board with information concerning the investment objectives, strategies and risks of the Portfolio, as well as proposed investment limitations for the Portfolio. Additionally, the Portfolio’s Adviser and Sub-Adviser provide the Board with an overview of, among other things, their investment philosophies, brokerage practices and compliance infrastructures. Thereafter, the Board continues its oversight function as various personnel, including the Trust’s Chief Compliance Officer, as well as personnel of the Adviser, Sub-Advisers and other service providers, such as the Portfolio’s independent accountants, make periodic reports to the Audit Committee or to the Board with respect to various aspects of risk management. The Board and the Audit Committee oversee efforts by management and service providers to manage risks to which the Portfolio may be exposed.

The Board is responsible for overseeing the nature, extent and quality of the services provided to the Portfolio by the Adviser and Sub-Adviser and receives information about those services at its regular meetings. In addition, on an annual basis, in connection with its consideration of whether to renew the Investment Advisory Agreement and Sub-Advisory Agreement with the Adviser and Sub-Adviser, respectively, the Board meets with the Adviser and Sub-Adviser to review such services. Among other things, the Board regularly considers the Adviser’s and Sub-Adviser’s adherence to the Portfolio’s investment restrictions and compliance with various Portfolio policies and procedures and with applicable securities regulations. The Board also reviews information about the Portfolio’s investments.

The Trust’s Chief Compliance Officer reports regularly to the Board to review and discuss compliance issues. At least annually, the Trust’s Chief Compliance Officer provides the Board with a report reviewing the adequacy and effectiveness of the Trust’s policies and procedures and those of its service providers, including the Adviser and any Sub-Adviser. The report addresses the operation of the policies and procedures of the Trust and each service provider since the date of the last report; any material changes to the policies and procedures since the date of the last report; any recommendations for material changes to the policies and procedures; and any material compliance matters since the date of the last report.

The Board receives reports from the Portfolio’s service providers regarding operational risks and risks related to the valuation and liquidity of portfolio securities. Regular reports are made to the Board concerning investments for which market quotations are not readily available. Annually, the independent registered public accounting firm reviews with the Audit Committee its audit of the Portfolio’s financial statements, focusing on major areas of risk encountered by the Portfolio and noting any significant deficiencies or material weaknesses in the Portfolio’s internal controls. Additionally, in connection with its oversight function, the Board oversees Portfolio management’s implementation of disclosure controls and procedures, which are designed to ensure that information required to be disclosed by the Trust in its periodic reports with the SEC are recorded, processed, summarized, and reported within the required time periods. The Board also oversees the Trust’s internal controls over financial reporting, which comprise policies and procedures designed to provide reasonable assurance regarding the reliability of the Trust’s financial reporting and the preparation of the Trust’s financial statements.

From their review of these reports and discussions with the Adviser and Sub-Adviser, the Chief Compliance Officer, the independent registered public accounting firm and other service providers, the Board and the Audit Committee learn in detail about the material risks of the Portfolio, thereby facilitating a dialogue about how management and service providers identify and mitigate those risks.

The Board recognizes that not all risks that may affect the Portfolio can be identified and/or quantified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Portfolio’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Trustees as to risk management matters are typically summaries of the relevant information. Most of the Portfolio’s investment management and business affairs are carried out by or through the Portfolio’s Adviser, Sub-Adviser and other service providers, each of which has an independent interest in risk management but whose policies and the methods by which one or more risk management functions are carried out may differ from the Portfolio’s and each other’s in the setting of priorities, the resources available or the effectiveness of relevant controls. As a result of the foregoing and other factors, the Board’s ability to monitor and manage risk, as a practical matter, is subject to limitations.

Trustees and Officers. There are seven members of the Board of Trustees, six of whom are not interested persons of the Trust, as that term is defined in the 1940 Act (“Independent Trustees”). Frank Nesvet, an Independent Trustee, serves as Chairman of the Board. The Board has determined its leadership structure is appropriate given the specific characteristics and circumstances of the Trust. The

Board made this determination in consideration of, among other things, the fact that the Independent Trustees constitute a super-majority (greater than 75%) of the Board, the fact that the chairperson of each Committee of the Board is an Independent Trustee, the amount of assets under management in the Trust, and the number of funds (and classes of shares) overseen by the Board. The Board also believes that its leadership structure facilitates the orderly and efficient flow of information to the Independent Trustees from fund management.

The Board of Trustees has two standing committees: the Audit Committee and Trustee Committee. The Audit Committee and Trustee Committee are each chaired by an Independent Trustee and composed of all of the Independent Trustees.

Set forth below are the names, year of birth, position with the Trust, length of term of office, and the principal occupations during the last five years and other directorships held of each of the persons currently serving as a Trustee or Officer of the Trust.

TRUSTEES

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH FUNDS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE†	OTHER DIRECTORSHIPS HELD BY TRUSTEE DURING THE PAST 5 YEARS

INDEPENDENT TRUSTEES

FRANK NESVET c/o SSGA Master Trust One Iron Street Boston, MA 02210 1943	Independent Trustee, Chairman, Trustee Committee Chair	Term: Unlimited Served: since March 2011	Retired.	125	None.

BONNY EUGENIA BOATMAN c/o SSGA Master Trust One Iron Street Boston, MA 02210 1950	Independent Trustee	Term: Unlimited Served: since March 2011	Retired.	125	None.

DWIGHT D. CHURCHILL c/o SSGA Master Trust One Iron Street Boston, MA 02210 1953	Independent Trustee	Term: Unlimited Served: since March 2011	Self-employed consultant since 2010; CEO and President, CFA Institute (June 2014—January 2015).	125	Affiliated Managers Group, Inc. (Director).

CLARE S. RICHER c/o SSGA Active Trust One Iron Street Boston, MA 02210 1958	Independent Trustee	Term: Unlimited Served: since July 2018	Chief Financial Officer, Putnam Investments LLC (December 2008—May 2017).	125	Putnam Acquisition Financing Inc. (Director); Putnam Acquisition Financing LLC (Director); Putnam GP Inc. (Director); Putnam Investor Services, Inc. (Director); Putnam Investments Limited (Director); University of Notre Dame (Trustee).

SANDRA G. SPONEM c/o SSGA Active Trust One Iron Street Boston, MA 02210 1958	Independent Trustee	Term: Unlimited Served: since July 2018	Chief Financial Officer, M.A. Mortenson Companies, Inc. (February 2007—April 2017).	125	Guggenheim / Rydex Funds (Trustee).
CARL G. VERBONCOEUR c/o SSGA Master Trust One Iron Street Boston, MA 02210 1952	Independent Trustee, Audit Committee Chair	Term: Unlimited Served: since March 2011	Self-employed consultant since 2009.	125	The Motley Fool Funds Trust (Trustee).

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH FUNDS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE†	OTHER DIRECTORSHIPS HELD BY TRUSTEE DURING THE PAST 5 YEARS

INTERESTED TRUSTEE	—	—	—		—

JAMES E. ROSS* SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 1965	Interested Trustee	Term: Unlimited Served as Trustee: since March 2011	Chairman and Director, SSGA Funds Management, Inc. (2005—present); Executive Vice President, State Street Global Advisors (2012—present); Chief Executive Officer and Director, State Street Global Advisors Funds Distributors, LLC (May 2017—present); Director, State Street Global Markets, LLC (2013—April 2017); President, SSGA Funds Management, Inc. (2005—2012), Principal, State Street Global Advisors (2000—2005).	196	SSGA SPDR ETFs Europe I plc (Director) (November 2016—present); SSGA SPDR ETFs Europe II plc (Director) (November 2016—present).

†

For the purpose of determining the number of portfolios overseen by the Trustees, “Fund Complex” comprises registered investment companies for which SSGA Funds Management, Inc. serves as investment adviser.

*

Mr. Ross is an Interested Trustee because of his employment with the Adviser and ownership interest in an affiliate of the Adviser. Mr. Ross previously served as an interested Trustee from November 2005 to December 2009.

OFFICERS

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH FUNDS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING THE PAST 5 YEARS

ELLEN M. NEEDHAM SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 1967	President	Term: Unlimited Served: since October 2012	President and Director, SSGA Funds Management, Inc. (2001—present)*; Senior Managing Director, State Street Global Advisors (1992—present)*; Director, State Street Global Advisors Funds Distributors, LLC (May 2017—present).

ANN M. CARPENTER SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 1966	Vice President; Deputy Treasurer	Term: Unlimited Served: since August 2012 (with respect to Vice President); Unlimited Served: since February 2016 (with respect to Deputy Treasurer)	Chief Operating Officer, SSGA Funds Management, Inc. (2005—Present)*; Managing Director, State Street Global Advisors (2005—present).*

MICHAEL P. RILEY SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 1969	Vice President	Term: Unlimited Served: since March 2011	Managing Director, State Street Global Advisors (2005—present).*

JOSHUA A. WEINBERG SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 1978	Chief Legal Officer	Term: Unlimited Served: since February 2015	Managing Director and Managing Counsel, State Street Global Advisors (2011—present); Clerk, SSGA Funds Management, Inc. (2013—present); Associate, Financial Services Group, Dechert LLP (2006—2011).

JESSE D. HALLEE State Street Bank and Trust Company 100 Summer Street, SUM0703 Boston, MA 02111 1976	Secretary	Term: Unlimited Served: since August 2017	Vice President and Senior Counsel, State Street Bank and Trust Company (2013—present); Vice President and Counsel, Brown Brothers Harriman & Co. (2007—2013).**

ESTEFANIA SALOMON State Street Bank and Trust Company 100 Summer Street, SUM0703 Boston, MA 02111 1983	Assistant Secretary	Term: Unlimited Served: since May 2018	Assistant Vice President and Associate Counsel, State Street Bank and Trust Company (2018—present); Senior Compliance Consultant, AdvisorAssist, LLC (2017); Attorney, Commonwealth of Massachusetts, Securities Division (2014—2017).

BRUCE S. ROSENBERG SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 1961	Treasurer	Term: Unlimited Served: since February 2016	Managing Director, State Street Global Advisors and SSGA Funds Management, Inc. (July 2015—present); Director, Credit Suisse (April 2008—July 2015).

CHAD C. HALLETT SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 1969	Deputy Treasurer	Term: Unlimited Served: since February 2016	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (November 2014—present); Vice President, State Street Bank and Trust Company (2001—November 2014).*

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH FUNDS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING THE PAST 5 YEARS

DARLENE ANDERSON—VASQUEZ SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 1968	Deputy Treasurer	Term: Unlimited Served: since November 2016	Managing Director, State Street Global Advisors and SSGA Funds Management, Inc. (May 2016—present); Senior Vice President, John Hancock Investments (September 2007—May 2016).

ARTHUR A. JENSEN SSGA Funds Management, Inc. 1600 Summer Street Stamford, CT 06905 1966	Deputy Treasurer	Term: Unlimited Served: since August 2017	Vice President at State Street Global Advisors (July 2016—present); Deputy Treasurer of Elfun Funds (July 2016—present); Treasurer of State Street Institutional Funds, State Street Variable Insurance Series Funds, Inc. and GE Retirement Savings Plan Funds (June 2011—present); Treasurer of Elfun Funds (June 2011—July 2016); Mutual Funds Controller of GE Asset Management Incorporated (April 2011—July 2016); Senior Vice President at Citigroup (2008—2010); Vice President at JPMorgan (2005 – 2008).

DANIEL FOLEY SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 1972	Assistant Treasurer	Term: Unlimited Served: since February 2016	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (April 2007—present).*

DANIEL G. PLOURDE SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 1980	Assistant Treasurer	Term: Unlimited Served: since May 2017	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (May 2015—present); Officer, State Street Bank and Trust Company (March 2009—May 2015).

SUJATA UPRETI SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 1974	Assistant Treasurer	Term: Unlimited Served: since February 2016	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (May 2015—present); Assistant Director, Cambridge Associates, LLC (July 2014—January 2015); Vice President, Bank of New York Mellon (July 2012—August 2013); Manager, PricewaterhouseCoopers, LLP (September 2003—July 2012).

BRIAN HARRIS SSGA Funds Management, Inc. State Street Financial Center One Iron Street Boston, MA 02210 1973	Chief Compliance Officer; Anti-Money Laundering Officer; Code of Ethics Compliance Officer	Term: Unlimited Served: since November 2013	Managing Director, State Street Global Advisors and SSGA Funds Management, Inc. (June 2013—present)*; Senior Vice President and Global Head of Investment Compliance, BofA Global Capital Management (2010—2013).

*	Served in various capacities and/or with various affiliated entities during noted time period.
**

Served in various capacities and/or with unaffiliated mutual funds or closed-end funds for which State Street Bank and Trust Company or its affiliates act as a provider of services during the noted time period.

Individual Trustee Qualifications

The Board has concluded that each of the Trustees should serve on the Board because of his or her ability to review and understand information about the Portfolio provided to him or her by management, to identify and request other information he or she may deem relevant to the performance of his or her duties, to question management and other service providers regarding material factors bearing on the management and administration of the Portfolio, and to exercise his or her business judgment in a manner that serves the best interests of the Portfolio’s interestholders. The Board has concluded that each of the Trustees should serve as a Trustee based on his or her own experience, qualifications, attributes and skills as described below.

The Board has concluded that Mr. Nesvet should serve as Trustee because of the experience he has gained serving as the Chief Executive Officer of a financial services consulting company, serving on the boards of other investment companies, and serving as chief financial officer of a major financial services company; his knowledge of the financial services industry, and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since 2000.

The Board has concluded that Ms. Boatman should serve as Trustee because of the experience she gained serving as Managing Director of the primary investment division of one of the nation’s leading financial institutions, her knowledge of the financial services industry and the experience she has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since April 2010.

The Board has concluded that Mr. Churchill should serve as Trustee because of the experience he gained serving as Head of the Fixed Income Division of one of the nation’s leading mutual fund companies and provider of financial services, his knowledge of the financial services industry and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since April 2010.

The Board has concluded that Mr. Verboncoeur should serve as Trustee because of the experience he gained serving as the Chief Executive Officer of a large financial services and investment management company, his knowledge of the financial services industry and his experience serving on the boards of other investment companies, including SPDR Index Shares Funds and SPDR Series Trust since April 2010.

The Board has concluded that Ms. Richer should serve as Trustee because of the experience she gained serving as the Chief Financial Officer of a large financial services and investment management company, her knowledge of the financial services industry and her experience serving on the board of a major educational institution. Ms. Richer was appointed to serve as Trustee of the Trust in July 2018.

The Board has concluded that Ms. Sponem should serve as Trustee because of the experience she gained serving as the Chief Financial Officer of a large financial services company, her knowledge of the financial services industry and her experience serving on the board of another investment company. Ms. Sponem was appointed to serve as Trustee of the Trust in July 2018.

The Board has concluded that Mr. Ross should serve as Trustee because of the experience he has gained in his various roles with the Adviser, his knowledge of the financial services industry, and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since 2005 (Mr. Ross did not serve as Trustee of SPDR Index Shares Funds or SPDR Series Trust from December 2009 until April 2010).

In its periodic assessment of the effectiveness of the Board, the Board considers the complementary individual skills and experience of the individual Trustees primarily in the broader context of the Board’s overall composition so that the Board, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the Portfolio.

Standing Committees

The Board of Trustees has established various committees to facilitate the timely and efficient consideration of various matters of importance to Independent Trustees, the Trust, and the Trust’s interest holders and to facilitate compliance with legal and regulatory requirements. Currently, the Board has created an Audit Committee and Trustee Committee.

Audit Committee. The Board has an Audit Committee consisting of all Independent Trustees. Mr. Verboncoeur serves as Chair. The Audit Committee meets with the Trust’s independent auditors to review and approve the scope and results of their professional services; to review the procedures for evaluating the adequacy of the Trust’s accounting controls; to consider the range of audit fees; and to make recommendations to the Board regarding the engagement of the Trust’s independent auditors. The Audit Committee met four (4) times during the fiscal year ended June 30, 2018.

Trustee Committee. The Board has established a Trustee Committee consisting of all Independent Trustees. Mr. Nesvet serves as Chair. The responsibilities of the Trustee Committee are to: 1) nominate Independent Trustees; 2) review on a periodic basis the governance structures and procedures of the Portfolio; 3) review proposed resolutions and conflicts of interest that may arise in the business of the Portfolio and may have an impact on the investors of the Portfolio; 4) select any independent counsel of the independent trustees as well as make determinations as to that counsel’s independence; 5) review matters that are referred to the Committee by the Chief Legal Officer or other counsel to the Trust; and 6) provide general oversight of the Portfolio on behalf of the investors of the Portfolio. The Trustee Committee does not have specific procedures in place with respect to the consideration of nominees recommended by security holders, but may consider such nominees in the event that one is recommended. The Trustee Committee met four (4) times during the fiscal year ended June 30, 2018.

Ownership of Fund Shares

As of December 31, 2017, none of the Independent Trustees or their immediate family members had any ownership of securities of the Adviser, Sub-Adviser or any person directly or indirectly controlling, controlled by, or under common control with the Adviser or Sub-Adviser, except as noted below:

Name of Trustee	Relationship	Company	Title of Class	Value of Securities	Percent of Class
Clare S. Richer	Self	State Street Corporation, parent company of the Adviser and Distributor	Common	$38,134	<1%

The following table shows, as of December 31, 2017, the amount of equity securities beneficially owned by each Trustee in the Trust.

	Dollar Range of Equity Securities in the Portfolio	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
NAME OF INDEPENDENT TRUSTEE
Frank Nesvet	None	None
Bonny Boatman	None	None
Dwight Churchill	None	Over $100,000
Clare Richer	None	None
Sandra Sponem	None	$50,001 to $100,000
Carl Verboncoeur	None	$10,001 to $50,000
NAME OF INTERESTED TRUSTEE
James E. Ross	None	Over $100,000

Trustee Compensation

No officer, director or employee of the Adviser, its parent or subsidiaries receives any compensation from the Trust for serving as an officer or Trustee of the Trust. The Trust, SSGA Active Trust, SPDR Series Trust and SPDR Index Shares Funds (together with the Trust, the “Trusts”) pay, in the aggregate, each Independent Trustee an annual fee of $245,000 plus $10,000 per in-person meeting attended and $1,250 for each telephonic or video conference meeting attended. The Chairman of the Board receives an additional annual fee of $60,000 and the Chairman of the Audit Committee receives an additional annual fee of $30,000. Prior to July 1, 2018, each Independent Trustee received an annual fee of $230,000 plus $10,000 per in-person meeting attended and $1,250 for each telephonic or video conference meeting attended. The Chairman of the Board received an additional annual fee of $50,000 and the Chairman of the Audit Committee received an additional annual fee of $20,000. The Trust also reimburses each Independent Trustee for travel and other out-of-pocket expenses incurred by him/her in connection with attending such meetings and in connection with attending industry seminars and meetings. Trustee fees are allocated between the Trusts and each of their respective series in such a manner as deemed equitable, taking into consideration the relative net assets of the series.

The table below shows the compensation that the Independent Trustees received during the Trust’s fiscal year ended June 30, 2018.

NAME OF INDEPENDENT TRUSTEE	AGGREGATE COMPENSATION FROM THE TRUST		PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF TRUST EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM THE TRUST AND FUND COMPLEX PAID TO TRUSTEES(1)
Frank Nesvet		$30,805	N/A	N/A		$345,000
Bonny Boatman		$26,363	N/A	N/A		$295,000
Dwight Churchill		$26,363	N/A	N/A		$295,000
David M. Kelly(2)		$23,321	N/A	N/A		$260,000
Clare Richer(3)	$	N/A	N/A	N/A	$	N/A
Sandra Sponem(3)	$	N/A	N/A	N/A	$	N/A
Carl Verboncoeur		$28,140	N/A	N/A		$315,000

(1)	The Fund Complex includes the Trust.
(2)	Effective August 22, 2018, Mr. Kelly resigned from his position as Trustee and no longer serves as a trustee to the Trust.
(3)	Trustee was appointed to the Board as of July 1, 2018, and therefore did not receive any compensation from the Fund Complex for the fiscal year ended June 30, 2018.

Codes of Ethics

The Trust, the Adviser and the Sub-Advisers each have adopted a code of ethics under Rule 17j-1 of the 1940 Act, which is designed to prevent affiliated persons of the Trust, the Adviser and the Sub-Adviser from engaging in deceptive, manipulative or fraudulent activities in connection with securities held or to be acquired by the Portfolio (which may also be held by persons subject to the codes of ethics). Each Code of Ethics permits personnel, subject to that Code of Ethics, to invest in securities for their personal investment accounts, subject to certain limitations, including securities that may be purchased or held by the Portfolio.

There can be no assurance that the codes of ethics will be effective in preventing such activities. Each code of ethics, filed as exhibits to this registration statement, may be examined at the office of the SEC in Washington, D.C. or on the Internet at the SEC’s website at http://www.sec.gov.

PROXY VOTING PROCEDURES

The Board of Trustees of the Trust believes that the voting of proxies on securities held by the Portfolio is an important element of the overall investment process. As such, the Board has delegated the responsibility to vote such proxies to GSO / Blackstone Debt Funds Management LLC (“GSO / Blackstone”) GSO / Blackstone’s proxy voting policies are attached at the end of this Part B. Information regarding how the Portfolio voted proxies relating to its portfolio securities during the most recent twelve-month period ended June 30 is available: (1) without charge by calling 1-866-787-2257; (2) on the Portfolio’s website at www.spdrs.com; and (3) on the SEC’s website at http://www.sec.gov.

ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Persons or organizations owning 25% or more of the outstanding interests of the Portfolio may be presumed to “control” (as that term is defined in the 1940 Act) the Portfolio. As a result, these persons or organizations could have the ability to approve or reject those matters submitted to the interestholders of the Portfolio for their approval.

As of October 5, 2018, to the knowledge of the Trust, no persons held of record or beneficially through one or more accounts 25% or more of the outstanding interests of the Portfolio.

As of October 5, 2018, to the knowledge of the Trust, the following persons held of record or beneficially through one or more accounts 5% or more of the outstanding interests of the Portfolio.

Portfolio	Name and Address	Percentage of Ownership
Blackstone / GSO Senior Loan Portfolio	SPDR Blackstone / GSO Senior Loan ETF LPL Financial Corporation 4707 Executive Drive San Diego, CA 92121	10.21%
	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	9.98%
	State Street Bank and Trust Company 1776 Heritage Drive North Quincy, MA 02171	9.96%
	TD Ameritrade Clearing, Inc. 4211 South 102nd Street Omaha, NE 68127	8.28%

Portfolio	Name and Address	Percentage of Ownership
	Morgan Stanley Smith Barney LLC 1 Harborside Financial Center, Plaza II Jersey City, NJ 07311	6.55%
	National Financial Services Corporation 200 Liberty Street New York, NY 10281	5.98%
	The Bank of New York Mellon One Wall Street, 5th Floor New York, NY 10286	5.88%

The Trustees and Officers of the Trust, as a group, own less than 1% of the Trust’s voting securities as of the date of this Part B.

ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES

Investment Advisory Agreement

SSGA FM acts as investment adviser to the Trust and, subject to the oversight of the Board, is responsible for the investment management of the Portfolio. As of June 30, 2018, the Adviser managed approximately $500.45 billion in assets. The Adviser’s principal address is One Iron Street, Boston, Massachusetts 02210. The Adviser, a Massachusetts corporation, is a wholly-owned subsidiary of State Street Global Advisors, Inc., which is itself a wholly-owned subsidiary of State Street Corporation, a publicly held financial holding company. State Street Global Advisors (“SSGA”), consisting of the Adviser and other investment advisory affiliates of State Street Corporation, is the investment management arm of State Street Corporation.

The Adviser serves as investment adviser to the Portfolio pursuant to an investment advisory agreement (“Investment Advisory Agreement”) between the Trust and the Adviser. The Investment Advisory Agreement, with respect to the Portfolio, continues in effect for two years from its effective date, and thereafter is subject to annual approval by (1) the Board or (2) vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, provided that in either event such continuance also is approved by a majority of the Board who are not interested persons (as defined in the 1940 Act) of the Trust by a vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement with respect to the Portfolio is terminable without penalty, on 60 days’ notice, by the Board or by a vote of the holders of a majority (as defined in the 1940 Act) of the Portfolio’s outstanding voting securities. The Investment Advisory Agreement is also terminable upon 90 days’ notice by the Adviser and will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Under the Investment Advisory Agreement, the Adviser, subject to the oversight of the Board and in conformity with the stated investment policies of the Portfolio, manages the investment of the Portfolio’s assets. The Adviser is responsible for placing purchase and sale orders and providing continuous supervision of the investment portfolio of the Portfolio. Pursuant to the Investment Advisory Agreement, the Trust has agreed to indemnify the Adviser for certain liabilities, including certain liabilities arising under the federal securities laws, unless such loss or liability results from (a) willful misfeasance, bad faith or gross negligence in the performance of its duties; (b) the reckless disregard of its obligations and duties; or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

Under the Advisory Agreement, the Adviser performs certain oversight and supervisory functions with respect to GSO / Blackstone as sub-adviser to the Portfolio, including: (i) conduct periodic analysis and review of the performance by GSO / Blackstone of their obligations to the Portfolio and provide periodic reports to the Board regarding such performance; (ii) review any changes to GSO / Blackstone ownership, management, or personnel responsible for performing their obligations to the Portfolio and make appropriate reports to the Board; (iii) perform periodic due diligence meetings with representatives of GSO / Blackstone; and (iv) assist the Board and management of the Trust, as applicable, concerning the initial approval, continued retention or replacement of GSO / Blackstone as sub-advisers to the Portfolio.

A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement regarding the Portfolio can be found in the Trust’s Annual Report to Shareholders dated June 30, 2018.

For the services provided to the Portfolio under the Investment Advisory Agreement, the Portfolio pays the Adviser monthly fees based on a percentage of the Portfolio’s average daily net assets as set forth in the Portfolio’s Part A. The Adviser pays all expenses of the Portfolio other than the management fee, acquired fund fees and expenses, brokerage, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), litigation expenses and other extraordinary expenses. The Adviser may, from time to time, waive all or a portion of its fee, although it does not currently intend to do so.

For the past three fiscal years ended June 30, the Portfolio paid the following amounts to the Adviser:

PORTFOLIO	FISCAL YEAR ENDED JUNE 30, 2018	FISCAL YEAR ENDED JUNE 30, 2017	FISCAL YEAR ENDED JUNE 30, 2016
Blackstone / GSO Senior Loan Portfolio	$7,194,761	$3,567,543	$2,250,290

Investment Sub-Advisory Agreement

Pursuant to the Advisory Agreement between the Trust and the Adviser, the Adviser is authorized to engage one or more sub-advisers for the performance of any of the services contemplated to be rendered by the Adviser. The Adviser has retained GSO / Blackstone, as Sub-Adviser, to be responsible for the day to day management of the Portfolio’s investments, subject to supervision of the Adviser and the Board while the Adviser will provide administrative, compliance and general management services to the Portfolio. GSO / Blackstone is a wholly-owned subsidiary of GSO Capital Partners LP (collectively with its affiliates, “GSO”). GSO is the credit platform of The Blackstone Group L.P. (collectively with its affiliates, “Blackstone”). Blackstone is a leading manager of private capital and provider of financial advisory services. It is one of the largest independent managers of private capital in the world, with assets under management of over $430 billion as of June 30, 2018. As of June 30, 2018, GSO’s asset management operations had aggregate assets under management of approximately $92 billion across multiple strategies within the leveraged finance marketplace, including Senior Loans, high yield bonds, distressed and mezzanine debt. GSO / Blackstone’s principal business address is 345 Park Avenue, 31st Floor, New York, New York 10154.

A discussion regarding the basis for the Board’s approval of the Sub-Advisory Agreement can be found in the Trust’s Annual Report to Shareholders dated June 30, 2018.

In accordance with the Sub-Advisory Agreement between the Adviser and GSO / Blackstone, the Adviser will pay GSO / Blackstone a portion of the advisory fee paid by the Portfolio to the Adviser (after deducting the applicable operating expenses of the Portfolio). The Portfolio is not responsible for the fees paid to the Sub-Adviser.

THE ADMINISTRATOR, SUB-ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT

Administrator. SSGA FM serves as the administrator to each series of the Trust, pursuant to an Administration Agreement dated June 1, 2015 (the “SSGA Administration Agreement”). Pursuant to the SSGA Administration Agreement, SSGA FM is obligated to continuously provide business management services to the Trust and its series and will generally, subject to the general oversight of the Trustees and except as otherwise provided in the SSGA Administration Agreement, manage all of the business and affairs of the Trust.

Sub-Administrator, Custodian and Transfer Agent. State Street serves as the sub-administrator to each series of the Trust, pursuant to a Sub-Administration Agreement dated June 1, 2015 (the “Sub-Administration Agreement”). Under the Sub-Administration Agreement, State Street is obligated to provide certain administrative services to the Trust and its series. State Street is a wholly owned subsidiary of State Street Corporation, a publicly held financial holding company, and is affiliated with the Adviser. State Street’s mailing address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

State Street also serves as Custodian for the Trust’s series pursuant to a custodian agreement (“Custodian Agreement”). As Custodian, State Street holds fund assets, calculates the net asset value of the Portfolio Interests and calculates net income and realized capital gains or losses. State Street and the Trust will comply with the self-custodian provisions of Rule 17f-2 under the 1940 Act.

State Street also serves as Transfer Agent for each series of the Trust pursuant to a transfer agency agreement (“Transfer Agency Agreement”).

Compensation.

As compensation for its services provided under the SSGA Administration Agreement, SSGA FM shall receive fees for the services, calculated based on the average aggregate net assets of the Portfolio, which are accrued daily and paid monthly out of its management fee.

As compensation for its services under the Sub-Administration Agreement, the Custodian Agreement, and the Transfer Agency Agreement, State Street shall receive an annual fixed fee per Portfolio. In addition, State Street shall receive global safekeeping and transaction fees, which are calculated on a per-country basis, in-kind creation (purchase) and redemption transaction fees (as described below) and revenue on certain cash balances. State Street may be reimbursed by the series of the Trust for its out-of-pocket expenses. The Investment Advisory Agreement provides that the Adviser will pay certain operating expenses of the Trust, including the fees due to State Street under the Custodian Agreement and the Transfer Agency Agreement

SECURITIES LENDING ACTIVITIES

The Trust’s Board has approved the Portfolio’s participation in a securities lending program. Under the securities lending program, the Portfolio has retained State Street to serve as the securities lending agent. The Portfolio did not engage in securities lending activities during the fiscal year ended June 30, 2018.

Counsel and Independent Registered Public Accounting Firm

Morgan, Lewis & Bockius LLP, 1111 Pennsylvania Avenue NW, Washington, DC 20004, serves as counsel to the Trust. Ernst & Young LLP, located at 200 Clarendon Street, Boston, MA 02116, serves as the independent registered public accounting firm for the Trust. Ernst & Young LLP performs annual audits of the Portfolio’s financial statements and provides other audit, tax and related services.

ITEM 20.	PORTFOLIO MANAGERS

GSO / Blackstone manages the Portfolio, using a team of investment professionals. The professionals primarily responsible for the day-to-day portfolio management of the Portfolio are:

Portfolio	Portfolio Managers
Blackstone / GSO Senior Loan Portfolio	Daniel T. McMullen and Gordon McKemie

The following table lists the number and types of accounts managed by each of the key professionals involved in the day-to-day portfolio management for the Portfolio and assets under management in those accounts as of June 30, 2018. The Portfolio Managers, who are also members of the Portfolio’s Investment Committee, are primarily responsible for the day-to-day portfolio management of the Portfolio. The other members of the Portfolio’s Investment Committee have oversight responsibilities for the investments made by the Portfolio.

Portfolio Manager and Member of the Investment Committee	Registered Investment Company Accounts	Assets Managed (billions)*	Other Pooled Investment Vehicle Accounts	Assets Managed (billions)*	Other** Accounts	Assets Managed (billions)*	Total Assets Managed (billions)
Daniel T. McMullen	1	$3.19	3	$2.95	18	$6.44	$12.58
Gordon McKemie	4	$5.13	0	$0.00	0	$0.00	$5.13

*	There are no performance-based fees associated with these accounts.
**	Separately Managed Accounts.

The following table lists the dollar range of Portfolio Interests beneficially owned by portfolio managers listed above as of June 30, 2018:

Portfolio Manager	Dollar Range of Trust Shares Beneficially Owned
Daniel T. McMullen	None
Gordon McKemie	$1-$10,000

Compensation. The Sub-Adviser’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary and a discretionary bonus.

Base Compensation. Generally, portfolio managers receive base compensation and employee benefits based on their individual seniority and/or their position with the firm.

Discretionary Compensation. In addition to base compensation, portfolio managers may receive discretionary compensation. Discretionary compensation is based on individual seniority, contributions to the Sub-Adviser and performance of the client assets that the portfolio manager has primary responsibility for. These compensation guidelines are structured to closely align the interests of employees with those of the Sub-Adviser and its clients.

GSO Potential Conflicts of Interest.

The purchase of Shares in the Portfolio involves a number of significant risks that should be considered before making any investment. The Portfolio and interestholders will be subject to a number of actual and potential conflicts of interest involving Blackstone and GSO (together, the “Firm”). In addition, as a consequence of Blackstone holding a controlling interest in GSO and Blackstone’s status as a public company, the officers, directors, members, managers and employees of GSO will take into account certain additional considerations and other factors in connection with the management of the business and affairs of the Portfolio that would not necessarily be taken into account if Blackstone were not a public company. The following discussion enumerates certain, but not all, potential conflicts of interest that should be carefully evaluated before making an investment in the Portfolio, but is not intended to be an exclusive list of all such conflicts. The Firm and its personnel may in the future engage in further activities that may result in additional conflicts of interest not addressed below. Any references to the Firm, GSO, Blackstone or GSO / Blackstone in this section will be deemed to include their respective affiliates, partners, members, shareholders, officers, directors and employees, except that portfolio companies of managed clients shall only be included to the extent the context shall require and references to GSO affiliates shall only be to affiliates operating as a part of Blackstone’s credit focused business group.

Broad and Wide-Ranging Activities. The Firm engages in a broad spectrum of activities. In the ordinary course of its business activities, the Firm will engage in activities where the interests of certain divisions of the Firm or the interests of its clients will conflict with the interests of the interestholders in the Portfolio. Other present and future activities of the Firm will give rise to additional conflicts of interest. In the event that a conflict of interest arises, GSO / Blackstone will attempt to resolve such conflict in a fair and equitable manner, subject to the limitations of the 1940 Act. Interestholders should be aware that conflicts will not necessarily be resolved in favor of the Portfolio’s interests.

The Firm’s Policies and Procedures. Certain policies and procedures implemented by the Firm to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions will from time to time reduce the synergies across the Firm’s various businesses that the Portfolio expects to draw on for purposes of pursuing attractive investment opportunities. Because the Firm has many different asset management and advisory businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, the Firm has implemented certain policies and procedures (e.g., information walls) that reduce the positive synergies that GSO may utilize for purposes of managing the Portfolio. For example, the Firm will from time to time come into possession of material non-public information with respect to companies in which the Portfolio may be considering making an investment or companies that are the Firm’s advisory clients. As a consequence, that information, which could be of benefit to the Portfolio, is likely to be restricted to those other businesses of the Firm and otherwise be unavailable to the Portfolio, and will also restrict the Portfolio’s investment opportunities. Additionally, the operations of the Firm’s policies may restrict or otherwise limit the Portfolio from entering into agreements with, or related to, companies that either are advisory clients of the Firm or in which any other registered investment companies, investment funds, client accounts or proprietary accounts that GSO or Blackstone may establish and that are advisory clients of GSO or Blackstone (collectively, the “Other Clients”) have invested or have considered making an investment. Furthermore, there will be circumstances in which affiliates of the Firm (including Other Clients) may refrain from taking certain confidential information in order to avoid trading restrictions. Finally, the Firm has and will enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although possibly intended to provide greater opportunities for the Portfolio, may require the Portfolio to share such opportunities or otherwise limit the amount of an opportunity the Portfolio can otherwise take.

Other Firm Businesses, Activities and Relationships. As part of its regular business, Blackstone provides a broad range of investment banking, advisory and other services. In addition, Blackstone and its affiliates may provide services in the future beyond those currently provided. Interestholders will not receive any benefit from any fees received by Blackstone. In the regular course of its capital markets, investment banking, real estate, advisory and other businesses, Blackstone represents potential purchasers, sellers and other involved parties, including corporations, financial buyers, management, shareholders and institutions, with respect to transactions that could give rise to investments that are suitable for the Portfolio. In such a case, a Blackstone client would typically require Blackstone to act exclusively on its behalf. This advisory client request may preclude all Blackstone-affiliated clients, including the Portfolio, from participating in related transactions that would otherwise be suitable. Blackstone will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Portfolio. In connection with its capital markets, investment banking, real estate, advisory and other businesses, Blackstone comes into possession of information that limits its ability to engage in potential transactions. The Portfolio’s activities are expected to be constrained as a result of the inability of Blackstone personnel to use such information. For example, employees of Blackstone from time to time are prohibited by law or contract from sharing information with members of the Portfolio’s investment team. Additionally, there are expected to be circumstances in which one or more individuals associated with Blackstone affiliates (including clients) will be precluded from providing services related to the Portfolio’s activities because of certain confidential information available to those individuals or to other parts of Blackstone (e.g., trading may be restricted). Where Blackstone affiliates are engaged to find buyers or financing sources for potential sellers of assets, the seller may permit the Portfolio to act as a participant in such transactions (as a financing partner), which would raise certain conflicts of interest inherent in such a situation (including as to the negotiation of the purchase price). The Firm has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on behalf of the Portfolio, GSO / Blackstone will consider those relationships and may decline to participate in a transaction as a result of one or more of such relationships. The Firm is under no obligation to decline any engagements or investments in order to make an investment opportunity available to the Portfolio. The Portfolio may be forced to sell or hold existing investments as a result of investment banking relationships or other relationships that the Firm may have or transactions or investments the Firm may make or have made. Subject to the 1940 Act, the Portfolio may also co-invest with clients of the Firm in particular investment opportunities, and the relationship with such clients could influence the decisions made by GSO / Blackstone with respect to such investments. There can be no assurance that all potentially suitable investment opportunities that come to the attention of the Firm will be made available to the Portfolio.

Blackstone will from time to time participate in underwriting or lending syndicates with respect to current or potential portfolio companies, or may otherwise be involved in the public offering and/or private placement of debt or equity securities issued by, or loan proceeds borrowed by, such portfolio companies, or otherwise in arranging financing (including loans) for such portfolio companies or advise on such transactions. Such underwritings or engagements may be on a firm commitment basis or may be on an uncommitted “best efforts” basis. There may also be circumstances in which the Portfolio commits to purchase a portion of an issuance by such a portfolio company for which a Blackstone broker-dealer intends to syndicate to third parties and, in connection therewith and as a result thereof, subject to the limitations of the 1940 Act, Blackstone may receive commissions or other compensation.

Blackstone will also from time to time, on behalf of the Portfolio or other parties to a transaction involving the Portfolio, effect transactions, including transactions in the secondary markets where it will from time to time have a potential conflict of interest regarding the Portfolio and the other parties to those transactions to the extent it receives commissions or other compensation from such other parties. Subject to applicable law, Blackstone will from time to time receive underwriting fees, discounts, placement commissions, lending arrangement and syndication fees (or, in each case, rebates of any such fees, whether in the form of purchase price discounts or otherwise, even in cases where Blackstone or an Other Client is purchasing debt) or other compensation with respect to the foregoing activities, none of which are required to be shared with the Portfolio or its interestholders. In addition, the advisory fee generally will not be reduced by such amounts. Therefore, Blackstone will from time to time have a potential conflict of interest regarding the Portfolio and the other parties to those transactions to the extent it receives commissions, discounts or such other compensation from such other parties. Subject to applicable law, the Portfolio may approve any transactions in which a Blackstone broker-dealer acts as an underwriter, as broker for the Portfolio, or as dealer, broker or advisor, on the other side of a transaction with the Portfolio. Firm employees, including employees of GSO, are generally permitted to invest in alternative investment funds, real estate funds, hedge funds or other investment vehicles, including potential competitors of the Portfolio. Interestholders will not receive any benefit from any such investments. Additionally, it can be expected that GSO and/or Blackstone will, from time to time, enter into arrangements or strategic relationships with third parties, including other asset managers, financial firms or other businesses or companies, which, among other things, provide for referral or sharing of investment opportunities. It is possible that the Portfolio will, along with GSO and/or Blackstone itself, benefit from the existence of those arrangements and/or relationships. It is also possible that investment opportunities that otherwise would be presented to or made by the Portfolio would instead be referred (in whole or in part) to such third party. For example, a firm with which GSO and/or Blackstone has entered into a strategic relationship may be afforded with “first-call” rights on a particular category of investment opportunities.

On October 1, 2015 Blackstone spun-off its financial and strategic advisory services, restructuring and reorganization advisory services, and its Park Hill fund placement businesses and combined these businesses with PJT Partners, an independent financial advisory firm founded by Paul J. Taubman. While the new combined business will operate independently from Blackstone and will not be an affiliate thereof, nevertheless conflicts may arise in connection with transactions between or involving the Portfolio and the entities in which it invests on the one hand and the spun-off firm on the other. Specifically, given that the spun-off firm will not be an affiliate of Blackstone, there may be fewer or no restrictions or limitations placed on transactions or relationships engaged in by the new advisory business as compared to the limitations or restrictions that might apply to transactions engaged in by an affiliate of Blackstone. It is expected that there will be substantial overlapping ownership between Blackstone and the spun-off firm for a considerable period of time going forward. Therefore, conflicts of interest in doing transactions involving the spun-off firm will still arise. The preexisting relationship between Blackstone and its former personnel involved in such financial and strategic advisory services, the overlapping ownership, co-investment and other continuing arrangements, may influence GSO in deciding to select or recommend such new company to perform such services for the Portfolio (the cost of which will generally be borne directly or indirectly by the Portfolio). Nonetheless, GSO / Blackstone and GSO will be free to cause the Portfolio to transact with PJT Partners notwithstanding such overlapping interests in, and relationships with, PJT Partners. See “Service Providers and Counterparties” below.

In addition, other present and future activities of the Firm and its affiliates (including GSO and GSO / Blackstone) will from time to time give rise to additional conflicts of interest relating to the Firm and its investment activities. In the event that any such conflict of interest arises, GSO / Blackstone will attempt to resolve such conflict in a fair and equitable manner. Interestholders should be aware that conflicts will not necessarily be resolved in favor of the Portfolio’s interests.

Other Affiliate Transactions and Investments in Different Levels of Capital Structure. From time to time, the Portfolio and the Other Clients may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities, subject to the limitations of the 1940 Act. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. To the extent the Portfolio holds securities that are different (including with respect to their relative seniority) than those held by an Other Client, GSO / Blackstone and its affiliates may be presented with decisions when the interests of the Portfolio and Other Clients are in conflict. For example, conflicts could arise where the Portfolio lends Portfolios to a portfolio company while an Other Client invests in equity securities of such portfolio company. In this circumstance, for example, if such portfolio company goes into bankruptcy, becomes insolvent or is otherwise unable to meet its payment obligations or comply with its debt covenants, conflicts of interest could arise between the holders of different types of securities as to what actions the portfolio company should take. In addition, purchases or sales of securities for the account of the Portfolio (particularly marketable securities) will be bunched or aggregated with orders for Other Clients. It is frequently not possible to receive the same price or execution on the entire volume of securities sold, and the various prices may be averaged, which may be disadvantageous to the Portfolio. Further conflicts could arise after the Portfolio and other affiliates have made their respective initial investments. For example, if additional financing is necessary as a result of financial or other difficulties, it may not be in the best interests of the Portfolio to provide such additional financing. If the other affiliates were to lose their respective investments as a result of such difficulties, the ability of GSO / Blackstone to recommend actions in the best interests of the Portfolio might be impaired. GSO may in its discretion take steps to reduce the potential for adversity between the Portfolio and the Other Clients, including causing the Portfolio and/or such Other Clients to take certain actions that, in the absence of such conflict, it would not take, including selling Portfolio assets (possibly at disadvantageous times or disadvantageous conditions) or taking other actions in order to comply with the 1940 Act. In addition, there may be circumstances where GSO agrees to implement certain procedures to ameliorate conflicts of interest that may involve a forbearance of rights relating to the Portfolio or Other Clients, such as where GSO may cause Other Clients to decline to exercise certain control- and/or foreclosure-related rights with respect to a portfolio company. In addition, conflicts may arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that any conflict will be resolved in favor of the Portfolio. There can be no assurance that the return on the Portfolio’s investment will be equivalent to or better than the returns obtained by the Other Clients participating in the transaction. The Shareholders will not receive any benefit from fees paid to any affiliate of GSO / Blackstone from a portfolio company in which an Other Client also has an interest to the extent permitted by the 1940 Act.

Other Blackstone and GSO Clients; Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that GSO and Blackstone provide investment management and sub-advisory services to the Portfolio and Other Clients.

The respective investment programs of the Portfolio and the Other Clients may or may not be substantially similar. GSO and/or Blackstone may give advice to, and recommend securities for, Other Clients that may differ from advice given to, or securities recommended or bought for, the Portfolio, even though their investment objectives may be the same as or similar to those of the Portfolio. While GSO will seek to manage potential conflicts of interest in a fair and equitable manner, the portfolio strategies employed by GSO and Blackstone in managing their respective Other Clients could conflict with the transactions and strategies employed by GSO in managing the Portfolio and may affect the prices and availability of the securities and instruments in which the Portfolio invests. Conversely, participation in specific investment opportunities may be appropriate, at times, for both the Portfolio and Other Clients. In any event, it is the policy of GSO to allocate investment opportunities and sale opportunities on a basis deemed by GSO, in its sole discretion, to be fair and equitable over time.

Allocation Methodology Considerations. GSO will share any investment and sale opportunities with such Other Clients and the Portfolio in accordance with the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and Firm-wide allocation policies, which generally provide for sharing pro rata based on targeted acquisition size or targeted sale size.

Notwithstanding the foregoing, GSO may also consider the following factors in making any allocation determinations, and such factors may result in a different allocation of investment and/or sale opportunities:

(a) the risk-return and target return profile of the proposed investment relative to the Portfolio’s and the Other Clients’ current risk profiles;

(b) the Portfolio’s and/or the Other Clients’ investment objectives, policies, guidelines, restrictions and terms, including whether such objectives are considered solely in light of the specific investment under consideration or in the context of the respective portfolios’ overall holdings;

(c) the need to re-size risk in the Portfolio’s or the Other Clients’ portfolios (including the potential for the proposed investment to create an industry, sector or issuer imbalance in the Portfolio’s and Other Clients’ portfolios, as applicable) and taking into account any existing non-pro rata investment positions in the portfolio of the Portfolio and Other Clients;

(d) liquidity considerations of the Portfolio and the Other Clients, including during a ramp-up of the Portfolio or such Other Clients or wind-down of Other Clients, proximity to the end of the Other Clients’ specified term or investment period, any redemption/withdrawal/repurchase requests, anticipated future contributions and available cash;

(e) tax consequences;

(f) regulatory or contractual restrictions or consequences;

(g) avoiding a de minimis or odd lot allocation;

(h) availability and degree of leverage and any requirements or other terms of any existing leverage facilities;

(i) the Portfolio’s or Other Clients’ investment focus on a classification attributable to an investment or issuer of an investment, including, without limitation, investment strategy, geography, industry or business sector;

(j) the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals dedicated to the Portfolio or such Other Clients;

(k) the management of any actual or potential conflict of interest;

(l) with respect to investments that are made available to GSO by counterparties pursuant to negotiated trading platforms (e.g., ISDA contracts), the absence of such relationships that may not be available for the Portfolio and all Other Clients; and

(m) any other considerations deemed relevant by GSO in good faith.

GSO shall not have any obligation to present any investment opportunity to the Portfolio if GSO determines in good faith that such opportunity should not be presented to the Portfolio for any one or a combination of the reasons specified above, or if GSO is otherwise restricted from presenting such investment opportunity to the Portfolio. Subject to the Advisers Act and as further set forth in this Part B, certain Other Clients may receive certain priority or other allocation rights with respect to certain investments, subject to various conditions set forth in such Other Clients’ respective governing agreements, provided, however, GSO does not anticipate that such priority or other allocation rights will impact the investments available to the Portfolio in the ordinary course. Moreover, with respect to GSO’s ability to allocate investment opportunities, including where such opportunities are within the common objectives and guidelines of the Portfolio and an Other Client (which allocations are to be made on a basis that GSO believes in good faith to be fair and reasonable), GSO and Blackstone have established general guidelines for determining how such allocations are to be made, which, among other things, set forth priorities and presumptions regarding what constitutes “debt” investments, ranges of rates of returns for defining “core” investments, presumptions regarding allocation for certain types of investments (e.g., distressed investments) and other matters. The application of those guidelines may result in the Portfolio not participating (and/or not participating to the same extent) in certain investment opportunities in which it would have otherwise participated had the related allocations been determined without regard to such guidelines and/or based only on the circumstances of those particular investment. Orders may be combined for the Portfolio and all other participating Other Clients, and if any order is not filled at the same price, they may be allocated on an average price basis. Similarly, if an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis that GSO or its affiliates consider equitable.

Co-Investment Opportunities. As a registered investment company under the 1940 Act, the Portfolio is subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely will in certain circumstances limit the Portfolio’s ability to make investments or enter into other transactions alongside the Other Clients. There can be no assurance that such regulatory restrictions will not adversely affect the Portfolio’s ability to capitalize on attractive investment opportunities. However, subject to the 1940 Act, the Portfolio may co-invest with Other Clients (including co-investment or other vehicles in which the Firm or its personnel invest and that co-invest with such Other Clients) in investments that are suitable for the Portfolio and one or more of such Other Clients. Even if the Portfolio and any such Other Clients and/or co-investment or other vehicles invest in the same securities, conflicts of interest may still arise.

Debt Financings in connection with Acquisitions and Dispositions. To the extent permitted by the 1940 Act, the Portfolio may from time to time provide financing as part of a third party purchaser’s bid for, or acquisition of, a portfolio entity or the underlying assets thereof owned by one or more Other Clients. This generally would include the circumstance where the Portfolio is making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from one or more Other Clients. While the terms and conditions of any such arrangements will generally be at arms’ length terms negotiated on a case by case basis, the involvement of the Portfolio and/or such Other Clients or affiliates may affect the terms of such transactions or arrangements and/or may otherwise influence GSO / Blackstone’s decisions with respect to the management of the Portfolio and/or such Other Clients or the relevant portfolio company, which may give rise to potential or actual conflicts of interest and which could adversely impact the Portfolio.

The Portfolio may from time to time dispose of all or a portion of an investment where the Firm or one or more Other Clients is providing financing to repay debt issued to the Portfolio. Such involvement may give rise to potential or actual conflicts of interest.

Service Providers and Counterparties. Certain advisors and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, and investment or commercial banking firms), to the Portfolio, the Firm and/or portfolio companies also provide goods or services to, or have business, personal, financial or other relationships with, the Firm and portfolio companies. Such advisors and service providers (or their affiliates) may be investors in the Portfolio, sources of investment opportunities, co-investors, commercial counterparties and/or portfolio companies in which the Firm and/or the Portfolio has an investment. Accordingly, payments by the Portfolio and/or such entities may indirectly benefit the Portfolio and/or its affiliates. In addition, the retention of such entities as advisors or service providers may give rise to actual or potential conflicts of interest. Additionally, certain employees of the Firm may have family members or relatives employed by such advisors and service providers (or their affiliates). These relationships may influence GSO and/or GSO / Blackstone in deciding whether to select or recommend such advisors or service providers to perform services for the Portfolio or portfolio companies (the cost of which will generally be borne directly or indirectly by the Portfolio or such portfolio companies, as applicable). Notwithstanding the foregoing, investment transactions relating to the Portfolio that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that GSO / Blackstone believes to be of benefit to the Portfolio.

Advisers and service providers, or their affiliates, often charge different rates or have different arrangements for different types of services. With respect to service providers, for example, the fee for a given type of work may vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by the Portfolio and/or portfolio companies are different from those used by the Firm and its affiliates (including personnel), GSO or its affiliates (including personnel) may pay different amounts or rates than those paid by the Portfolio and/or portfolio companies. However, GSO and its affiliates have a longstanding practice of not entering into any arrangements with advisors or service providers that could provide for lower rates or discounts than those available to the Portfolio, Other Clients and/or portfolio companies for the same services. In addition, the Firm and its affiliates, including without limitation, the Portfolio, the Other Clients and/or their portfolio companies, may enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with the Firm) from time to time whereby such counterparty may charge lower rates and/or provide discounts or rebates for such counterparty’s products and/or services depending on certain factors, including without limitation, volume of transactions entered into with such counterparty by the Firm, its affiliates, the Portfolio, the Other Clients and their portfolio companies in the aggregate.

Allocation of Personnel. GSO / Blackstone will devote as much of its time to the activities of the Portfolio as they deem necessary and appropriate. By the terms of the investment sub-advisory agreement, GSO / Blackstone is not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Portfolio and/or may involve substantial time and resources of GSO / Blackstone. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of GSO / Blackstone and GSO, and their officers and employees will not be devoted exclusively to the business of the Portfolio, but will be allocated between the business of the Portfolio and the management of the monies of such other advisees of GSO / Blackstone and GSO.

Portfolio Company Data. The Firm receives various kinds of portfolio company/entity data and information (including from portfolio companies and/or entities of the Portfolio), such as data and information relating to business operations, trends, budgets, customers and other metrics (this data is sometimes referred to as “big data”). In furtherance of the foregoing, the Firm may seek to enter into information sharing and use arrangements with portfolio companies and/or entities.

The Firm believes that access to this information furthers the interests of the Interestholders by providing opportunities for operational improvements across portfolio companies and/or entities and in connection with the Portfolio’s investment management activities. Subject to appropriate contractual arrangements, the Firm may also utilize such information outside of the Portfolio’s activities in a manner that provides a material benefit to the Firm and/or its affiliates, but not the Portfolio. The sharing and use of such information presents potential conflicts of interest, and investors acknowledge and agree that any corresponding/resulting benefits received by the Firm and/or its affiliates will not be subject to a management fee offset. As a result, GSO / Blackstone may have an incentive to pursue investments in companies and/or entities based on their data and information and/or to utilize such information in a manner that benefits the Firm and/or its affiliates.

Material, Non-Public Information. GSO may come into possession of material non-public information with respect to an issuer. Should this occur, GSO would likely be restricted from buying, originating or selling securities, loans of, or derivatives with respect to, the issuer on behalf of the Portfolio until such time as the information becomes public or is no longer deemed material such that it would preclude the Portfolio from participating in an investment. Disclosure of such information to GSO / Blackstone’s personnel responsible for the affairs of the Portfolio will be on a need-to-know basis only, and the Portfolio may not be free to act upon any such information. Therefore, the Portfolio may not have access to material non-public information in the possession of GSO that might be relevant to an investment decision to be made by the Portfolio. In addition, GSO, in an effort to avoid buying or selling restrictions on behalf of the Portfolio or Other Clients, may choose to forgo an opportunity to receive (or elect not to receive) information that other market participants or counterparties, including those with the same positions in the issuer as the Portfolio, are eligible to receive or have received, even if possession of such information would be advantageous to the Portfolio.

In addition, affiliates of GSO within Blackstone may come into possession of material non-public information with respect to an issuer. Should this occur, GSO may be restricted from buying, originating or selling securities, loans of, or derivatives with respect to, the issuer on behalf of the Portfolio if the Firm deemed such restriction appropriate. Disclosure of such information to GSO / Blackstone’s personnel responsible for the affairs of the Portfolio will be on a need-to-know basis only, and the Portfolio may not be free to act upon any such information. Therefore, the Portfolio may not have access to material non-public information in the possession of the Firm that might be relevant to an investment decision to be made by the Portfolio. Accordingly, the Portfolio may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold.

Other Trading and Investing Activities. Certain Other Clients may invest in securities of publicly traded companies that are actual or potential issuers. The trading activities of those vehicles may differ from or be inconsistent with activities that are undertaken for the account of the Portfolio in such securities or related securities. In addition, the Portfolio might not pursue an investment in an issuer as a result of such trading activities by Other Clients.

Possible Future Activities. The Firm and its affiliates may expand the range of services that it provides over time. Except as provided herein, the Firm and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Firm and its affiliates have, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by the Portfolio. These clients may themselves represent appropriate investment opportunities for the Portfolio or may compete with the Portfolio for investment opportunities.

Restrictions Arising under the Securities Laws. The Firm’s activities (including, without limitation, the holding of securities positions or having one of its employees on the board of directors of a portfolio company) could result in securities law restrictions (including under the 1940 Act) on transactions in securities held by the Portfolio, affect the prices of such securities or the ability of such entities to purchase, retain or dispose of such investments, or otherwise create conflicts of interest, any of which could have an adverse impact on the performance of the Portfolio and thus the return to the interestholders.

In addition, the 1940 Act limits the Portfolio’s ability to enter into certain transactions with certain of the Portfolio’s affiliates. As a result of these restrictions, the Portfolio may be prohibited from buying or selling any security directly from or to any portfolio company of a fund or account managed by the Firm. However, the Portfolio may under certain circumstances purchase any such portfolio company’s securities in the secondary market, which could create a conflict for GSO / Blackstone between its interests in the Portfolio and the portfolio company, in that the ability of GSO / Blackstone to act in the Portfolio’s best interest might be restricted by applicable law. The 1940 Act also prohibits certain “joint” transactions with certain of the Portfolio’s affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Portfolio.

Additional Potential Conflicts. The officers, directors, members, managers, and employees of GSO / Blackstone and GSO may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law or the Firm’s policies, or otherwise determined from time to time by GSO / Blackstone or GSO, as applicable.

Potential Conflicts of Interest Risk. GSO / Blackstone will be subject to certain conflicts of interest in its management of the Portfolio. These conflicts will arise primarily from the involvement of Blackstone in other activities that may conflict with those of the Portfolio. Blackstone engages in a broad spectrum of activities. In the ordinary course of its business activities, Blackstone may engage in activities where the interests of certain divisions of Blackstone or the interests of their clients may conflict with the interests of shareholders. Other present and future activities of Blackstone may give rise to additional conflicts of interest. In the event that a conflict of interest arises, GSO / Blackstone will attempt to resolve such conflicts in a fair and equitable manner.

In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Blackstone has implemented certain policies and procedures (e.g., information walls) that may reduce the positive synergies that GSO / Blackstone may have potentially utilized for purposes of finding attractive investments. Additionally, Blackstone may limit a client and/or its portfolio companies from engaging in agreements with or related to companies in which any fund of Blackstone has or has considered making an investment or which is otherwise an advisory client of Blackstone and/or from time to time restrict or otherwise limit the ability of the Portfolio to make investments in or otherwise engage in businesses or activities competitive with companies or other clients of Blackstone, either as result of contractual restrictions or otherwise. Finally, Blackstone has in the past entered, and is likely in the future to enter, into one or more strategic relationships in certain regions or with respect to certain types of investments that, although possibly intended to provide greater opportunities for the Portfolio, may require the Portfolio to share such opportunities or otherwise limit the amount of an opportunity the Portfolio can otherwise take.

As part of its regular business, Blackstone provides a broad range of services other than those provided by GSO / Blackstone , including investment banking, underwriting, capital markets syndication and advisory (including underwriting), placement, financial advisory, restructuring and advisory, consulting, asset/property management, mortgage servicing, insurance (including title insurance), monitoring, commitment, syndication, origination, servicing, management consulting and other similar operational and finance matters, healthcare consulting/brokerage, group purchasing, organizational, operational, loan servicing, financing, divestment and other services. In addition, Blackstone may provide services in the future beyond those currently provided. The Portfolio will not receive a benefit from the fees or profits derived from such services. In such a case, a client of Blackstone would typically require Blackstone to act exclusively on its behalf. This request may preclude all of Blackstone clients (including the Portfolio) from participating in related transactions that would otherwise be suitable. Blackstone will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Portfolio. In connection with its other businesses, Blackstone will likely come into possession of information that limits its ability to engage in potential transactions. The Portfolio’s activities are expected to be constrained as a result of the inability of the personnel of Blackstone to use such information. For example, employees of Blackstone from time to time are prohibited by law or contract from sharing information with members of GSO / Blackstone’s investment team that would be relevant to monitoring the Portfolio’s portfolio and other investment decisions. Additionally, there are expected to be circumstances in which one or more of certain individuals associated with Blackstone will be precluded from providing services related to the Portfolio’s activities because of certain confidential information available to those individuals or to other parts of Blackstone (e.g., trading may be restricted). Blackstone has long term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on behalf of the Portfolio, GSO / Blackstone will consider those relationships, and may decline to participate in a transaction as a result of such relationships. To the extent permitted by the 1940 Act, the Portfolio may also co-invest with clients of Blackstone in particular investment opportunities, and the relationship with such clients could influence the decisions made by GSO / Blackstone with respect to such investments. The Portfolio may be forced to sell or hold existing investments (possibly at disadvantageous times or under disadvantageous conditions) as a result of various relationships that Blackstone may have or transactions or investments Blackstone and its affiliates may make or have made. The inability to transact in any security, derivative or loan held by the Portfolio could result in significant losses or lost opportunity costs to the Portfolio.

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES

The policy of the Trust regarding purchases and sales of securities for the Portfolio is that primary consideration will be given to obtaining the most favorable prices and efficient executions of transactions (commonly referred to as “best execution”). Consistent with this policy, when securities transactions are effected on a stock exchange, the Trust’s policy is to pay commissions which are considered fair and reasonable without necessarily determining that the lowest possible commissions are paid in all circumstances. The Trust believes that a requirement always to seek the lowest possible commission cost could impede effective portfolio management and preclude the Portfolio, a fund investing in the Portfolio, Adviser and Sub-Adviser from obtaining a high quality of brokerage and research services. In seeking to determine the reasonableness of brokerage commissions paid in any transaction, the Adviser and/or Sub-Advisers rely upon its experience and knowledge regarding commissions and on its judgment in evaluating the brokerage and research services received from the broker effecting the transaction. Such determinations are necessarily subjective and imprecise, as in most cases an exact dollar value for those services is not ascertainable. The Trust has adopted policies and procedures that prohibit the consideration of sales of the Portfolio’s Interests as a factor in the selection of a broker or dealer to execute its portfolio transactions.

Adviser. In selecting a broker/dealer for each specific transaction, the Adviser chooses the broker/dealer deemed most capable of providing the services necessary to obtain the most favorable execution and does not take the sale of Portfolio Interests into account. The Adviser considers the full range of brokerage services applicable to a particular transaction that may be considered when making this judgment, which may include, but is not limited to: liquidity, price, market share, execution-related costs, and prompt and reliable execution. The specific criteria will vary depending upon the nature of the transaction, the market in which it is executed, and the extent to which it is possible to select from among multiple broker/dealers. The Adviser will also use electronic crossing networks (“ECNs”) when appropriate.

The Adviser does not currently use the Portfolio’s assets for, or participate in, third party soft dollar arrangements. The Adviser uses the same negotiated equity commission schedule with each broker-dealer per market/region, and applies these for each account it trades for. The Adviser’s negotiated equity commission rates are execution service rates and take into account considerations such as liquidity, market conditions or trading expertise needed to achieve execution. They do not take into account the value of any research received. The Adviser may aggregate trades with other clients of SSGA, whose commission dollars may be used to generate soft dollar credits for SSGA. Although the Adviser’s clients’ commissions are not used for third party soft dollars, the Adviser’s and SSGA’s clients may benefit from the soft dollar products/services received by SSGA.

The Adviser assumes general supervision over placing orders on behalf of the Trust for the purchase or sale of portfolio securities. If purchases or sales of portfolio securities of the Trust and one or more other investment companies or clients supervised by the Adviser are considered at or about the same time, transactions in such securities are allocated among the several investment companies and clients in a manner deemed equitable and consistent with its fiduciary obligations to all by the Adviser. In some cases, this procedure could have a detrimental effect on the price or volume of the security so far as the Trust is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Trust. The primary consideration is prompt execution of orders and seeking best execution.

GSO. GSO is responsible for decisions to buy and sell securities for the Portfolio, the selection of brokers and dealers to effect the transactions and the negotiation of prices and any brokerage commissions. With respect to fixed income instruments and other types of securities, the Portfolio may (i) purchase securities in the over-the-counter market from an underwriter or dealer serving as market maker for the securities, in which case the price includes a fixed amount of compensation to the underwriter or dealer, and (ii) purchase and sell listed securities on an exchange, which are effected through brokers who charge a commission for their services. Affiliates of GSO may participate in the primary and secondary market for fixed income instruments. Because of certain limitations imposed by the 1940 Act, this may restrict the Portfolio’s ability to acquire some fixed income instruments. GSO does not believe that this will have a material effect on the Portfolio’s ability to acquire fixed income instruments consistent with its investment policies. Sales to dealers are effected at bid prices.

Payments of commissions to brokers who are affiliated persons of the Portfolio (or affiliated persons of such persons) will be made in accordance with Rule 17e-1 under the 1940 Act.

Commissions paid on such transactions would be commensurate with the rate of commissions paid on similar transactions to brokers that are not so affiliated.

GSO is responsible for placing portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in all portfolio transactions is prompt execution of orders in an effective manner at the most favorable price. In selecting broker-dealers and in negotiating prices and any brokerage commissions on such transactions, GSO considers the firm’s reliability, integrity and financial condition and the firm’s execution capability, the size and breadth of the market for the security, the size of and difficulty in executing the order, and the best net price. There may be instances when, in the judgment of GSO, more than one firm can offer comparable execution services.

A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that GSO determine in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of GSO to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long-term. The advisory fees that the Portfolio pays to GSO will not be reduced as a consequence of GSO’s receipt of brokerage and research services. To the extent that portfolio transactions are used to obtain such services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid by an amount that cannot be presently determined. Such services generally would be useful and of value to GSO in serving one or more of its other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to GSO in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of GSO, GSO would, through use of the services, avoid the additional expenses that would be incurred if it should attempt to develop comparable information through its own staff. Commission rates for brokerage transactions on foreign stock exchanges are generally fixed.

One or more of the other accounts that GSO manages may own from time to time some of the same investments as the Portfolio. Investment decisions for the Portfolio are made independently from those of such other investment companies or accounts; however, from time to time, the same investment decision may be made for more than one company or account. When two or more companies or accounts seek to purchase or sell the same securities, the securities actually purchased or sold will be allocated among the companies and accounts on a good faith equitable basis, usually on a pro rata basis, by GSO in its discretion in accordance with the accounts’ various investment objectives. Such allocations are based upon the written procedures of GSO. In some cases, this system may adversely affect the price or size of the position obtainable for the Portfolio. In other cases, however, the ability of the Portfolio to participate in volume transactions may produce better execution for the Portfolio. It is the opinion of GSO that this advantage, when combined with the other benefits available due to GSO’s organization, outweighs any disadvantages that may exist from exposure to simultaneous transactions.

Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Portfolio. Because it is difficult to predict accurately portfolio turnover rates, actual turnover may be higher or lower than expected. Higher portfolio turnover results in increased Portfolio costs, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of securities and on the reinvestment in other securities.

The Portfolio has not paid any brokerage commissions for the past three fiscal years ended June 30. Brokerage commissions paid by the Portfolio may be substantially different from year to year for multiple reasons, including market volatility and the demand for the Portfolio.

Securities of “Regular Broker-Dealers.” The Portfolio is required to identify any securities of its “regular brokers and dealers” (as such term is defined in the 1940 Act) which it may hold at the close of its most recent fiscal year. “Regular brokers or dealers” of the Trust are the ten brokers or dealers that, during the most recent fiscal year: (i) received the greatest dollar amounts of brokerage commissions from the Trust’s portfolio transactions; (ii) engaged as principal in the largest dollar amounts of portfolio transactions of the Trust; or (iii) sold the largest dollar amounts of the Trust’s interests. As of June 30, 2018, the Portfolio did not have any holdings in securities of its regular brokers or dealers.

Portfolio turnover may vary from year to year, as well as within a year. High turnover rates are likely to result in comparatively greater brokerage expenses or transaction costs. The overall reasonableness of brokerage commissions and transaction costs is evaluated by the Adviser based upon its knowledge of available information as to the general level of commissions and transaction costs paid by other institutional investors for comparable services.

ITEM 22.	CAPITAL STOCK AND OTHER SECURITIES

The Portfolio offers beneficial interests. The Board may designate additional portfolios.

Each Interest issued by the Trust has a pro rata interest in the assets of the corresponding Portfolio. Interests have no preemptive, exchange, subscription or conversion rights and are non-transferable. Each Interest is entitled to participate equally in dividends and distributions declared by the Board with respect to the relevant Portfolio, and in the net distributable assets of such Portfolio on liquidation.

Each Interest has one vote with respect to matters upon which an interestholder vote is required consistent with the requirements of the 1940 Act and the rules promulgated thereunder. Under Massachusetts law, the Trust is not required to hold an annual meeting of interestholders unless required to do so under the 1940 Act. The policy of the Trust is not to hold an annual meeting of interestholders unless required to do so under the 1940 Act. All Interests of the Trust have noncumulative voting rights for the election of Trustees. Under Massachusetts law, Trustees of the Trust may be removed by vote of the interestholders.

Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for obligations of the Trust. However, the Declaration of Trust contains an express disclaimer of interestholder liability for acts or obligations of the Trust, requires that Trust obligations include such disclaimer, and provides for indemnification and reimbursement of expenses out of the Trust’s property for any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss on account of interestholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations. Given the above limitations on interestholder personal liability, and the nature of the Portfolio’s assets and operations, the risk to interestholders of personal liability is believed to be remote.

ITEM 23.	PRICING OF BENEFICIAL INTERESTS

Beneficial interests of the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. See “Purchasing Beneficial Interests” and “Redeeming Beneficial Interests” in Part A.

Pricing of Portfolio Interests does not occur on New York Stock Exchange (“NYSE”) holidays. The Portfolio determines the NAV on each day on which the New York Stock Exchange (the “NYSE”) is open for trading (“Business Day”). This determination is made each Business Day at the close of regular trading on the NYSE (the “Valuation Time”) based on the market value of the securities held in the Portfolio. The NYSE is open for trading every weekday except for: (a) the following holidays: New Year’s Day, Martin Luther King, Jr.’s Birthday, Washington’s Birthday (the third Monday in February), Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas; and (b) the preceding Friday or the subsequent Monday when one of the calendar-determined holidays falls on a Saturday or Sunday, respectively. Purchases and withdrawals will be effected at the time of determination of NAV next following the receipt of any purchase or withdrawal order which is determined to be in good order.

In calculating the Portfolio’s net asset value per interest, the Portfolio’s investments are generally valued using market valuations. A market valuation generally means a valuation (i) obtained from an exchange, a pricing service, or a major market maker (or dealer), (ii) based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service, or a major market maker (or dealer) or (iii) based on amortized cost. The Portfolio relies on a third-party service provider for assistance with the daily calculation of the Portfolio’s NAV. The third-party service provider, in turn, relies on other parties for certain pricing data and other inputs used in the calculation of the Portfolio’s NAV. Therefore, the Portfolio is subject to certain operational risks associated with reliance on its service provider and that service provider’s sources of pricing and other data. NAV calculation may be adversely affected by operational risks arising from factors such as errors or failures in systems and technology. Such errors or failures may result in inaccurately calculated NAVs, delays in the calculation of NAVs and/or the inability to calculate NAV over extended time periods. The Portfolio may be unable to recover any losses associated with such failures. In the case of shares of other funds that are not traded on an exchange, a market valuation means such fund’s published net asset value per share. The Adviser may use various pricing services, or discontinue the use of any pricing service, as approved by the Board from time to time. A price obtained from a pricing service based on such pricing service’s valuation matrix may be considered a market valuation. Any assets or liabilities denominated in currencies other than the U.S. dollar are converted into U.S. dollars at market rates on the date of valuation (generally as of 4:00 p.m. London time) as quoted by one or more sources.

In the event that current market valuations are not readily available or are deemed unreliable, the Trust’s procedures require the Pricing and Investment Committee to determine a security’s fair value if a market price is not readily available. In determining such value the Pricing and Investment Committee may consider, among other things, (i) price comparisons among multiple sources, (ii) a review of corporate actions and news events, and (iii) a review of relevant financial indicators (e.g., movement in interest rates and market indices). In these cases, the Portfolio’s net asset value may reflect certain portfolio securities’ fair values rather than their market prices. The fair value of the Portfolio instrument is generally the price which the Portfolio might reasonably expect to receive upon its current sale in an orderly market between market participants. Ascertaining fair value requires a determination of the amount that an arm’s-length buyer, under the circumstances, would currently pay for the portfolio instrument. Fair value pricing involves subjective judgments and it is possible that the fair value determination for a security is materially different than the value that could be realized upon the sale of the security. With respect to securities that are primarily listed on foreign exchanges, the value of the Portfolio’s portfolio securities may change on days when you will not be able to purchase or sell your Interests.

ITEM 24.	TAXATION OF THE PORTFOLIO

The following is a summary of certain federal income tax considerations generally affecting the Portfolio and its interest holders that supplements the discussion in Part A. No attempt is made to present a comprehensive explanation of the federal, state, local or foreign tax treatment of the Portfolio or its interestholders, and the discussion here and in Part A is not intended to be a substitute for careful tax planning.

This discussion is based on the Internal Revenue Code and the regulations issued thereunder as in effect on the date of this Part B. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, and may have a retroactive effect with respect to the transactions contemplated herein.

The following information should be read in conjunction with the section in Part A entitled “TAX CONSIDERATIONS.”

The Portfolio is a “master fund” in a master-feeder investment structure under which one or more “feeder funds” invest substantially all of their assets in a master fund, which is a separate entity that has an identical investment objective.

The Trust is organized as a business trust under Massachusetts law. It is intended that the Portfolio operate and be treated as a separate partnership for U.S. federal income tax purposes and not as an “association taxable as a corporation” or a “publicly traded partnership” (as defined in Section 7704 of the Internal Revenue Code) taxable as a corporation. As a result, the Portfolio generally is not subject to U.S. federal income tax; instead, each investor in the Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the trust and Subchapter K of the Internal Revenue Code and the Treasury regulations promulgated thereunder) of the Portfolio’s income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio. Although the Trust is not subject to federal income tax, it will file appropriate income tax information returns.

The Portfolio may modify its allocations to investors to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 734, 743, 754, and 755 of the Internal Revenue Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor receiving more or less items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.

The amount of tax due, if any, with respect to gains and income of the Portfolio is determined separately for each investor. The Portfolio will be required to file an information return on IRS Form 1065 and, following the close of the Portfolio’s taxable year, to provide each investor with a Schedule K-l indicating the investor’s allocable share of the Portfolio’s income, gains, losses, deductions, credits, and items of tax preference. Each investor, however, is responsible for keeping its own records for determining its tax basis in its Portfolio interests and calculating and reporting any gain or loss resulting from the Portfolio distribution or redemption or other disposition of Portfolio interests.

Investors who contribute assets in kind to the Portfolio in exchange for Portfolio interests (to the extent such investors do not recognize gains at the time of the contribution) generally will, at the time of disposition by the Portfolio of the investors’ contributed assets, be specially allocated gains or losses from such assets up to the amount of built-in gain or built-in loss, respectively, at the time of contribution. There are circumstances in which investors who contribute appreciated assets to the Portfolio in kind could recognize income up to the built-in gain in such assets at the time of contribution even in advance of a disposition of such assets. The IRS may successfully challenge any of the Portfolio’s allocations, elections or determinations, in which case an investor may be allocated more or less of any tax item.

The Portfolio expects to manage its assets and income in such a way that any “feeder” fund investing all of its assets in the Portfolio will meet the requirements with respect to sources of income and diversification of assets for qualification as a regulated investment company under Subchapter M of the Internal Revenue Code. Investors that intend to meet the 90% distribution requirement for treatment as a regulated investment company could be required to redeem a portion of their interests in the Portfolio in order to obtain sufficient cash to satisfy the annual 90% distribution requirement with respect to such income and to otherwise avoid entity-level U.S. federal income and excise taxes. The Portfolio, in turn, may be required to sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so, and may recognize additional income by reason of any such sales, further increasing “feeder” fund distribution requirements.

In general, an investor’s adjusted basis in its interest in the Portfolio will initially equal the amount of cash and, if any, the adjusted basis in other property the investor has contributed for the interest and will be increased by the investor’s proportionate share of Portfolio income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Portfolio to the investor and such investor’s distributive share of certain Portfolio expenses and losses. In addition, (1) an investor’s basis in the Portfolio interest includes the investor’s share of the Portfolio’s liabilities, and (2) decreases in the investor’s share of liabilities are treated as cash distributions.

In general, an investor that receives solely cash in connection with the investor’s complete withdrawal from the Portfolio will recognize gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Portfolio interest immediately before the withdrawal. Gain or loss recognized as a result of a complete withdrawal from the Portfolio generally will be short-term or long-term capital gain or loss depending on the investor’s holding period for its interests in the Portfolio, except that an investor will generally recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the investor receives a cash distribution for the investor’s allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Portfolio. An investor’s receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognition of gain (but not loss) to the extent that the amount of the distribution exceeds such investor’s adjusted basis in its Portfolio interest before the distribution. If an investor acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the investor’s interest generally will have a divided holding period, which could cause the investor to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio. If the distribution does not represent a complete liquidation of the investor’s Portfolio interest, the investor’s basis in the distributed property generally will equal the Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution. If the distribution is made in complete liquidation of the investor’s Portfolio interest, the investor generally will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to an investor who contributed other property to the Portfolio and to the distribution of such contributed property to another investor. A partner in a partnership generally will recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner’s adjusted basis in its partnership interest. This rule does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Internal Revenue Code. It is intended that the Portfolio be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify. Each investor is expected to qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid assets to that Portfolio.

An investor cannot deduct losses from the Portfolio in an amount greater than such investor’s adjusted tax basis in its Portfolio interest as of the end of that Portfolio’s tax year. An investor may be able to deduct such excess losses in subsequent tax years to the extent that the investor’s adjusted tax basis for its interest exceeds zero in such years.

There can be no assurance that Portfolio losses will produce a tax benefit in the year incurred or that such losses will be available to offset an investor’s share of income in subsequent years.

Taxation of Portfolio Income

For federal income tax purposes, investment income other than tax-exempt interest and the proceeds of the sale of investments is generally treated as ordinary income for U.S. federal income tax purposes. The treatment of capital gains, however, is generally determined by how long the Portfolio owned the investments that generated them (rather than by how long an investor has held its interest in the Portfolio). Net gains from the sale of investments that the Portfolio owned for one year or less are generally treated as short-term capital gains; net gains from the sale of investments that the Portfolio owned for more than one year are generally treated as long-term capital gains. Net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) is generally taxable to noncorporate investors at rates of up to 20%. Dividends received from domestic corporations or certain foreign corporations will be “qualified dividend income,” taxable to noncorporate investors at the rates applicable to net capital gain, provided holding period and other requirements described below are met. The Portfolio does not expect to earn income that will qualify as “qualified dividend income” when allocated to investors.

In order for some portion of the dividends that the Portfolio allocates to its investors to qualify as “qualified dividend income,” the Portfolio must meet holding period and other requirements with respect to the underlying securities generating such dividend income. A dividend will not be treated as qualified dividend income (a) if the dividend is received with respect to any share of stock held by the Portfolio for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (b) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (c) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (d) if the dividend is received from a foreign corporation that is (i) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (ii) treated as a passive foreign investment company (a “PFIC”).

Net investment income will generally qualify for the 50% dividends-received deduction generally available to corporations to the extent of qualifying dividends received by the Portfolio from domestic corporations for the taxable year. A dividend will not be treated as a dividend eligible for the dividends-received deduction (a) if it has been received with respect to any share of stock that the Portfolio has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (b) to the extent that the recipient is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends-received deduction may otherwise be disallowed or reduced by application of various provisions of the Internal Revenue Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed stock (generally, stock acquired with borrowed funds)).

To the extent that the Portfolio receives income that is (i) in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income on securities the Portfolio temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Portfolio, such distribution may not be eligible for the corporate dividends-received deduction for corporate investors and will not constitute qualified dividend income.

Certain investments of the Portfolio can produce timing differences between income recognition for tax purposes and the receipt of actual cash with respect to the investments. Investors that intend to meet the 90% distribution requirement for treatment as a “regulated investment company” under Section 852 of the Internal Revenue Code could be required to redeem a portion of their interests in the Portfolio in order to obtain sufficient cash to satisfy the 90% distribution requirement with respect to such income. The Portfolio in turn may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so.

If eligible, the Portfolio may make the election described in Section 475(f) of the Internal Revenue Code (the “mark-to-market election”). If the Portfolio makes the mark-to-market election, many of the rules described in this section will generally not apply to the Portfolio’s transactions and the Portfolio instead will generally be required to recognize ordinary income or loss on many (or all) of its securities at the end of each taxable year as if it had sold such securities for their fair market value on the last business day of such taxable year. The Portfolio currently does not expect to make the mark-to-market election, but may determine to do so in the future.

Certain Complex Transactions

Certain of the Portfolio’s investments may be subject to complex provisions of the Internal Revenue Code (including provisions relating to hedging transactions, straddles, integrated transactions, foreign currency contracts, forward foreign currency contracts, and notional principal contracts) that, among other things, may affect the character of gains and losses realized by the Portfolio (e.g., may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the Portfolio and defer losses. These provisions also may require the Portfolio to mark-to-market certain types of positions in its portfolio (i.e., treat them as if they were closed out) which may cause the Portfolio to recognize income without receiving cash. The Portfolio intends to monitor its transactions, intends to make appropriate tax elections, and intends to make appropriate entries in its books and records in order to mitigate the effect of these rules and allow any investor investing all of its assets in the Portfolio to qualify as a regulated investment company under the Internal Revenue Code.

Investments in Regulated Investment Companies

In certain cases, the amount of income and gains realized by the Portfolio from any investments in shares of regulated investment companies may be greater (or less) than such amounts would have been had the Portfolio invested directly in securities held by the investment companies. For similar reasons, the tax attributes of such income and gains (e.g., long-term capital gain, eligibility for the dividends-received deduction, etc.) may not be the same as it would have been had the Portfolio invested directly in the securities held by the investment companies.

Foreign Income

Income received by the Portfolio from sources within foreign countries may be subject to withholding and other foreign taxes. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is not feasible to determine the effective rate of foreign tax in advance since the amount of the Portfolio’s assets to be invested in various countries will vary.

Certain investments made by the Portfolio may be treated as equity in passive foreign investment companies or “PFICs” for federal income tax purposes. In general, a passive foreign investment company is a foreign corporation (i) that receives at least 75% of its annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or (ii) where at least 50% of its assets (computed based on average fair market value) either produce or are held for the production of passive income. If the Portfolio acquires any equity interest (under Treasury regulations that may be promulgated in the future, generally including not only stock but also an option to acquire stock such as is inherent in a convertible bond) in a PFIC, its investors could be subject to U.S. federal income tax and nondeductible interest charges on “excess distributions” from such companies or on gain from the sale of stock in such companies. A “qualified electing fund” election or a “mark to market” election may generally be available that would ameliorate these adverse tax consequences, but such elections could require the Portfolio to recognize taxable income or gain without the concurrent receipt of cash. In order to mitigate the effect of these rules and allow any investor investing all of its assets in the Portfolio to qualify for treatment as a regulated investment company under the Internal Revenue Code, the Portfolio may be required to liquidate its interest in securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Portfolio. Gains from the sale of stock of PFICs may also be treated as ordinary income. In order for the Portfolio to make a qualified electing fund election with respect to a PFIC, the PFIC would have to agree to provide certain tax information to the Portfolio on an annual basis, which it might not agree to do. Under proposed Treasury Regulations, certain income derived by the Portfolio for a taxable year from a PFIC with respect to which the Portfolio has made a qualified electing fund election would generally constitute qualifying income to an investor in the Portfolio intended to qualify for treatment as a regulated investment company under the Internal Revenue Code only the extent the PFIC makes distributions in respect of that income to the Portfolio for that taxable year. The Portfolio may limit and/or manage its holdings in PFICs to limit tax liability or maximize its returns from these investments.

If a sufficient portion of the interests in a foreign issuer are held or deemed held by the Portfolio, independently or together with certain other U.S. persons, that issuer may be treated as a “controlled foreign corporation” (a “CFC”) with respect to the Portfolio, in which case the Portfolio will be required to take into account each year, as ordinary income, its share of certain portions of that issuer’s income, whether or not such amounts are distributed. The Portfolio may have to dispose of its portfolio securities (potentially resulting in the recognition of taxable gain or loss, and potentially under disadvantageous circumstances) to generate cash, or may have to borrow the cash, to meet its distribution requirements and avoid Portfolio -level taxes. Under proposed Treasury Regulations, certain income derived by the Portfolio from a CFC for a taxable year would generally constitute qualifying income to an investor in the Portfolio intended to qualify for treatment as a regulated investment company under the Internal Revenue Code only to the extent the CFC makes distributions in respect of that income to the Portfolio for that taxable year. In addition, some Portfolio gains on the disposition of interests in such an issuer may be treated as ordinary income. The Portfolio may limit and/or manage its holdings in issuers that could be treated as CFCs in order to limit tax liability or maximize returns from these investments.

Investments in Discount Securities

Investments by the Portfolio in zero coupon or other securities issued at a discount will result in income to the Portfolio equal to a portion of the excess face value of the securities over their issue price (the “original issue discount” or “OID”) each year that the securities are held, even though the Portfolio may receive no cash interest payments or may receive cash interest payments that are less than the income recognized for tax purposes. In other circumstances, whether pursuant to the terms of a security or as a result of other factors outside the control of the Portfolio, the Portfolio may recognize income without receiving a commensurate amount of cash. Any market discount recognized on a market discount bond is taxable as ordinary income. A market discount bond is a bond acquired in the secondary market at a price below redemption value, or below adjusted issue price if the bond was issued with original issue discount. Absent an election by the Portfolio to include the market discount in income as it accrues, gain on the Portfolio’s disposition of such an obligation will be treated as ordinary income rather than capital gain to the extent of the accrued market discount.

Investments in Mortgage-Backed and Mortgage-Related Securities

The Portfolio may invest directly or indirectly in residual interests in real estate mortgage investment conduits (“REMICs”), including by investing in residual interests in collateralized mortgage obligations (“CMOs”) with respect to which an election to be treated as a REMIC is in effect, or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued, but may apply retroactively, a portion of the Portfolio’s income (including income allocated to the Portfolio from certain pass-through entities) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Internal Revenue Code as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides that excess inclusion income of a partnership, such as the Portfolio, will be allocated to investors in the partnership consistent with the allocation of other items of income, with the same consequences as if the investors held the related interest directly.

In general, excess inclusion income allocated to investors (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, that invest in a regulated investment company to which the Portfolio allocates excess inclusion income, thereby potentially requiring an entity to file a tax return and pay tax on such income, and (iii) in the case of a foreign investor that invests in a regulated investment company to which the Portfolio allocates excess inclusion income, will not qualify for any reduction in U.S. federal withholding tax.

Tax Shelter Reporting

The Portfolio may engage in transactions or make investments that would subject the Portfolio, its investors and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by that Portfolio or investments in the Portfolio to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality.

Although no Portfolio expects to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Portfolio will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Portfolio if the investor (or the Portfolio in certain cases) participates in a reportable transaction.

Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in the Portfolio and participation in the Portfolio’s income, gain, loss, deduction or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, the Portfolio may provide to its material advisors identifying information about the Portfolio’s investors and their participation in the Portfolio and the Portfolio’s income, gain, loss, deduction or credit from those transactions or investments, and the Portfolio or its material advisors may disclose this information to the IRS upon its request. Significant penalties apply for failure to comply with these rules.

Investor Reporting Obligations With Respect to Foreign Bank and Financial Accounts

Investors that are U.S. persons and own, directly or indirectly, more than 50% of the Portfolio could be required to report annually their “financial interest” in the Portfolio’s “foreign financial accounts,” if any, on FinCEN Report 114, Report of Foreign Bank and Financial Accounts (“FBAR”).

Other Reporting and Withholding Requirements

Unless certain non-U.S. entities holding interests in the Portfolio comply with IRS requirements that will generally require them to report information regarding U.S. persons investing in, or holding accounts with, such entities, a 30% withholding tax may apply to such entities’ shares of certain Portfolio income and after December 31, 2018 to such entities’ shares of gross proceeds earned by the Portfolio or gross proceeds received in redemption of the Portfolio interest. A non-U.S. investor may be exempt from the withholding described in this paragraph under an applicable intergovernmental agreement between the U.S. and a foreign government, provided that the investor and the applicable foreign government comply with the terms of such agreement.

Investors are urged to consult a tax advisor regarding this new reporting and withholding regime, in light of their particular circumstances.

General Considerations

The foregoing discussion summarizes some of the consequences under the current federal tax law of an investment in the Portfolio. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in the Portfolio including in-kind transactions under all applicable tax laws.

Special tax considerations apply to investors in the Portfolio that intend to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code. The foregoing discussion does not attempt to address all special tax consequences to those investors or to their shareholders; shareholders of a regulated investment company that invests in the Portfolio should consult the prospectus and SAI for the regulated investment company in which they invest.

ITEM 25.	UNDERWRITERS

Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 26.	CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 27.	FINANCIAL STATEMENTS

The audited financial statements for the fiscal year ended June 30, 2018 for the Portfolio which was filed with the SEC on September 6, 2018 as part of the Trust’s filing on Form N-CSR, is incorporated into this Part B by reference. The Annual Report is available by visiting the Trust’s website at http://www.spdrs.com or by calling 1-866-787-2257.

APPENDIX A

RATINGS OF DEBT INSTRUMENTS

Standard & Poor’s, a division of S&P Global (“S&P”), Corporate Long-Term Issue Ratings:

AAA – An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA – An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A – An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB – An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C – Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB – An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B – An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC – An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC – An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

C – A ‘C’ rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the ‘C’ rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

D – An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation’s rating is lowered to ‘D’ upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

Plus (+) or Minus (-) – The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR – This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.

Moody’s Investors Service, Inc.’s (“Moody’s”) Long-Term Obligation Ratings:

Aaa – Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa – Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A – Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa – Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba – Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B – Obligations rated B are considered speculative and are subject to high credit risk.

Caa – Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca – Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C – Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Modifiers: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Fitch Ratings Ltd.’s (“Fitch”) Corporate Finance Obligations – Long-Term Ratings:

AAA – Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA – Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A – High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB – Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB – Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B – Highly speculative. ‘B’ ratings indicate that material credit risk is present. For performing obligations, default risk is commensurate with the issuer being rated with an Issuer Default Risk (“IDR”) in the ranges ‘BB’ to ‘C’. For issuers with an IDR below ‘B’, the overall credit risk of this obligation is moderated by the expected level of recoveries should a default occur. For issuers with an IDR above ‘B’, the overall credit risk of this obligation is exacerbated by the expected low level of recoveries should a default occur. For non-performing obligations, the obligation or issuer is in default, or has deferred payment, but the rated obligation is expected to have extremely high recovery rates consistent with a Recovery Rating of ‘RR1’ (outstanding recovery prospects given default).

CCC – Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present. For performing obligations, default risk is commensurate with an IDR in the ranges ‘B’ to ‘C’. For issuers with an IDR below ‘CCC’, the overall credit risk of this obligation is moderated by the expected level of recoveries should a default occur. For issuers with an IDR above ‘CCC’, the overall credit risk of this obligation is exacerbated by the expected low level of recoveries should a default occur. For non-performing obligations, the obligation or issuer is in default, or has deferred payment, but the rated obligation is expected to have a superior recovery rate consistent with a Recovery Rating of ‘RR2’ (superior recovery prospects given default).

CC – Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk. For performing obligations, default risk is commensurate with an IDR in the ranges ‘B’ to ‘C’. For issuers with an IDR below ‘CC’, the overall credit risk of this obligation is moderated by the expected level of recoveries should a default occur. For issuers with an IDR above ‘CC’, the overall credit risk of this obligation is exacerbated by the expected low level of recoveries should a default occur. For non-performing obligations, the obligation or issuer is in default, or has deferred payment, but the rated obligation is expected to have a good recovery rate consistent with a Recovery Rating of ‘RR3’ (good recovery prospects given default).

C – Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk. For performing obligations, default risk is commensurate with an IDR in the ranges ‘B’ to ‘C’. The overall credit risk of this obligation is exacerbated by the expected low level of recoveries should a default occur. For non-performing obligations, the obligation or issuer is in default, or has deferred payment, and the rated obligation is expected to have an average, below-average or poor recovery rate consistent with a Recovery Rating of ‘RR4’ (average recovery prospects given default), ‘RR5’ (below average recovery prospects given default) or ‘RR6’ (poor recovery prospects given default).

Defaulted obligations typically are not assigned ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Plus (+) or Minus (-) The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘B’.

emr – The subscript ‘emr’ is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

S&P’s Short-Term Issue Credit Ratings:

A-1 – A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2 - A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3 - A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B - A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. Ratings of ‘B-1’, ‘B-2’, and ‘B-3’ may be assigned to indicate finer distinctions within the ‘B’ category. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B-1 - A short-term obligation rated ‘B-1’ is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-2 - A short-term obligation rated ‘B-2’ is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-3 - A short-term obligation rated ‘B-3’ is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

C - A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

D - A short-term obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Dual Ratings – S&P assigns “dual” ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term rating symbols are used for bonds to denote the long-term maturity and the short-term rating symbols for the put option (for example, ‘AAA/A-1+’). With U.S. municipal short-term demand debt, note rating symbols are used with the short-term issue credit rating symbols (for example, ‘SP-1+/A-1+’).

Moody’s Short-Term Obligation Ratings:

P-1 - Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2 - Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3 - Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP - Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Note: Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

Fitch’s Short-Term Obligation Ratings:

F1 - Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2 - Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3 - Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B – Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C - High short-term default risk. Default is a real possibility.

RD – Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D – Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

APPENDIX B

The Trust and SSGA Active Trust generally intend to effect deliveries of portfolio securities on a basis of “T” plus three business days (i.e., days on which the NYSE is open) in the relevant foreign market of a Fund or Portfolio. The ability of the Trust or SSGA Active to effect in-kind redemptions within three business days of receipt of a redemption request is subject, among other things, to the condition that, within the time period from the date of the request to the date of delivery of the securities, there are no days that are local market holidays on the relevant business days. For every occurrence of one or more intervening holidays in the local market that are not holidays observed in the United States, the redemption settlement cycle may be extended by the number of such intervening local holidays. In addition to holidays, other unforeseeable closings in a foreign market due to emergencies may also prevent the Trust or SSGA Active Trust from delivering securities within three business days.

The securities delivery cycles currently practicable for transferring portfolio securities to redeeming investors, coupled with local market holiday schedules, may require a delivery process longer than the standard settlement period. In certain circumstances during the calendar year, the settlement period may be greater than seven calendar days. Such periods are listed in the table below, as are instances where more than seven days will be needed to deliver redemption proceeds. Since certain holidays may occur on different dates in subsequent years, the number of days required to deliver redemption proceeds in any given year may exceed the maximum number of days listed in the table below. The proclamation of new holidays, the treatment by market participants of certain days as “informal holidays” (e.g., days on which no or limited securities transactions occur, as a result of substantially shortened trading hours), the elimination of existing holidays, or changes in local securities delivery practices, could affect the information set forth herein at some time in the future and longer (worse) redemption periods are possible.

Listed below are the dates in calendar year 2018 (the only year for which holidays are known at the time of this Part B filing) in which the regular holidays in non-U.S. markets may impact Fund or Portfolio settlement. This list is based on information available to the Portfolio. The list may not be accurate or complete and is subject to change:

Albania	Argentina	Australia	Austria	Bahrain*
January 1-2	January 1	January 1, 26	January 1	January 1
March 14, 22	February 12-13	March 5, 12, 30	March 30	May 1
April 2, 9	March 29-30	April 2-3, 25	April 2	June 17
May 1	April 2	May 7	May 1, 10, 21, 31	August 22-23
June 14	May 1, 25	June 4, 11	August 15	September 11, 19-20
August 21	June 20	August 6, 15	October 26	November 20
October 19	July 9	September 24	November 1	December 16-17
November 28-29	August 20	October 1, 8	December 24-26, 31
December 10-25	October 15	November 6
	November 6, 19	December 24-26, 31
December 25
*Market closed every Friday

Bangladesh*	Belgium	Benin	Bermuda	Bosnia and Herzegovina
February 21	January 1	January 1	January 1	January 1-2
March 26	March 30	April 2	March 30	March 1-2
April 29	April 2	May 1, 10, 21	May 25	April 2, 30
May 1-2	May 1	June 11, 15	June 18	May 1-2
June 12, 17	December 24-26, 31	August 7, 15, 22	August 2-3	June 14-15
July 1		November 1, 15, 21	September 3	August 20-21
August 15, 21-23		December 25	November 12	November 26
September 2			December 25-26	December 25
November 21
December 16, 25, 31

*Market closed every Friday

Botswana	Brazil	Bulgaria	Burkina Faso	Canada
January 1-2	January 1, 25	January 1	January 1	January 1-2
March 30	February 12-14	March 5	April 2	February 12, 19
April 2	March 30	April 6, 9	May 1, 10, 21	March 30
May 1, 10	May 1, 31	May 1, 7, 24	June 11, 15	May 21
July 2, 16-17	July 9	September 6, 24	August 7, 15, 22	June 25
October 1-2	September 7	December 24-26	November 1, 15, 21	July 2
December 25-26	October 12		December 25	August 6
	November 2, 15, 20			September 3
	December 24-25, 31			October 8
November 12
December 25-26

Chile	China	Colombia	Costa Rica	Croatia
January 1	January 1	January 1-8	January 1	January 1
March 30	February 15-16, 19-21	March 19, 29-30	March 29-30	March 30
May 1, 21	April 5-6, 30	May 1, 14	April 11	April 2
July 2, 16	May 1	June 4, 11	May 1	May 1, 31
August 15	June 18	July 2, 20	July 25	June 22, 25
September 17-19	September 24	August 7, 20	August 2, 15	August 15
October 15	October 1-5	October 15	October 15	October 8
November 1-2		November 5, 12	December 25	November 1
December 25, 31		December 25		December 24-26, 31

Cyprus	The Czech Republic	Denmark	Egypt*	Estonia
January 1	January 1	January 1	January 1, 7, 25	January 1
February 19	March 30	March 29-30	April 8-9, 25	March 30
March 30	April 2	April 2, 27	May 1	April 2
April 2, 6, 9-10	May 1, 8	May 10-11, 21	June 17	May 1, 10
May 1, 28	July 5-6	June 5	July 1, 23	August 20
August 15	September 28	December 24-26, 31	August 20-22	December 24-26, 31
October 1	December 24-26, 31		September 11
December 24-26			November 20

*Market closed every Friday

Finland	France	Georgia	Germany	Ghana
January 1	January 1	January 1-2, 19	January 1	January 1
March 30	March 30	March 8	March 30	March 6, 30
April 2	April 2	April 6, 9	April 2	April 2
May 1-10	May 1	May 9	May 1, 21	May 1, 25
June 22	December 24-26, 31	August 28	October 3	June 15
December 6, 24-26, 31		November 23	December 24-26, 31	July 2
August 22
September 21
December 7, 25-26

Greece	Guinea-Bissau	Hong Kong	Hungary	Iceland
January 1	January 1	January 1, 27	January 1	January 1
February 19	April 2	February 15-16, 19	March 15-16, 30	March 29-30
March 30	May 1, 10, 21	March 30	April 2, 30	April 2, 19
April 2, 6, 9	June 11, 15	April 2, 5	May 1, 21	May 1, 10, 21
May 1, 28	August 7, 15, 22	May 1, 22	August 20	August 6
August 15	November 1, 15, 21	June 18	October 22-23	December 24-26, 31
December 24-26	December 25	July 2	November 1-2
		September 25	December 24-26, 31
October 1, 17
December 24-26, 31

India	Indonesia	Ireland	Israel*	Italy
January 26	January 1	January 1	March 1	January 1
February 13, 19	February 16	March 19, 30	April 1-5	March 30
March 2, 29-30	March 30	April 2	May 20	April 2
April 30	May 1, 10, 29	May 7, 28	July 22	May 1
May 1	June 1, 13-19	June 4	September 9-11, 18-19,	August 15
August 15, 17, 22	August 17, 22	August 6, 27	23-27, 30	December 24-26, 31
September 13, 20	September 11	October 29	October 1
October 2, 18	November 20	December 24-26, 31
November 7-8, 21, 23	December 24-25, 31
December 25
*Market closed every Friday

Ivory Coast	Jamaica	Japan	Jordan*	Kazakhstan
January 1	January 1	January 1-3, 8	January 1	January 1-2
April 2	February 14	February 12	May 1, 25	March 8-9, 21-23
May 1, 10, 21	March 30	March 21	June 17	April 30
June 11, 15	April 2	April 30	August 21-23	May 1, 7-9
August 7, 15, 22	May 23	May 3-4	September 12	July 6
November 1, 15, 21	August 1, 6	July 16	November 21	August 21, 30-31
December 25	October 15	September 17, 24	December 25	December 3, 17-18, 31
	December 25-26	October 8
		November 23	*Market closed every Friday
December 24, 31

Kenya	Kuwait*	Latvia	Lithuania	Luxembourg
January 1	January 1	January 1	January 1	January 1
March 30	February 25-26	March 30	February 16	March 30
April 2	April 15	April 2, 30	March 30	April 2
May 1	June 17	May 1, 4, 10	April 2	May 1
June 1, 15	August 20-23	November 19	May 1, 10	December 24-26, 31
October 10	September 11	December 25-26, 31	July 6
December 12, 25-26	November 22		August 15
November 1
December 24-26

Malawi	Malaysia	Mali	Mauritius	Mexico
January 1, 15	January 1, 31	January 1	January 1-2, 31	January 1
March 5, 30	February 1, 15-16	April 2	February 1, 13, 16	February 5
April 2	May 1, 29	May 1, 10, 21	March 12	March 19, 29-30
May 1, 14	June 14-15	June 11, 15	May 1	April 2, 30
June 15	August 22, 31	August 7, 15, 22	August 15	May 1
July 6	September 10-11, 17	November 1, 15, 21	September 14	November 2, 19
October 15	November 6, 20	December 25	November 2, 7	December 12, 25
December 25-26	December 25		December 25

Morocco	Namibia	The Netherlands	New Zealand	Niger
January 1, 11	January 1	January 1	January 1-2	January 1
May 1	March 21, 30	March 30	February 6	April 2
June 14, 30	April 2, 27	April 2	March 30	May 1, 10, 21
August 14, 20-22	May 1, 4, 25	May 1	April 2, 25	June 11, 15
September 11	August 9, 27	December 24-26, 31	June 4	August 7, 15, 22
November 6, 20	September 24		October 22	November 15, 21
	December 10, 17, 25-26		December 25-26	December 25

Nigeria	Norway	Oman*	Pakistan	Panama
January 1	January 1	January 1	January 1	January 1, 8
March 30	March 28-30	June 17-18	February 5	February 13
April 2	April 2	July 23	March 23	March 30
May 1, 29	May 1, 10, 17, 21	August 22-23	May 1	May 1
June 15, 18	December 24-26, 31	September 11	June 15, 18	November 5, 26
August 22-23		November 18-20	July 2	December 25, 31
October 1			August 22-24
November 19		*Market closed every Friday	September 20-21
December 25-26			November 20
December 25

Peru	The Philippines	Poland	Portugal	Puerto Rico
January 1	January1- 2	January 1-2	January 1	January 1, 15
March 29-30	February 16	March 30	March 30	February 19
May 1	March 29-30	April 2	April 2	March 30
June 29	April 9	May 1, 3, 31	May 1	May 28
August 30	May 1	August 15	December 24-26, 31	July 4
October 8	June 12	November 1		September 3
November 1	August 21, 27	December 24-26, 31		October 8
December 25	November 1-2, 30			November 12-23
	December 24-25, 31			December 24-25

Qatar*	Romania	Russia	Saudi Arabia*	Senegal
January 1	January 1-2, 24	January 1-2, 8	June 17-21	January 1
February 13	April 9	February 23	August 19-23	April 2
March 4	May 1, 28	March 8	September 23	May 1, 10, 21
June 17-19	June 1	May 1-9		June 11, 15
August 20-22	August 15	June 12		August 7, 15, 22
December 18	November 30	November 5		November 1, 15, 21
	December 25-26	December 31		December 25
*Market closed every Friday			*Market closed every Friday

Serbia	Singapore	The Slovak Republic	Slovenia	South Africa
January 1-2	January 1	January 1	January 1-2	January 1
February 15-16	February 16	March 30	February 8	March 21, 30
April 6, 9	March 30	April 2	March 30	April 2, 27
May 1-2	May 1, 29	May 1, 8	April 2, 27	May 1
November 12	June 15	July 5	May 1-2	August 9
December 31	August 9, 22	August 29	June 25	September 24
	November 6	November 1	August 15	December 17, 25-26
	December 25	December 24-26	October 31
November 1
December 24-26, 31

South Korea	Spain	Sri Lanka	Srpska	Swaziland
January 1	January 1	January 1, 15, 31	January 1-2, 9	January 1, 5
February 15-16	March 30	February 5, 13	April 6, 9	March 30
March 1	April 2	March 1, 30	May 1-2, 9	April 2, 19, 25
May 1, 7, 22	May 1	April 13, 20, 30	November 21	May 1, 10
June 6, 13	December 24-26, 31	May 1, 29		July 23
August 15		June 15, 27		August 27
September 24-26		July 27		September 6
		August 22		December 25-26
September 24
October 24
November 20-22 December 25

Sweden	Switzerland	Taiwan	Tanzania	Thailand
January 1, 5	January 1-2	January 1	January 1, 12	January 1-2
March 29-30	March 30	February 13-16, 19-20, 28	March 30	March 1
April 2	April 2	April 4-6	April 2, 26	April 6, 13, 16
May 1, 9-10	May 1, 10, 21	May 1	May 1	May 1, 29
June 6, 22	August 1	June 18	June 15	July 27, 30
November 2	December 25-26	September 24	August 8, 22	August 13
December 24-26, 31		October 10	November 21	October 15, 23
		December 31	December 20, 25-26	December 5, 10, 31

Togo	Tunisia	Turkey	Uganda	Ukraine
January 1	January 1	January 1	January 1, 26	January 1, 8
April 2	March 20	April 23	February 16	March 8
May 1, 10, 21	April 9	May 1	March 8, 30	April 9
June 11, 15	May 1	June 14-15	April 2	May 1-2, 9, 28
August 7, 15, 22	June 15	August 20-24, 30	May 1	June 28
November 1, 15, 21	July 25	October 29	June 15	August 24
December 25	August 13, 21		August 21	October 15
	September 12		October 9	December 25
	October 15		November 30
	November 20		December 25-26

The United Arab Emirates*	The United Kingdom	The United States Bond Market	Uruguay	Venezuela
January 1	January 1	January 1, 15	January 1	January 1
June 14	March 30	February 19	February 12-13	February 12-13
August 20-22	April 2	March 29*, 30	March 29-30	March 19, 29-30
September 11	May 7, 28	May 25*, 28	April 23	April 19
November 20	August 27	July 3*- 4	May 1, 21	May 1, 14
December 2-3	December 24-26, 31	September 4	June 19	June 4
		October 8	July 18	July 2, 5, 24
		November 22, 23*, 24*	October 15	August 20
		December 25, 31*	November 2	September 10
			December 25	October 12
*Market closed every Friday		*The U.S. bond market has recommended early close.		November 5 December 24-25, 31

Vietnam	Zambia	Zimbabwe
January 1	January 1	January 1
February 14-16, 19-20	March 8, 12, 30	February 21
April 25, 30	April 2	March 30
May 1	May 1, 25	April 2, 18
September 3	July 2-3	May 1, 25
	August 6	August 13-14
	October 18, 24	December 25-26
December 25

Redemptions. The longest redemption cycle for a Fund is a function of the longest redemption cycle among the countries whose securities comprise the Funds. In calendar year 2018, the dates of regular holidays affecting the following securities markets present the worst-case redemption cycles* for a Fund as follows:

            2018

Country	Trade Date	Settlement Date	Number of Days to Settle
Argentina	03/26/18	04/03/18	8
	03/27/18	04/04/18	8
	03/28/18	04/05/18	8
Australia	03/27/18	04/04/18	8
	03/28/18	04/05/18	8
	03/29/18	04/06/18	8
	12/19/18	12/27/18	8
	12/20/18	12/28/18	8
	12/21/18	01/02/19	12
Bangladesh	08/16/18	08/26/18	10
	08/19/18	08/27/18	8
	08/20/18	08/28/18	8
Bosnia and Herzegovina	04/25/18	05/03/18	8
	04/26/18	05/04/18	8
	04/27/18	05/07/18	10
Brazil	02/07/18	02/15/18	8
	02/08/18	02/16/18	8
	02/09/18	02/19/18	10
China	02/12/18	02/22/18	10
	02/13/18	02/23/18	10
	02/14/18	02/26/18	12
	09/26/18	10/08/18	12
	09/27/18	10/09/18	12
	09/28/18	10/10/18	12
Indonesia	06/08/18	06/20/18	12
	06/11/18	06/21/18	10
	06/12/18	06/22/18	10
Israel	03/28/18	04/08/18	11
	03/29/18	04/09/18	11
	09/17/18	10/02/18	15
	09/20/18	10/03/18	13
Japan	04/27/18	05/07/18	10
Kuwait	08/16/18	08/26/18	10
	08/19/18	08/27/18	8
	01/08/18	01/16/18	8

Country	Trade Date	Settlement Date	Number of Days to Settle
Malawi	01/09/18	01/17/18	8
	01/10/18	01/18/18	8
	01/11/18	01/19/18	8
	01/12/18	01/22/18	10
	02/26/18	03/06/18	8
	02/27/18	03/07/17	8
	02/28/18	03/08/18	8
	03/01/18	03/09/18	8
	03/02/18	03/12/18	10
	03/23/18	04/03/18	11
	03/26/18	04/04/18	9
	03/27/18	04/05/18	9
	03/28/18	04/06/18	9
	03/29/18	04/09/18	11
	04/24/18	05/02/18	8
	04/25/18	05/03/18	8
	04/26/18	05/04/18	8
	04/27/18	05/07/18	10
	04/30/18	05/08/18	8
	05/07/18	05/15/18	8
	05/08/18	05/16/18	8
	05/09/18	05/17/18	8
	05/10/18	05/18/18	8
	05/11/18	05/21/18	10
	06/08/18	06/18/18	10
	06/11/18	06/19/18	8
	06/12/18	06/20/18	8
	06/13/18	06/21/18	8
	06/14/18	06/22/18	8
	06/29/18	07/09/18	10
	07/02/18	07/10/18	8
	07/03/18	07/11/18	8
	07/04/18	07/12/18	8
	07/05/18	07/13/18	8
	10/08/18	10/16/18	8
	10/09/18	10/17/18	8
	10/10/18	10/18/18	8
	10/11/18	10/19/18	8
	10/12/18	10/22/18	10
	12/18/18	12/27/18	9
	12/19/18	12/28/18	9
	12/20/18	12/31/18	11
	12/21/18	01/02/19	12
	12/24/18	01/03/19	10

2018
Country	Trade Date	Settlement Date	Number of Days to Settle
Mexico	03/26/18	04/03/18	8
	03/27/18	04/04/18	8
	03/28/18	04/05/18	8
Morocco	08/15/18	08/23/18	8
	08/16/18	08/24/18	8
	08/17/18	08/27/18	10
Namibia	03/14/18	03/22/18	8
	03/15/18	03/23/18	8
	03/16/18	03/26/18	10
	03/19/18	03/27/18	8
	03/20/18	03/28/18	8
	03/23/18	04/03/18	11
	03/26/18	04/04/18	9
	03/27/18	04/05/18	9
	03/28/18	04/06/18	9
	03/29/18	04/09/18	11
	04/20/18	04/30/18	10
	04/23/18	05/02/18	9
	04/24/18	05/03/18	9
	04/25/18	05/07/18	12
	04/26/18	05/08/18	12
	05/02/18	05/10/18	8
	05/03/18	05/11/18	8
	05/18/18	05/28/18	10
	05/21/18	05/29/18	8
	05/22/18	05/30/18	8
	05/23/18	05/31/18	8
	05/24/18	06/01/18	8
	08/02/18	08/10/18	8
	08/03/18	08/13/18	10
	08/06/18	08/14/18	8
	08/07/18	08/15/18	8
	08/08/18	08/16/18	8
	08/20/18	08/28/18	8
	08/21/18	08/29/18	8
	08/22/18	08/30/18	8
	08/23/18	08/31/18	8
	08/24/18	09/03/18	10
	09/17/18	09/25/18	8
	09/18/18	09/26/18	8
	09/19/18	09/27/18	8
	09/20/18	09/28/18	8
	09/21/18	10/01/18	10
	12/03/18	12/11/18	8
	12/04/18	12/12/18	8
	12/05/18	12/13/18	8
	12/06/18	12/14/18	8
	12/07/18	12/18/18	11
	12/11/18	12/19/18	8
	12/12/18	12/20/18	8
	12/13/18	12/21/18	8
	12/14/18	12/24/18	10
	12/18/18	12/27/18	9
	12/19/18	12/28/18	9
	12/20/18	12/31/18	11
	12/21/18	01/02/19	12
	12/24/18	01/03/19	10
Norway	03/26/18	04/03/18	8
	03/27/18	04/04/18	8
Oman	11/13/18	11/21/18	8
	11/14/18	11/22/18	8
	11/15/18	11/25/18	10
Qatar	06/12/18	06/20/18	8
	06/13/18	06/21/18	8
	06/14/18	06/24/18	10
	08/15/18	08/23/18	8
	08/16/18	08/26/18	10
	08/19/18	08/27/18	8
Saudi Arabia	06/13/18	06/24/18	11
	06/14/18	06/25/18	11
	08/15/18	08/26/18	11
	08/16/18	08/27/18	11

2018
Country	Trade Date	Settlement Date	Number of Days to Settle
Serbia	12/26/18	01/03/19	8
	12/27/18	01/04/19	8
	12/28/18	01/07/19	10
South Africa	03/14/18	03/22/18	8
	03/15/18	03/23/18	8
	03/16/18	03/26/18	10
	03/19/18	03/27/18	8
	03/20/18	03/28/18	8
	03/23/18	04/03/18	11
	03/26/18	04/04/18	9
	03/27/18	04/05/18	9
	03/28/18	04/06/18	9
	03/29/18	04/09/18	11
	04/20/18	04/30/18	10
	04/23/18	05/02/18	9
	04/24/18	05/03/18	9
	04/25/18	05/04/18	9
	04/26/18	05/07/18	11
	04/30/18	05/08/18	8
	08/02/18	08/10/18	8
	08/03/18	08/13/18	10
	08/06/18	08/14/18	8
	08/07/18	08/15/18	8
	08/08/18	08/16/18	8
	09/17/18	09/25/18	8
	09/18/18	09/26/18	8
	09/19/18	09/27/18	8
	09/20/18	09/28/18	8
	09/21/18	10/01/18	10
	12/10/18	12/18/18	8
	12/11/18	12/19/18	8
	12/12/18	12/20/18	8
	12/13/18	12/21/18	8
	12/14/18	12/24/18	10
	12/18/18	12/27/18	9
	12/19/18	12/28/18	9
	12/20/18	12/31/18	11
	12/21/18	01/02/19	12
	12/24/18	01/03/19	10
Swaziland	01/02/18	01/10/18	8
	01/03/18	01/11/18	8
	01/04/18	1/12/18	8
	03/23/18	04/03/18	11
	03/26/18	04/04/18	9
	03/27/18	04/05/18	9
	03/28/18	04/06/18	9

2018
Country	Trade Date	Settlement Date	Number of Days to Settle
	03/29/18	04/09/18	11
	04/12/18	04/20/18	8
	04/13/18	04/23/18	10
	04/16/18	04/24/18	8
	04/17/18	04/26/18	9
	04/18/18	04/27/18	9
	04/20/18	04/30/18	10
	04/23/18	05/02/18	9
	04/24/18	05/03/18	9
	04/26/18	05/04/18	8
	04/27/18	05/07/18	10
	04/30/18	05/08/18	8
	05/03/18	05/11/18	8
	05/04/18	05/14/18	10
	05/07/18	05/15/18	8
	05/08/18	05/16/18	8
	05/09/18	05/17/18	8
	07/16/18	07/24/18	8
	07/17/18	07/25/18	8
	07/18/18	07/26/18	8
	07/19/18	07/27/18	8
	07/20/18	07/30/18	10
	08/20/18	08/28/18	8
	08/21/18	08/29/18	8
	08/22/18	08/30/18	8
	08/23/18	08/31/18	8
	08/24/18	09/03/18	10
	08/30/18	09/07/18	8
	08/31/18	09/10/18	10
	09/03/18	09/11/18	8
	09/04/18	09/12/18	8
	09/05/18	09/13/18	8
	12/18/18	12/27/18	9
	12/19/18	12/28/18	9
	12/20/18	12/31/18	11
	12/21/18	01/02/19	12
	12/24/18	01/03/19	10
Taiwan	02/09/18	02/21/18	12
	02/12/18	02/22/18	10
Tanzania	12/19/18	12/27/18	8
Thailand	12/26/18	01/03/19	8
	12/27/18	01/04/19	8
	12/28/18	01/07/19	10
Turkey	08/16/18	08/27/18	11
	08/17/18	08/28/18	11

2018
Country	Trade Date	Settlement Date	Number of Days to Settle
Uganda	01/19/18	01/29/18	10
	01/22/18	01/30/18	8
	01/23/18	01/31/18	8
	01/24/18	02/01/18	8
	01/25/18	02/02/18	8
	02/09/18	02/19/18	10
	02/12/18	02/20/18	8
	02/13/18	02/21/18	8
	02/14/18	02/22/18	8
	02/15/18	02/23/18	8
	03/01/18	03/09/18	8
	03/02/18	03/12/18	10
	03/05/18	03/13/18	8
	03/06/18	03/14/18	8
	03/07/18	03/15/18	8
	03/23/18	04/03/18	11
	03/26/18	04/04/18	9
	03/27/18	04/05/18	9
	03/28/18	04/06/18	9
	03/29/18	04/09/18	11
	04/24/18	05/02/18	8
	04/25/18	05/03/18	8
	04/26/18	05/04/18	8
	04/27/18	05/07/18	10
	04/30/18	05/08/18	8
	06/08/18	06/18/18	10
	06/11/18	06/19/18	8
	06/12/18	06/20/18	8
	06/13/18	06/21/18	8
	06/14/18	06/22/18	8
	08/14/18	08/22/18	8
	08/15/18	08/23/18	8
	08/16/18	08/24/18	8
	08/17/18	08/27/18	10
	08/20/18	08/28/18	8
	10/02/18	10/10/18	8
	10/03/18	10/11/18	8
	10/04/18	10/12/18	8
	10/05/18	10/15/18	10
	10/08/18	10/16/18	8
	11/23/18	12/03/18	10
	11/26/18	12/04/18	8
	11/27/18	12/05/18	8
	11/28/18	12/06/18	8
	11/29/18	12/07/18	8
	12/18/18	12/27/18	9
	12/19/18	12/28/18	9

2018
Country	Trade Date	Settlement Date	Number of Days to Settle
	12/20/18	12/31/18	11
	12/21/18	01/02/19	12
	12/24/18	01/03/19	10
Vietnam	02/09/18	02/21/18	12
	02/12/18	02/22/18	10
	02/13/18	02/23/18	10
Zimbabwe	02/14/18	02/22/18	8
	02/15/18	02/23/18	8
	02/16/18	02/26/18	10
	02/19/18	02/27/18	8
	02/20/18	02/28/18	8
	03/23/18	04/03/18	11
	03/26/18	04/04/18	9
	03/27/18	04/05/18	9
	03/28/18	04/06/18	9
	03/29/18	04/09/18	11
	04/11/18	04/19/18	8
	04/12/18	04/20/18	8
	04/13/18	04/23/18	10
	04/16/18	04/24/18	8
	04/17/18	04/25/18	8
	04/24/18	05/02/18	8
	04/25/18	05/03/18	8
	04/26/18	05/04/18	8
	04/27/18	05/07/18	10
	04/30/18	05/08/18	8
	05/18/18	05/28/18	10
	05/21/18	05/29/18	8
	05/22/18	05/30/18	8
	05/23/18	05/31/18	8
	05/24/18	06/01/18	8
	08/06/18	08/15/18	9
	08/07/18	08/16/18	9
	08/08/18	08/17/18	9
	08/09/18	08/20/18	11
	08/10/18	08/21/18	11
	12/18/18	12/27/18	9
	12/19/18	12/28/18	9
	12/20/18	12/31/18	11
	12/21/18	01/02/19	12
	12/24/18	01/03/19	10

*

These worst-case redemption cycles are based on information regarding regular holidays. Based on changes in holidays, longer (worse) redemption cycles are possible. The securities delivery cycles currently practicable for transferring portfolio securities to redeeming investors, coupled with local market holiday schedules, may require a delivery process longer than the standard settlement period. In certain circumstances during the calendar year, the settlement period may be greater than seven calendar days. Such periods are listed in the table below, as are instances where more than seven days will be needed to deliver redemption proceeds. Since certain holidays may occur on different dates in subsequent years, the number of days required to deliver redemption proceeds in any given year may exceed the maximum number of days listed in the table below. The proclamation of new holidays, the treatment by market participants of certain days as “informal holidays” (e.g., days on which no or limited securities transactions occur, as a result of substantially shortened trading hours), the elimination of existing holidays, or changes in local securities delivery practices, could affect the information set forth herein at some time in the future and longer (worse) redemption periods are possible.

APPENDIX C

March 2018

Global Proxy Voting and Engagement Principles

State Street Global Advisors (“SSGA”), one of the industry’s largest institutional asset managers, is the investment management arm of State Street Corporation, a leading provider of financial services to institutional investors. As an investment manager, SSGA has discretionary proxy voting authority over most of its client accounts, and SSGA votes these proxies in the manner that we believe will most likely protect and promote the long-term economic value of client investments as described in this document i.

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Global Proxy Voting and Engagement Principles

State Street Global Advisors (“SSGA”) maintains Proxy Voting and Engagement Guidelines for select markets, including: Australia, the EU, Japan, New Zealand , North America (Canada and the US), the UK and emerging markets. International markets that do not have specific guidelines are reviewed and voted consistent with our Global Proxy Voting and Engagement Principles; however, SSGA also endeavors to show sensitivity to local market practices when voting in these various markets.

SSGA’s Approach to Proxy Voting and Issuer Engagement

At SSGA, we take our fiduciary duties as an asset manager very seriously. We have a dedicated team of corporate governance professionals who help us carry out our duties as a responsible investor. These duties include engaging with companies, developing and enhancing in-house corporate governance guidelines, analyzing corporate governance issues on a case-by-case basis at the company level, and exercising our voting rights–all to maximize shareholder value.

SSGA’s Global Proxy Voting and Engagement Principles (the “Principles”) may take different perspectives on common governance issues that vary from one market to another and, likewise, engagement activity may take different forms in order to best achieve long-term engagement goals. We believe that proxy voting and engagement with portfolio companies is often the most direct and productive way shareholders can exercise their ownership rights, and taken together, we view these tools to be an integral part of the overall investment process.

We believe engagement and voting activity have a direct relationship. As a result, the integration of our engagement activities, while leveraging the exercise of our voting rights, provides a meaningful shareholder tool that we believe protects and enhances the long-term economic value of the holdings in our client accounts. SSGA maximizes its voting power and engagement by maintaining a centralized proxy voting and active ownership process covering all holdings, regardless of strategy. Despite the different investment views and objectives across SSGA, depending on the product or strategy, the fiduciary responsibilities of share ownership and voting for which SSGA has voting discretion are carried out with a single voice and objective.

The Principles support governance structures that we believe add to, or maximize shareholder value at the companies held in our clients’ portfolios. SSGA conducts issuer specific engagements with companies to discuss our principles, including sustainability related risks. In addition, we encourage issuers to find ways of increasing the amount of direct communication board members have with shareholders. We believe direct communication with executive board members and independent non-executive directors is critical to helping companies understand shareholder concerns. Conversely, where appropriate, we conduct collaborative engagement activities with multiple shareholders and communicate with company representatives about common concerns.

In conducting our engagements, SSGA also evaluates the various factors that play into the corporate governance framework of a country, including but not limited to, the macroeconomic conditions and broader political system, the quality of regulatory oversight, the enforcement of property and shareholder rights and the independence of the judiciary. SSGA understands that regulatory requirements and investor expectations relating to governance practices and engagement activities differ from country-to-country. As a result, SSGA engages with issuers, regulators, or both, depending on the market. SSGA also is a member of various investor associations that seek to address broader corporate governance related policy at the country level as well as issuer specific concerns at a company level.

To help mitigate company specific risk, the SSGA Asset Stewardship Team may collaborate with members of the active investment teams to engage with companies on corporate governance issues and address any specific concerns, or to get more information regarding shareholder items that are to be voted on at upcoming shareholder meetings. Outside of proxy voting season, SSGA conducts issuer specific engagements with companies covering various corporate governance and sustainability related topics.

The SSGA Asset Stewardship Team uses a blend of quantitative and qualitative research and data to support screens to help identify issuers where active engagement may be necessary to protect and promote shareholder value. Issuer engagement may also be event driven, focusing on issuer specific corporate governance, sustainability concerns or wider industry related trends. SSGA also gives consideration to the size of our total position of the issuer in question and/or the potential negative governance, performance profile, and circumstance at hand. As a result, SSGA believes issuer engagement can take many forms and be triggered under numerous circumstances. The following methods represent how SSGA defines engagement methods:

Active

SSGA uses screening tools designed to capture a mix of company specific data including governance and sustainability profiles to help us focus our voting and engagement activity.

SSGA will actively seek direct dialogue with the board and management of companies we have identified through our

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Global Proxy Voting and Engagement Principles

screening processes. Such engagements may lead to further monitoring to ensure the company improves its governance or sustainability practices. In these cases, the engagement process represents the most meaningful opportunity for SSGA to protect long-term shareholder value from excessive risk due to poor governance and sustainability practices.

Reactive

Reactive engagement is initiated by the issuers. SSGA routinely discusses specific voting issues and items with the issuer community. Reactive engagement is an opportunity to address not only voting items, but also a wide range of governance and sustainability issues.

SSGA has established an engagement protocol that further describes our approach to issuer engagement.

Measurement

Assessing the effectiveness of our issuer engagement process is often difficult. To limit the subjectivity of measuring our success we actively seek issuer feedback and monitor the actions issuers take post-engagement to identify tangible changes. By doing so, we are able to establish indicators to gauge how issuers respond to our concerns and to what degree these responses satisfy our requests. It is also important to note that successful engagement activity can be measured over differing time periods depending on the facts and circumstances involved. Engagements can last as short as a single meeting or span multiple years.

Depending on the issue and whether the engagement activity is reactive, recurring, or active, engagement with issuers can take the form of written communication, conference calls, or face-to-face meetings. SSGA believes active engagement is best conducted directly with company management or board members. Collaborative engagement, where multiple shareholders communicate with company representatives, can serve as a potential forum for issues that are not identified by SSGA as requiring active engagement, such as shareholder conference calls.

Proxy Voting Procedure

Oversight

The SSGA Asset Stewardship Team is responsible for developing and implementing the Proxy Voting and Engagement Guidelines (the “Guidelines”), case-by-case voting items, issuer engagement activities, and research and analysis of governance-related issues. The implementation of the Guidelines is overseen by the SSGA Global Proxy Review Committee (“PRC”), a committee of investment, compliance and legal professionals, who provide guidance on proxy issues as described in greater detail below. Oversight of the proxy voting process is ultimately the responsibility of the SSGA

Investment Committee (“IC”). The IC reviews and approves amendments to the Guidelines. The PRC reports to the IC, and may refer certain significant proxy items to that committee.

Proxy Voting Process

In order to facilitate SSGA’s proxy voting process, SSGA retains Institutional Shareholder Services Inc. (“ISS”), a firm with expertise in proxy voting and corporate governance. SSGA utilizes ISS’s services in three ways: (1) as SSGA’s proxy voting agent (providing SSGA with vote execution and administration services); (2) for applying the Guidelines; and (3) as providers of research and analysis relating to general corporate governance issues and specific proxy items.

The SSGA Asset Stewardship Team reviews the Guidelines with ISS on an annual basis or on a case-by-case basis as needed. On most routine proxy voting items (e.g., ratification of auditors), ISS will affect the proxy votes in accordance with the Guidelines.

In other cases, the Asset Stewardship Team will evaluate the proxy solicitation to determine how to vote based on facts and circumstances, consistent with the Principles, and the accompanying Guidelines, that seek to maximize the value of our client accounts.

In some instances, the Asset Stewardship Team may refer significant issues to the PRC for a determination of the proxy vote. In addition, in determining whether to refer a proxy vote to the PRC, the Asset Stewardship Team will consider whether a material conflict of interest exists between the interests of our client and those of SSGA or its affiliates (as explained in greater detail in our Conflict Mitigation Guidelines).

SSGA votes in all markets where it is feasible; however, SSGA may refrain from voting meetings when power of attorney documentation is required, where voting will have a material impact on our ability to trade the security, where issuer-specific special documentation is required, or where various market or issuer certifications are required. SSGA is unable to vote proxies when certain custodians, used by our clients, do not offer proxy voting in a jurisdiction, or when they charge a meeting specific fee in excess of the typical custody service agreement.

Conflict of Interest

See SSGA’s standalone Conflict Mitigation Guidelines.

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Global Proxy Voting and Engagement Principles

Proxy Voting and Engagement Principles

Directors and Boards

The election of directors is one of the most important fiduciary duties SSGA performs as a shareholder. SSGA believes that well-governed companies can protect and pursue shareholder interests better and withstand the challenges of an uncertain economic environment. As such, SSGA seeks to vote director elections in a way which we, as a fiduciary, believe will maximize the long-term value of each portfolio’s holdings.

Principally, a board acts on behalf of shareholders by protecting their interests and preserving their rights. This concept establishes the standard by which board and director performance is measured. To achieve this fundamental principle, the role of the board, in SSGA’s view, is to carry out its responsibilities in the best long-term interest of the company and its shareholders. An independent and effective board oversees management, provides guidance on strategic matters, selects the CEO and other senior executives, creates a succession plan for the board and management, provides risk oversight and assesses the performance of the CEO and management. In contrast, management implements the business and capital allocation strategies and runs the company’s day-to-day operations. As part of SSGA’s engagement process, SSGA routinely discusses the importance of these responsibilities with the boards of issuers.

SSGA believes the quality of a board is a measure of director independence, director succession planning, board diversity, evaluations and refreshment and company governance practices. In voting to elect nominees, SSGA considers many factors. SSGA believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices. A sufficiently independent board will effectively monitor management, maintain appropriate governance practices and perform oversight functions necessary to protect shareholder interests. SSGA also believes the right mix of skills, independence, diversity and qualifications among directors provides boards with the knowledge and direct experience to deal with risks and operating structures that are often unique and complex from one industry to another.

Accounting and Audit Related Issues

SSGA believes audit committees are critical and necessary as part of the board’s risk oversight role. The audit committee is responsible for setting out an internal audit function to provide robust audit and internal control systems designed to effectively manage potential and emerging risks to the company’s operations and strategy. SSGA believes audit committees should have independent directors as members, and SSGA will hold the members of the audit committee responsible for overseeing the management of the audit function.

The disclosure and availability of reliable financial statements in a timely manner is imperative for the investment process. As a result, board oversight of the internal controls and the independence of the audit process are essential if investors are to rely on financial statements. Also, it is important for the audit committee to appoint external auditors who are independent from management as we expect auditors to provide assurance as of a company’s financial condition.

Capital Structure, Reorganization and Mergers

The ability to raise capital is critical for companies to carry out strategy, grow and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to a shareholder’s ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. Altering the capital structure of a company is a critical decision for boards and in making such a critical decision, SSGA believes the company should have a well explained business rationale that is consistent with corporate strategy and not overly dilutive to its shareholders.

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, liquidations, and other major changes to the corporation.

Proposals that are in the best interests of shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In evaluating mergers and acquisitions, SSGA considers the adequacy of the consideration and the impact of the corporate governance provisions to shareholders. In all cases, SSGA uses its discretion in order to maximize shareholder value.

Occasionally, companies add anti-takeover provisions that reduce the chances of a potential acquirer making an offer, or reducing the likelihood of a successful offer. SSGA does not support proposals that reduce shareholders’ rights, entrench management or reduce the likelihood of shareholders’ right to vote on reasonable offers.

Compensation

SSGA considers the board’s responsibility to include setting the appropriate level of executive compensation. Despite the differences among the types of plans and the awards possible, there is a simple underlying philosophy that guides SSGA’s analysis of executive compensation; SSGA believes that there should be a direct relationship between executive compensation and company performance over the long-term.

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, SSGA considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer

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Global Proxy Voting and Engagement Principles

selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests, as well as with corporate strategy and performance. SSGA may oppose remuneration reports where pay seems misaligned with shareholders’ interests. SSGA may also consider executive compensation practices when re-electing members of the remuneration committee.

SSGA recognizes that compensation policies and practices are unique from market to market; often with significant differences between the level of disclosures, the amount and forms of compensation paid, and the ability of shareholders to approve executive compensation practices. As a result, our ability to assess the appropriateness of executive compensation is often dependent on market practices and laws.

Environmental and Social Issues

As a fiduciary, SSGA considers the financial and economic implications of environmental and social issues first and foremost. Environmental and social factors may not only have an impact on the reputation of companies but may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can generate efficiencies and enhance productivity, both of which impact shareholder value in the long term.

SSGA encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could be the result of anything from regulation and litigation, physical threats (severe weather, climate change), economic trends to shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to demonstrate how sustainability fits into operations and business activities. SSGA’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on a company, its industry, operations, and geographic footprint. SSGA may also take action against the re-election of board members if we have serious concerns over ESG practices and the company has not been responsive to shareholder requests to amend them.

General/Routine

Although SSGA does not seek involvement in the day-to-day operations of an organization, SSGA recognizes the need for conscientious oversight and input into management decisions that may affect a company’s value. SSGA supports proposals that encourage economically advantageous corporate practices and governance, while leaving decisions that are deemed to be routine or constitute ordinary business to management and the board of directors.

Fixed Income Stewardship

The two elements of SSGA’s fixed income stewardship program are:

Proxy Voting:

While matters that come up for a vote at bondholder meetings vary by jurisdiction, examples of common proxy voting resolutions at bondholder meetings include:

•	Approving amendments to debt covenants and/or terms of issuance;

•	Authorizing procedural matters such as filing of required documents/other formalities;

•	Approving debt restructuring plans;

•	Abstaining from challenging the bankruptcy trustees;

•	Authorizing repurchase of issued debt security;

•	Approving the placement of unissued debt securities under the control of directors; and,

•	Approve spin-off/absorption proposals.

Given the nature of the items that come up for vote at bondholder meetings, SSGA takes a case-by-case approach to voting bondholder resolutions. Where necessary, SSGA will engage with issuers on voting matters prior to arriving at voting decisions. All voting decisions will be made in the best interest of our clients.

Issuer Engagement:

SSGA recognizes that debt holders have limited leverage with companies on a day-to-day basis. However, we believe that given the size of our holdings in corporate debt, SSGA can meaningfully influence ESG practices of companies through issuer engagement. Our guidelines for engagement with fixed income issuers broadly follow the engagement guidelines for our equity holdings as described above.

Securities on Loan

For funds where SSGA acts as trustee, SSGA may recall securities in instances where SSGA believes that a particular vote will have a material impact on the fund(s). Several factors shape this process. First, SSGA must receive notice of the vote in sufficient time to recall the shares on or before the record date. In many cases, SSGA does not receive timely

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Global Proxy Voting and Engagement Principles

notice, and is unable to recall the shares on or before the record date. Second, SSGA, exercising its discretion may recall shares if it believes the benefit of voting shares will outweigh the foregone lending income. This determination requires SSGA, with the information available at the time, to form judgments about events or outcomes that are difficult to quantify. Given past experience in this area, however, we believe that the recall of securities will rarely provide an economic benefit that outweighs the cost of the foregone lending income.

Reporting

Any client who wishes to receive information on how its proxies were voted should contact its SSGA relationship manager.

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Global Proxy Voting and Engagement Principles

ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA), with a capital of GBP 71’650’000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy ● Telephone: 39 02 32066 100 ● Facsimile: 39 02 32066 155.

State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy. T: +39 02 32066 100. F: +39 02 32066 155. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 786 3000.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

© 2017 State Street Corporation. All Rights Reserved.

ID9001-INST-7541 0317 Exp. Date: 03/31/2018

[i]

These Global Proxy Voting and Engagement Guidelines are also applicable to SSGA Funds Management, Inc. (“SSGA FM”). SSGA FM is an SEC-registered investment adviser. SSGA FM, State Street Global Advisors Trust Company, and other advisory affiliates of State Street make up State Street Global Advisors (“SSGA”), the investment management arm of State Street Corporation.

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March 2018

Managing Conflicts of Interest Arising From State Street Global Advisors’ Proxy Voting and Engagement Activity

State Street Corporation has a comprehensive standalone Conflicts of Interest Policy and other policies that address a range of conflicts of interests identified. In addition, State Street Global Advisors (“SSGA”), the asset management business of State Street Corporation, maintains a conflicts register that identifies key conflicts and describes systems in place to mitigate the conflicts. This guidancei is designed to act in conjunction with related policies and practices employed by other groups within the organization. Further, they complement those policies and practices by providing specific guidance on managing the conflicts of interests that may arise through SSGA’s proxy voting and engagement activities.

C-8

Managing Conflicts of Interest Arising From State Street Global Advisors’ Proxy Voting and Engagement Activity

Managing Conflicts of Interest Related to Proxy Voting

State Street Global Advisors (“SSGA”) has policies and procedures designed to prevent undue influence on SSGA’s voting activities that may arise from relationships between proxy issuers or companies and State Street Corporation (“STT”), State Street Global Advisors, SSGA affiliates, SSGA Funds or SSGA Fund affiliates.

Protocols designed to help mitigate potential conflicts of interest include:

•	Providing sole voting discretion to members of SSGA’s Asset Stewardship team. Members of the Asset Stewardship team may from time to time discuss views on proxy voting matters, company performance, strategy etc. with other STT or SSGA employees including portfolio managers, senior executives and relationship managers. However, final voting decisions are made solely by the Asset Stewardship team, in a manner that is consistent with the best interests of all clients, taking into account various perspectives on risks and opportunities with a view of maximizing the value of client assets;

•	Exercising a singular vote decision for each ballot item regardless of our investment strategy;

•	Prohibiting members of SSGA’s Asset Stewardship team from disclosing SSGA’s voting decision to any individual not affiliated with the proxy voting process prior to the meeting or date of written consent, as the case may be;

•	Mandatory disclosure by members of the SSGA’s Asset Stewardship team, Global Proxy Review Committee (“PRC”) and Investment Committee (“IC”) of any personal conflict of interest (e.g., familial relationship with company management, serves as a director on the board of a listed company) to the Head of the Asset Stewardship team. Members are required to recuse themselves from any engagement or proxy voting activities related to the conflict;
•	In certain instances, client accounts and/or SSGA pooled funds, where SSGA acts as trustee, may hold shares in STT or other SSGA affiliated entities, such as mutual funds affiliated with SSGA Funds Management, Inc. In general, SSGA will outsource any voting decision relating to a shareholder meeting of STT or other SSGA affiliated entities to independent outside third parties. Delegated third parties exercise vote decisions based upon SSGA’s Proxy Voting and Engagement Guidelines (“Guidelines”); and

•	Reporting of voting guideline overrides, if any, to the PRC on a quarterly basis.

In general, we do not believe matters that fall within the Guidelines and are voted consistently with the Guidelines present any potential conflicts, since the vote on the matter has effectively been determined without reference to the soliciting entity. However, where matters do not fall within the Guidelines or where we believe that voting in accordance with the Guidelines is unwarranted, we conduct an additional review to determine whether there is a conflict of interest. In circumstances where a conflict has been identified and either: (i) the matter does not fall clearly within the Guidelines; or (ii) SSGA determines that voting in accordance with such guidance is not in the best interests of its clients, the Head of the Asset Stewardship team will determine whether a Material Relationship exists. If so, the matter is referred to the PRC. The PRC then reviews the matter and determines whether a conflict of interest exists, and if so, how to best resolve such conflict. For example, the PRC may (i) determine that the proxy vote does not give rise to a conflict due to the issues presented, (ii) refer the matter to the IC for further evaluation or (iii) retain an independent fiduciary to determine the appropriate vote.

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Managing Conflicts of Interest Arising From State Street Global Advisors’ Proxy Voting and Engagement Activity

ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA ), with a capital of GBP 71’650’000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy ● Telephone: 39 02 32066 100 ● Facsimile: 39 02 32066 155.

Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 786 3000.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

© 2017 State Street Corporation. All Rights Reserved.

ID9008-INST-7553 0317 Exp. Date: 03/31/2018

[i]

These Managing Conflicts of Interest Arising From State Street Global Advisors’ Proxy Voting and Engagement Activity Guidelines are also applicable to SSGA Funds Management, Inc. (“SSGA FM”). SSGA FM is an SEC-registered investment adviser. SSGA FM, State Street Global Advisors Trust Company, and other advisory affiliates of State Street make up State Street Global Advisors (“SSGA”), the investment management arm of State Street Corporation.

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Proxy Voting and Engagement Guidelines

North America (United States & Canada)

State Street Global Advisors’ (“SSGA”) North America Proxy Voting and Engagement Guidelinesi outline our expectations of companies listed on stock exchanges in the US and Canada. These guidelines complement and should be read in conjunction with SSGA’s Global Proxy Voting and Engagement Principles, which provide a detailed explanation of SSGA’s approach to voting and engaging with companies, and SSGA’s Conflict Mitigation Guidance.

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State Street Global Advisors’ (“SSGA”) North America Proxy Voting and Engagement Guidelines address areas including board structure, director tenure, audit related issues, capital structure, executive compensation, environmental, social and other governance-related issues of companies listed on stock exchanges in the US and Canada (“North America”). Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy and overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in global markets, SSGA considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSGA expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSGA believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research into corporate governance issues in North America, SSGA expects all companies to act in a transparent manner and provide detailed disclosure on board profiles, related-party transactions, executive compensation and other governance issues that impact shareholders’ long-term interests. Further, as a founding member of the Investor Stewardship Group (“ISG”), SSGA proactively monitors companies’ adherence to the Corporate Governance Principles for US listed companies. Consistent with the comply or explain expectations established by the principles, SSGA encourages companies to proactively disclose their level of compliance with the principles. In instances of non-compliance when companies cannot explain the nuances of their governance structure effectively, either publicly or through engagement, SSGA may vote against the independent board leader.

SSGA’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Asset Stewardship Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSGA has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagements to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA’s active investment teams; collaborating on issuer engagements and providing input on company specific fundamentals. SSGA is also a member of various investor associations that seek to address broader corporate governance related policy issues in North America.

SSGA is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the US Investor Stewardship Group Principles. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practices, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA views board quality as a measure of director independence, director succession planning, board diversity, evaluations and refreshment, and company governance practices. SSGA votes for the election/re-election of directors on a case-by-case basis after considering various factors including board quality, general market practice and availability of information on director skills and expertise. In principle, SSGA believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices. A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect

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shareholder interests. Further, SSGA expects boards of Russell 3000 and TSX listed companies to have at least one female board member .

Director related proposals include issues submitted to shareholders that deal with the composition of the board or with members of a corporation’s board of directors. In deciding which director nominee to support, SSGA considers numerous factors.

Director Elections

SSGA’s director election guideline focuses on companies’ governance profile to identify if a company demonstrates appropriate governance practices or if it exhibits negative governance practices. Factors SSGA considers when evaluating governance practices include, but are not limited to the following:

•	Shareholder rights;

•	Board independence; and

•	Board structure.

If a company demonstrates appropriate governance practices, SSGA believes a director should be classified as independent based on the relevant listing standards or local market practice standards. In such cases, the composition of the key oversight committees of a board should meet the minimum standards of independence. Accordingly, SSGA will vote against a nominee at a company with appropriate governance practices if the director is classified as non-independent under relevant listing standards or local market practice AND serves on a key committee of the board (compensation, audit, nominating or committees required to be fully independent by local market standards).

Conversely, if a company demonstrates negative governance practices, SSGA believes the classification standards for director independence should be elevated. In such circumstances, we will evaluate all director nominees based on the following classification standards:

•	Is the nominee an employee of or related to an employee of the issuer or its auditor;

•	Does the nominee provide professional services to the issuer;

•	Has the nominee attended an appropriate number of board meetings; or

•	Has the nominee received non-board related compensation from the issuer.

In the U.S. market where companies demonstrate negative governance practices, these stricter standards will apply not only to directors who are a member of a key committee but to all directors on the board as market practice permits. Accordingly, SSGA will vote against a nominee (with the exception of the CEO) where the board has inappropriate governance practices and is considered not independent based on the above independence criteria.

Additionally, SSGA may withhold votes from directors based on the following:

•	When overall average board tenure is excessive. In assessing excessive tenure, SSGA gives consideration to factors such as the preponderance of long tenured directors, board refreshment practices, and classified board structures;

•	When directors attend less than 75% of board meetings without appropriate explanation or providing reason for their failure to meet the attendance threshold;

•	CEOs of a public company who sit on more than three public company boards;

•	Director nominees who sit on more than six public company boards;

•	Directors of companies that have not been responsive to a shareholder proposal which received a majority shareholder support at the last annual or special meeting; consideration maybe given if management submits the proposal(s) on the ballot as a binding management proposal, recommending shareholders vote for the particular proposal(s);

•	Directors of companies have unilaterally adopted/ amended company bylaws that negatively impact SSGA’s shareholder rights (such as fee-shifting, forum selection and exclusion service bylaws) without putting such amendments to a shareholder vote;

•	Compensation committee members where there is a weak relationship between executive pay and performance over a five-year period;

•	Audit committee members if non-audit fees exceed 50% of total fees paid to the auditors; and

•	Directors who appear to have been remiss in their duties.

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Director Related Proposals

SSGA generally votes for the following director related proposals:

•	Discharge of board members’ duties, in the absence of pending litigation, regulatory investigation, charges of fraud or other indications of significant concern;

•	Proposals to restore shareholders’ ability to remove directors with or without cause;

•	Proposals that permit shareholders to elect directors to fill board vacancies; and

•	Shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

SSGA generally votes against the following director related proposals:

•	Requirements that candidates for directorships own large amounts of stock before being eligible to be elected;

•	Proposals that relate to the “transaction of other business as properly comes before the meeting”, which extend “blank check” powers to those acting as proxy; and

•	Proposals requiring two candidates per board seat.

Majority Voting

SSGA will generally support a majority vote standard based on votes cast for the election of directors.

SSGA will generally vote to support amendments to bylaws that would require simple majority of voting shares (i.e. shares cast) to pass or repeal certain provisions.

Annual Elections

SSGA generally supports the establishment of annual elections of the board of directors. Consideration is given to the overall level of board independence and the independence of the key committees as well as whether there is a shareholders rights plan.

Cumulative Voting

SSGA does not support cumulative voting structures for the election of directors.

Separation Chair/CEO

SSGA analyzes proposals for the separation of Chair/CEO on a case-by-case basis taking into consideration numerous factors, including but not limited to, the appointment of and role played by a lead director, a company’s performance and the overall governance structure of the company.

Proxy Access

In general, SSGA believes that proxy access is a fundamental right and an accountability mechanism for all long-term shareholders. SSGA will consider proposals relating to Proxy Access on a case-by-case basis. SSGA will support shareholder proposals that set parameters to empower long-term shareholders while providing management the flexibility to design a process that is appropriate for the company’s circumstances.

SSGA will review the terms of all other proposals and will support those proposals that have been introduced in the spirit of enhancing shareholder rights.

Considerations include but are not limited to the following:

•	The ownership thresholds and holding duration proposed in the resolution;

•	The binding nature of the proposal;

•	The number of directors that shareholders may be able to nominate each year;

•	Company governance structure;

•	Shareholder rights; and

•	Board performance.

Age/Term Limits

Generally, SSGA will vote against age and term limits unless the company is found to have poor board refreshment and director succession practices and has a preponderance of non-executive directors with excessively long-tenures serving on the board.

Approve Remuneration of Directors

Generally, SSGA will support directors’ compensation, provided the amounts are not excessive relative to other

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issuers in the market or industry. In making our determination, we review whether the compensation is overly dilutive to existing shareholders.

Indemnification

Generally, SSGA supports proposals to limit directors’ liability and/or expand indemnification and liability protection if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Classified Boards

SSGA generally supports annual elections for the board of directors.

Confidential Voting

SSGA will support confidential voting.

Board Size

SSGA will support proposals seeking to fix the board size or designate a range for the board size and will vote against proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

Audit Related Issues

Ratifying Auditors and Approving Auditor Compensation

SSGA supports the approval of auditors and auditor compensation provided that the issuer has properly disclosed audit and non-audit fees relative to market practice and the audit fees are not deemed excessive. SSGA deems audit fees to be excessive if the non-audit fees for the prior year constituted 50% or more of the total fees paid to the auditor. SSGA will support the disclosure of auditor and consulting relationships when the same or related entities are conducting both activities and will support the establishment of a selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function.

In circumstances where “other” fees include fees related to initial public offerings, bankruptcy emergence, and spin-offs, and the company makes public disclosure of the amount and nature of those fees which are determined to be an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/tax compliance and preparation for purposes of determining whether non-audit fees are excessive.

SSGA will support the discharge of auditors and requirements that auditors attend the annual meeting of shareholders.1

Capital Related Issues

Capital structure proposals include requests by management for approval of amendments to the certificate of incorporation that will alter the capital structure of the company.

The most common request is for an increase in the number of authorized shares of common stock, usually in conjunction with a stock split or dividend. Typically, requests that are not unreasonably dilutive or enhance the rights of common shareholders are supported. In considering authorized share proposals, the typical threshold for approval is 100% over current authorized shares. However, the threshold may be increased if the company offers a specific need or purpose (merger, stock splits, growth purposes, etc.). All proposals are evaluated on a case-by-case basis taking into account the company’s specific financial situation.

Increase in Authorized Common Shares

In general, SSGA supports share increases for general corporate purposes up to 100% of current authorized stock.

SSGA supports increases for specific corporate purposes up to 100% of the specific need plus 50% of current authorized common stock for US and Canadian firms.

When applying the thresholds, SSGA will also consider the nature of the specific need, such as mergers and acquisitions and stock splits.

Increase in Authorized Preferred Shares

SSGA votes on a case-by-case basis on proposals to increase the number of preferred shares.

Generally, SSGA will vote for the authorization of preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

SSGA will support proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense). However, SSGA will vote against proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Unequal Voting Rights

SSGA will not support proposals authorizing the creation of new classes of common stock with superior voting rights and will vote against new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSGA will not support capitalization changes that add “blank check” classes of stock (i.e. classes of stock with undefined voting rights) or classes that dilute the voting interests of existing shareholders.

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However, SSGA will support capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, liquidations, and other major changes to the corporation.

Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported.

In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and
•	At the time of voting, the current market price of the security exceeds the bid price.

Anti–Takeover Issues

Typically, these are proposals relating to requests by management to amend the certificate of incorporation or bylaws to add or delete a provision that is deemed to have an anti-takeover effect. The majority of these proposals deal with management’s attempt to add some provision that makes a hostile takeover more difficult or will protect incumbent management in the event of a change in control of the company.

Proposals that reduce shareholders’ rights or have the effect of entrenching incumbent management will not be supported.

Proposals that enhance the right of shareholders to make their own choices as to the desirability of a merger or other proposal are supported.

Shareholder Rights Plans

US: SSGA will support mandates requiring shareholder approval of a shareholder rights plans (“poison pill”) and repeals of various anti-takeover related provisions.

In general, SSGA will vote against the adoption or renewal of a US issuer’s shareholder rights plan (“poison pill”).

SSGA will vote for an amendment to a shareholder rights plan (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced).

Canada: SSGA analyzes proposals for shareholder approval of a shareholder rights plans (“poison pill”) on a case-by-case basis taking into consideration numerous factors, including but not limited to, whether it conforms to ‘new generation’ rights plans and the scope of the plan.

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Special Meetings

SSGA will vote for shareholder proposals related to special meetings at companies that do not provide shareholders the right to call for a special meeting in their bylaws if:

•	The company also does not allow shareholders to act by written consent; or

•	The company allows shareholders to act by written consent but the ownership threshold for acting by written consent is set above 25% of outstanding shares.

SSGA will vote for shareholder proposals related to special meetings at companies that give shareholders (with a minimum 10% ownership threshold) the right to call for a special meeting in their bylaws if:

•	The current ownership threshold to call for a special meeting is above 25% of outstanding shares.

SSGA will vote for management proposals related to special meetings.

Written Consent

SSGA will vote for shareholder proposals on written consent at companies if:

•	The company does not have provisions in their bylaws giving shareholders the right to call for a special meeting; or

•	The company allows shareholders the right to call for a special meeting but the current ownership threshold to call for a special meeting is above 25% of outstanding shares; and

•	The company has a poor governance profile.

SSGA will vote management proposals on written consent on a case-by-case basis.

Super–Majority

SSGA will generally vote against amendments to bylaws requiring super-majority shareholder votes to pass or repeal certain provisions. SSGA will vote for the reduction or elimination of super-majority vote requirements, unless management of the issuer was concurrently seeking to or had previously made such a reduction or elimination.

Remuneration Issues

Despite the differences among the types of plans and the awards possible there is a simple underlying philosophy that guides the analysis of all compensation plans; namely, are the terms of the plan designed to provide an incentive for executives and/or employees to align their interests with those of the shareholders and thus work toward enhancing shareholder value. Plans which benefit participants only when the shareholders also benefit are those most likely to be supported.

Advisory Vote on Executive Compensation and Frequency

SSGA believes executive compensation plays a critical role in aligning executives’ interest with shareholders’, attracting, retaining and incentivizing key talent, and ensuring positive correlation between the performance achieved by management and the benefits derived by shareholders. SSGA supports management proposals on executive compensation where there is a strong relationship between executive pay and performance over a five-year period. SSGA seeks adequate disclosure of different compensation elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long term and short term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. Further, shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance on an annual basis.

In Canada, where advisory votes on executive compensation are not commonplace, SSGA will rely primarily on engagement to evaluate compensation plans.

Employee Equity Award Plans

SSGA considers numerous criteria when examining equity award proposals. Generally, SSGA does not vote against plans for lack of performance or vesting criteria. Rather, the main criteria that will result in a vote against an equity award plan are:

Excessive voting power dilution To assess the dilutive effect, we divide the number of shares required to fully fund the proposed plan, the number of authorized but unissued shares and the issued but unexercised shares by the fully diluted share count. SSGA reviews that number in light of certain factors, including the industry of the issuer.

Historical option grants Excessive historical option grants over the past three years. Plans that provide for historical grant patterns of greater than five to eight percent are generally not supported.

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Repricing SSGA will vote against any plan where repricing is expressly permitted. If a company has a history of repricing underwater options, the plan will not be supported.

Other criteria include the following:

•	Number of participants or eligible employees;

•	The variety of awards possible; and

•	The period of time covered by the plan.

There are numerous factors that we view as negative, and together, may result in a vote against a proposal:

•	Grants to individuals or very small groups of participants;

•	“Gun-jumping” grants which anticipate shareholder approval of a plan or amendment;

•	The power of the board to exchange “underwater” options without shareholder approval; this pertains to the ability of a company to reprice options, not the actual act of repricing described above;

•	Below market rate loans to officers to exercise their options;

•	The ability to grant options at less than fair market value;

•	Acceleration of vesting automatically upon a change in control; and

•	Excessive compensation (i.e. compensation plans which are deemed by SSGA to be overly dilutive).

Share Repurchases If a company makes a clear connection between a share repurchase program and its intent to offset dilution created from option plans and the company fully discloses the amount of shares being repurchased, the voting dilution calculation may be adjusted to account for the impact of the buy back.

Companies who do not (i) clearly state the intentions of any proposed share buy-back plan or (ii) disclose a definitive number of the shares to be bought back, (iii) specify the range of premium/discount to market price at which a company can repurchase shares and, (iv) disclose the time frame during which the shares will be bought back, will not have any such repurchase plan factored into the dilution calculation.

162(m) Plan Amendments If a plan would not normally meet the SSGA criteria described above, but is primarily being amended to add specific performance criteria to be used with awards designed to qualify for performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code, then SSGA will support the proposal to amend the plan.

Employee Stock Option Plans

SSGA generally votes for stock purchase plans with an exercise price of not less than 85% of fair market value. However, SSGA takes market practice into consideration.

Compensation Related Items

SSGA will generally support the following proposals:

•	Expansions to reporting of financial or compensation-related information, within reason; and

•	Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent compensation committee.

SSGA will generally vote against the following proposals:

•	Retirement bonuses for non-executive directors and auditors.

Miscellaneous/Routine Items

SSGA generally supports the following miscellaneous/routine governance items:

•	Reimbursement of all appropriate proxy solicitation expenses associated with the election when voting in conjunction with support of a dissident slate;

•	Opting-out of business combination provision;

•	Proposals that remove restrictions on the right of shareholders to act independently of management;

•	Liquidation of the company if the company will file for bankruptcy if the proposal is not approved;

•	Shareholder proposals to put option repricings to a shareholder vote;

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•	General updating of, or corrective amendments to, charter and bylaws not otherwise specifically addressed herein, unless such amendments would reasonably be expected to diminish shareholder rights (e.g. extension of directors’ term limits, amending shareholder vote requirement to amend the charter documents, insufficient information provided as to the reason behind the amendment);

•	Change in corporation name;

•	Mandates that amendments to bylaws or charters have shareholder approval;

•	Management proposals to change the date, time, and/or location of the annual meeting unless the proposed change is unreasonable;

•	Repeals, prohibitions or adoption of anti-greenmail provisions;

•	Management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced and proposals to implement a reverse stock split to avoid delisting; and

•	Exclusive forum provisions.

SSGA generally does not support the following miscellaneous/ routine governance items:

•	Proposals asking companies to adopt full tenure holding periods for their executives;

•	Reincorporation to a location that we believe has more negative attributes than its current location of incorporation;

•	Shareholder proposals to change the date, time, and/or location of the annual meeting unless the current scheduling or location is unreasonable;

•	Proposals to approve other business when it appears as a voting item;

•	Proposals giving the board exclusive authority to amend the bylaws; and

•	Proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

Environmental and Social Issues

As a fiduciary, we consider the financial and economic implications of environmental and social issues first and foremost. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business.

Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into overall strategy, operations and business activities. SSGA’s team of analysts evaluates these risks on an issuer-by-issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint.

[1]	Common for non-US issuers; request from the issuer to discharge from liability the directors or auditors with respect to actions taken by them during the previous year.

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For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA), with a capital of GBP 71’650’000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy ● Telephone: 39 02 32066 100 ● Facsimile: 39 02 32066 155. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State

Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 786 3000.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

© 2017 State Street Corporation. All Rights Reserved.

ID9007-INST-7552 0317 Exp. Date: 03/31/2018

[i]

These Proxy Voting and Engagement Guidelines are also applicable to SSGA Funds Management, Inc. (“SSGA FM”). SSGA FM is an SEC-registered investment adviser. SSGA FM, State Street Global Advisors Trust Company, and other advisory affiliates of State Street make up State Street Global Advisors (“SSGA”), the investment management arm of State Street Corporation.

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Australia and New Zealand

State Street Global Advisors’ (“SSGA”) Australia & New Zealand Proxy Voting and Engagement Guidelinesi outline our expectations of companies listed on stock exchanges in Australia and New Zealand. These guidelines complement and should be read in conjunction with SSGA’s Global Proxy Voting and Engagement Principles which provide a detailed explanation of SSGA’s approach to voting and engaging with companies, and SSGA’s Conflict Mitigation Guidelines.

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State Street Global Advisors’ (“SSGA”) Australia and New Zealand Proxy Voting and Engagement Guidelines address areas including board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy and overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in global markets, SSGA considers market specific nuances in the manner that we believe will best protect and promote the long-term economic value of client investments. SSGA expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSGA believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research into corporate governance issues in Australia and New Zealand, SSGA expects all companies at a minimum to comply with the ASX Corporate Governance Principles and proactively monitors companies’ adherence to the principles. Consistent with the ‘comply or explain’ expectations established by the principles, SSGA encourages companies to proactively disclose their level of compliance with the principles. In instances of non-compliance when companies cannot explain the nuances of their governance structure effectively, either publicly or through engagement, SSGA may vote against the independent board leader. On some governance matters, such as composition of audit committees, we hold Australian companies to our global standards requiring all directors on the committee to be independent of management.

SSGA’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Asset Stewardship Team consists of investment professionals with expertise in corporate governance and company law, remuneration and accounting as well as environmental and social issues. SSGA has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA’s active fundamental and Asia-Pacific (“APAC”) investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSGA is also a member of various investor associations that seek to address broader corporate governance related policy issues in the region.

SSGA is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”). We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practices, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA views board quality as a measure of director independence, director succession planning, board diversity, evaluations and refreshment, and company governance practices. SSGA votes for the election/re-election of directors on a case-by-case basis after considering various factors including board quality, general market practice and availability of information on director skills and expertise. In principle, SSGA believes independent directors are crucial to good corporate governance and help management establish sound

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ESG policies and practices. A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests. SSGA expects boards of ASX-300 and New Zealand listed companies to be comprised of at least a majority of independent directors. Further, SSGA expects boards of ASX-300 listed companies to have at least one female board member . At all other Australian listed companies, SSGA expects boards to be comprised of at least one-third independent directors.

SSGA’s broad criteria for director independence in Australia and New Zealand include factors such as:

•	Participation in related-party transactions and other business relations with the company;

•	Employment history with company;

•	Relations with controlling shareholders; and

•	Family ties with any of the company’s advisers, directors or senior employees.

When considering the election or re-election of a director, SSGA also considers the number of outside board directorships a non-executive and an executive may undertake as well as attendance at board meetings. In addition, SSGA monitors other factors that may influence the independence of a non-executive director, such as performance related pay, cross-directorships, significant shareholdings and tenure. SSGA supports the annual election of directors and encourages Australian and New Zealand companies to adopt this practice.

While SSGA is generally supportive of having the roles of chairman and CEO separated in the Australia and New Zealand markets, SSGA assesses the division of responsibilities between chairman and CEO on a case-by-case basis, giving consideration to factors such as company-specific circumstances, overall level of independence on the board and general corporate governance standards in the company. Similarly, SSGA will monitor for circumstances where a combined chairman/CEO is appointed or where a former CEO becomes chairman.

SSGA may also consider factors such as board performance and directors who appear to be remiss in the performance of their oversight responsibilities when considering their suitability for reappointment (e.g. fraud, criminal wrongdoing and breach of fiduciary responsibilities).

SSGA believes companies should have committees for audit, remuneration and nomination oversight. The audit committee is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well their effectiveness and resource levels. ASX Corporate Governance Principles requires listed companies to have an audit committee of at least three members all of whom are non-executive directors and a majority of whom are independent directors. It also requires that the committee be chaired by an independent director who is not the chair of the board. SSGA holds Australian and New Zealand companies to its global standards for developed financial markets, by requiring that all members of the audit committee be independent directors.

In its analysis of boards, SSGA considers whether board members have adequate skills to provide effective oversight of corporate strategy, operations and risks, including environmental and social issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues such as emerging risks, changes to corporate strategy and diversification of operations and geographic footprint. The nomination committee is responsible for evaluating and keeping under review the balance of skills, knowledge and experience of the board and ensuring that adequate succession plans are in place for directors and the CEO. SSGA may vote against the re-election of members of the nomination committee if, over time, the board has failed to address concerns over board structure or succession.

Executive pay is another important aspect of corporate governance. SSGA believes that executive pay should be determined by the board of directors and SSGA expects companies to have in place remuneration committees to provide independent oversight over executive pay. ASX Corporate Governance Principles requires listed companies to have a remuneration committee of at least three members all of whom are non-executive directors and a majority of whom are independent directors. Since Australia has a non-binding vote on pay with a two-strike rule requiring a board spill vote in the event of a second strike, SSGA believes that the vote provides investors a mechanism to address concerns it may have on the quality of oversight provided by the board on remuneration issues. Accordingly SSGA voting guidelines accommodate local market practice.

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Indemnification and limitations on liability

Generally, SSGA supports proposals to limit directors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Audit Related Issues

Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have as members independent non-executive directors.

Appointment of External Auditors

SSGA believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or to re-appoint at the annual meeting. When appointing external auditors and approving audit fees, SSGA will take into consideration the level of detail in company disclosures and will generally not support such resolutions if adequate breakdown is not provided and if non-audit fees are more than 50% of audit fees. In addition, SSGA may vote against members of the audit committee if we have concerns with audit related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, SSGA may consider auditor tenure when evaluating the audit process.

Shareholder Rights and Capital Related Issues

Share Issuances

The ability to raise capital is critical for companies to carry out strategy, grow, and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to shareholders’ ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. SSGA supports capital increases that have sound business reasons and are not excessive relative to a company’s existing capital base.

Pre-emption rights are a fundamental right for shareholders to protect their investment in a company. Where companies seek to issue new shares without pre-emption rights, SSGA may vote against if such authorities are greater than 20% of the issued share capital. SSGA may also vote against resolutions seeking authority to issue capital with pre-emption rights if the aggregate amount allowed seems excessive and is not justified by the board. Generally, we are against capital issuance proposals greater than 100% of the issued share capital when the proceeds are not intended for specific purpose.

Share Repurchase Programs

SSGA generally supports a proposal to repurchase shares, unless the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the timeframe for the repurchase. SSGA may vote against share repurchase requests that allow share repurchases during a takeover period.

Dividends

SSGA generally supports dividend payouts that constitute 30% or more of net income. SSGA may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long-term financial health.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, liquidations, and other major changes to the corporation. Proposals that are in the best interests of shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported. SSGA will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

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Proxy Voting and Engagement Guidelines

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti-Takeover Measures

SSGA opposes anti-takeover defenses, such as authorities for the board, when subject to a hostile takeover, to issue warrants convertible into shares to existing shareholders.

Remuneration

Executive Pay

There is a simple underlying philosophy that guides SSGA’s analysis of executive pay—there should be a direct relationship between remuneration and company performance over the long term. Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, SSGA considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. SSGA may oppose remuneration reports where there seems to be a misalignment between pay and shareholders’ interests and where incentive policies and schemes have a re-test option or feature. SSGA may also vote against the re-election of members of the remuneration committee if we have serious concerns over remuneration practices and the company has not been responsive to shareholder pressure to review its approach.

Equity Incentive Plans

SSGA may not support proposals on equity-based incentive plans where insufficient information is provided on matters such as grant limits, performance metrics, performance and vesting periods and overall dilution. SSGA does not generally support options under such plans being issued at a discount to market price or plans that allow for re-testing of performance metrics.

Non-Executive Director Pay

Authorities seeking shareholder approval for non-executive directors’ fees are generally not controversial. SSGA generally supports resolutions regarding directors’ fees unless disclosure is poor and we are unable to determine whether they are excessive relative to fees paid by other companies in the same country or industry. SSGA will evaluate on a company-by-company basis any non-cash or performance related pay to non-executive directors.

Risk Management

SSGA believes that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. SSGA allows boards discretion over how they provide oversight in this area. However, SSGA expects companies to disclose how the board provides oversight on its risk management system and to identify key risks facing the company. Boards should also review existing and emerging risks as they can change with a changing political and economic landscape, or as companies diversify or expand their operations into new areas.

Environmental and Social Issues

As a fiduciary, SSGA considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long term.

SSGA encourages companies to be transparent about the environmental and social risks and opportunities they face and

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adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into overall strategy, operations and business activities. SSGA’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. SSGA may also take action against the re-election of members of the board if we have serious concerns over ESG practices and the company has not been responsive to shareholder concerns.

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ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA), with a capital of GBP 71’650’000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy ● Telephone: 39 02 32066 100 ● Facsimile: 39 02 32066 155.

Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 786 3000.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

© 2017 State Street Corporation. All Rights Reserved.

ID9002-INST-7542 0317 Exp. Date: 03/31/2018

[i]

These Proxy Voting and Engagement Guidelines are also applicable to SSGA Funds Management, Inc. (“SSGA FM”). SSGA FM is an SEC-registered investment adviser. SSGA FM, State Street Global Advisors Trust Company, and other advisory affiliates of State Street make up State Street Global Advisors (“SSGA”), the investment management arm of State Street Corporation.

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Europe

State Street Global Advisors’ (“SSGA”) European Proxy Voting and Engagement Guidelinesi cover different corporate governance frameworks and practices in European markets excluding the United Kingdom and Ireland. These guidelines complement and should be read in conjunction with SSGA’s Global Proxy Voting and Engagement Principles, which provide a detailed explanation of SSGA’s approach to voting and engaging with companies, and SSGA’s Conflict Mitigation Guidelines.

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State Street Global Advisors’ (“SSGA”) Proxy Voting and Engagement Guidelines in European markets address areas including board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy and overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in European markets, SSGA considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSGA expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSGA believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research into corporate governance issues in European companies, SSGA also considers guidance issued by the European Commission and country-specific governance codes and proactively monitors companies’ adherence to applicable guidance and requirements. Consistent with the diverse ‘comply or explain’ expectations established by guidance and codes, SSGA encourages companies to proactively disclose their level of compliance with applicable guidance and requirements. In instances of non-compliance when companies cannot explain the nuances of their governance structure effectively, either publicly or through engagement, SSGA may vote against the independent board leader.

SSGA’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Asset

Stewardship Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSGA has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA’s active fundamental and EMEA investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSGA is also a member of various investor associations that seek to address broader corporate governance related policy issues in European markets.

SSGA is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”). We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practices, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA views board quality as a measure of director independence, director succession planning, board diversity, evaluations and refreshment, and company governance practices. SSGA votes for the election/re–election of directors on a case-by-case basis after considering various factors including board quality, general market practice and availability of information on director skills and expertise. In principle, SSGA believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices. A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests. Further, SSGA expects boards of STOXX Europe 600 listed companies to have at least one female board member.

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SSGA’s broad criteria for director independence in European companies include factors such as:

•	Participation in related–party transactions and other business relations with the company;

•	Employment history with company;

•	Relations with controlling shareholders;

•	Family ties with any of the company’s advisers, directors or senior employees;

•	Employee and government representatives; and

•	Overall average board tenure and individual director tenure at issuers with classified and de-classified boards, respectively.

While, overall board independence requirements and board structures differ from market to market, SSGA considers voting against directors it deems non–independent if overall board independence is below one third or overall independence is below fifty-percent after excluding employee-representatives and/or directors elected in accordance with local laws who are not elected by shareholders. SSGA also assesses the division of responsibilities between chairman and CEO on a case–by–case basis, giving consideration to factors such as overall level of independence on the board and general corporate governance standards in the company. SSGA may support a proposal to discharge the board, if a company fails to meet adequate governance standards or board level independence.

When considering the election or re-election of a non-executive director, SSGA also considers the number of outside board directorships a non-executive can undertake, attendance at board meetings, and cross-directorships. In addition, SSGA may vote against the election of a director whose biographical disclosures are insufficient to assess his or her role on the board and/or independence.

Although we generally are in favour of the annual election of directors, we recognise that director terms vary considerably in different European markets. SSGA may vote against article/bylaw changes that seek to extend director terms. In addition, in certain markets, SSGA may vote against directors if their director terms extend beyond four years.

SSGA believes companies should have relevant board level committees for audit, remuneration and nomination oversight. The audit committee is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well their effectiveness and resource levels. Similarly, executive pay is an important aspect of corporate governance, and it should be determined by the board of directors. SSGA expects companies to have in place remuneration committees to provide independent oversight over executive pay. SSGA may vote against nominees who are executive members of audit or remuneration committees.

In its analysis of boards, SSGA considers whether board members have adequate skills to provide effective oversight of corporate strategy, operations and risks, including environmental and social issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues such as emerging risks, changes to corporate strategy and diversification of operations and geographic footprint.

In certain European markets it is not uncommon for the election of directors to be presented in a single slate. In these cases, where executives serve on the audit or the remuneration committees, SSGA may vote against the entire slate.

SSGA may also consider factors such as board performance and directors who appear to be remiss in the performance of their oversight responsibilities (e.g. fraud, criminal wrongdoing and breach of fiduciary responsibilities).

Indemnification and Limitations on Liability

Generally, SSGA supports proposals to limit directors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, with gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Audit Related Issues

Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have as members independent non-executive directors.

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Proxy Voting and Engagement Guidelines

Appointment of External Auditors

SSGA believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or re-appoint at the annual meeting. When appointing external auditors and approving audit fees, SSGA will take into consideration the level of detail in company disclosures and will generally not support such resolutions if adequate breakdown is not provided and if non-audit fees are more than 50% of audit fees. In addition, SSGA may vote against members of the audit committee if we have concerns with audit related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, SSGA may consider auditor tenure when evaluating the audit process.

Limit Legal Liability of External Auditors

SSGA generally opposes limiting the legal liability of audit firms as we believe this could create a negative impact on the quality of the audit function.

Shareholder Rights and Capital Related Issues

In some European markets, differential voting rights continue to exist. SSGA supports the “one share one vote” policy and favors a share structure where all shares have equal voting rights. SSGA believes pre-emption rights should be introduced for shareholders in order to provide adequate protection from being overly diluted from the issuance of new shares or convertible securities to third parties or a small number of select shareholders.

Unequal Voting Rights

SSGA generally opposes proposals authorizing the creation of new classes of common stock with superior voting rights and will generally oppose new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSGA will not support capitalization changes that add classes of stock with undefined voting rights or classes that may dilute the voting interests of existing shareholders. SSGA supports proposals to abolish voting caps and capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Increase in Authorized Capital

The ability to raise capital is critical for companies to carry out strategy, grow, and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to shareholder’s ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. SSGA supports capital increases that have sound business reasons and are not excessive relative to a company’s existing capital base.

Pre-emption rights are a fundamental right for shareholders to protect their investment in a company. Where companies seek to issue new shares whilst dis-applying pre-emption rights, SSGA may vote against if such authorities are greater than 20% of the issued share capital. SSGA may also vote against resolutions seeking authority to issue capital with pre-emption rights if the aggregate amount allowed seems excessive and is not justified by the board. Generally, we are against capital issuance proposals greater than 100% of the issued share capital when the proceeds are not intended for a specific purpose.

Share Repurchase Programs

SSGA generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, specify the range of premium/discount to market price at which a company can repurchase shares, and the timeframe for the repurchase. SSGA may vote against share re-purchase requests that allow share re-purchases during a takeover period.

Dividends

SSGA generally supports dividend payouts that constitute 30% or more of net income. SSGA may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long-term financial health.

Related Party Transactions

Certain companies in European markets have a controlled ownership structure and have complex cross-shareholdings between subsidiaries and parent companies (“related companies”). Such structures may result in the prevalence of related-party transactions between the company and its various stakeholders such as directors and management, subsidiaries and shareholders. In markets where shareholders are required to approve such transactions, SSGA expects

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companies to provide details of the transaction, such as the nature, value and purpose of such a transaction. It also encourages independent directors to ratify such transactions. Further, SSGA encourages companies to describe the level of independent board oversight and the approval process, including details of any independent valuations provided by financial advisors on related-party transactions.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price

Anti–Takeover Measures

European markets have diverse regulations concerning the use of share issuances as takeover defenses with legal restrictions lacking in some markets. SSGA supports a one-share, one-vote policy, for example, given that dual-class capital structures entrench certain shareholders and management, insulating them from possible takeovers. SSGA opposes unlimited share issuance authorizations as they may be used as anti-takeover devices, and they have the potential for substantial voting and earnings dilution. SSGA also monitors the duration of authorities to issue shares and whether there are restrictions and caps on multiple issuance authorities during the specified time periods. SSGA opposes anti-takeover defenses such as authorities for the board, when subject to a hostile takeover, to issue warrants convertible into shares to existing shareholders.

Remuneration

Executive Pay

Despite the differences among the types of plans and awards possible, there is a simple underlying philosophy that guides SSGA’s analysis of executive pay—there should be a direct relationship between remuneration and company performance over the long term.

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, SSGA considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. SSGA may oppose remuneration reports where pay seems misaligned with shareholders’ interests. SSGA may also vote against the re-election of members of the remuneration committee if we have serious concerns over remuneration practices and the company has not been responsive to shareholder pressure to review its approach.

Equity Incentives Plans

SSGA may not support proposals on equity-based incentive plans where insufficient information is provided on matters such as grant limits, performance metrics, performance and vesting periods and overall dilution. SSGA does not generally support options under such plans being issued at a discount to market price or plans that allow for re-testing of performance metrics.

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Non–Executive Director Pay

In European markets, authorities seeking shareholder approval for non-executive directors’ fees are generally not controversial. SSGA generally supports resolutions regarding directors’ fees unless disclosure is poor and we are unable to determine whether they are excessive relative to fees paid by other companies in the same country or industry. SSGA will evaluate on a company-by-company basis any non-cash or performance related pay to non-executive directors.

Risk Management

SSGA believes that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. SSGA allows boards discretion over how they provide oversight in this area. However, SSGA expects companies to disclose how the board provides oversight on its risk management system and to identify key risks facing the company. Boards should also review existing and emerging risks as they can change with a changing political and economic landscape, or as companies diversify or expand their operations into new areas.

Environmental and Social Issues

As a fiduciary, SSGA considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long term.

SSGA encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into overall strategy, operations and business activities. SSGA’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. SSGA may also take action against the re-election of members of the board if we have serious concerns over ESG practices and the company has not been responsive to shareholder concerns.

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State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA), with a capital of GBP 71’650’000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy ● Telephone: 39 02 32066 100 ● Facsimile: 39 02 32066 155.

Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 786 3000.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

© 2017 State Street Corporation. All Rights Reserved.

ID9003-INST-7544 0317 Exp. Date: 03/31/2018

[i]

These Proxy Voting and Engagement Guidelines are also applicable to SSGA Funds Management, Inc. (“SSGA FM”). SSGA FM is an SEC-registered investment adviser. SSGA FM, State Street Global Advisors Trust Company, and other advisory affiliates of State Street make up State Street Global Advisors (“SSGA”), the investment management arm of State Street Corporation.

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Japan

State Street Global Advisors’ (“SSGA”) Japan Proxy Voting and Engagement Guidelinesi outline our expectations of companies listed on stock exchanges in Japan. These guidelines complement and should be read in conjunction with SSGA’s overarching Global Proxy Voting and Engagement Guidelines, which provide a detailed explanation of SSGA’s approach to voting and engaging with companies, and SSGA’s Conflict Mitigation Guidelines.

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State Street Global Advisors (“SSGA”) Proxy Voting and Engagement Guidelines in Japan address areas including: board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy and overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in Japan, SSGA takes into consideration the unique aspects of Japanese corporate governance structures. We recognize that under Japanese corporate law, companies may choose between two structures of corporate governance: the statutory auditor system or the committee structure. Most Japanese boards predominantly consist of executives and non-independent outsiders affiliated through commercial relationships or cross-shareholdings. Nonetheless, when evaluating companies, SSGA expects Japanese companies to address conflicts of interest, risk management and demonstrate an effective process for monitoring management. In its analysis and research into corporate governance issues in Japanese companies, SSGA also considers guidance issued by the Corporate Law Subcommittee of the Legislative Council within the Ministry of Justice as well as private study groups.

SSGA’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Asset Stewardship Team consists of investment professionals with expertise in corporate governance and company law, remuneration, and environmental and social issues. SSGA has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA’s active investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSGA is also a member of various investor associations that seek to address broader corporate governance related policy issues in Japan.

SSGA is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with Japan’s Stewardship Code and Corporate Governance Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practices, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA views board quality as a measure of director independence, director succession planning, board diversity, evaluations and refreshment, and company governance practices. SSGA votes for the election/re-election of directors on a case-by-case basis after considering various factors including board quality, general market practice and availability of information on director skills and expertise. In principle, SSGA believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices. A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests. Further, SSGA expects boards of TOPIX 500 listed companies to have at least one female board member.

Japanese companies have the option of having a traditional board of directors with statutory auditors, a board with a committee structure, or a hybrid board with board level audit committee. SSGA will generally support companies that seek shareholder approval to adopt a committee or hybrid board structure.

Most Japanese issuers prefer the traditional statutory auditor structure. Statutory auditors act in a quasi-compliance role as they are not involved in strategic decision-making nor are they part of the formal management decision process. Statutory auditors attend board meetings but do not have

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voting rights at the board; however, they have the right to seek an injunction and conduct broad investigations of unlawful behavior in the company’s operations.

SSGA will support the election of statutory auditors, unless the outside statutory auditor nominee is regarded as non-independent based on SSGA criteria, the outside statutory auditor has attended less than 75 percent of meetings of the board of directors or board of statutory auditors during the year under review, or the statutory auditor has been remiss in the performance of their oversight responsibilities (fraud, criminal wrongdoing and breach of fiduciary responsibilities).

For companies with a statutory auditor structure there is no legal requirement that boards have outside directors, however, SSGA believes there should be a transparent process of independent and external monitoring of management on behalf of shareholders.

•	SSGA believes that boards of TOPIX 500 companies should have at least three independent directors or be at least one-third independent, whichever requires fewer independent directors, otherwise, SSGA may oppose the top executive who is responsible for the director nomination process; and

•	For controlled, non-TOPIX 500 companies with a statutory auditor structure or hybrid structure, SSGA may oppose the top executive, if the board does not have at least two independent directors.

•	For non-controlled, non-TOPIX 500 companies with a statutory auditor structure or hybrid structure, SSGA may oppose the top executive, if the board does not have at least two outside directors.

For companies with a committee structure or a hybrid board structure, SSGA also takes into consideration the overall independence level of the committees. In determining director independence, SSGA considers the following factors:

•	Participation in related-party transactions and other business relations with the company;

•	Past employment with the company;

•	Provides professional services to the company; and

•	Family ties with the company.

Regardless of board structure, SSGA may oppose the election of a director for the following reasons:

•	Failure to attend board meetings; or

•	In instances of egregious actions related to a director’s service on the board.

Indemnification and Limitations on Liability

Generally, SSGA supports proposals to limit directors’ and statutory auditors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. SSGA believes limitations and indemnification are necessary to attract and retain qualified directors.

Audit Related Items

SSGA believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should have the opportunity to vote on their appointment at the annual meeting.

Ratifying External Auditors

SSGA will generally support the appointment of external auditors unless the external auditor is perceived as being non-independent and there are concerns about the accounts presented and the audit procedures followed.

Limit Legal Liability of External Auditors

SSGA generally opposes limiting the legal liability of audit firms as we believe this could create a negative impact on the quality of the audit function.

Capital Structure, Reorganization and Mergers

SSGA supports the “one share one vote” policy and favors a share structure where all shares have equal voting rights. SSGA supports proposals to abolish voting caps or multiple voting rights and will oppose measures to introduce these types of restrictions on shareholder rights.

SSGA believes pre-emption rights should be introduced for shareholders in order to provide adequate protection from being overly diluted from the issuance of new shares or convertible securities to third parties or a small number of select shareholders.

Unequal Voting Rights

SSGA generally opposes proposals authorizing the creation of new classes of common stock with superior voting rights and will generally oppose new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSGA will not support capitalization changes that add classes of stock with undefined voting rights or classes that may dilute the voting interests of existing shareholders.

However, SSGA will support capitalization changes that eliminate other classes of stock and/or unequal voting rights.

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Increase in Authorized Capital

SSGA generally supports increases in authorized capital where the company provides an adequate explanation for the use of shares. In the absence of an adequate explanation, SSGA may oppose the request if the increase in authorized capital exceeds 100 percent of the currently authorized capital. Where share issuance requests exceed our standard threshold, SSGA will consider the nature of the specific need, such as mergers and acquisitions and stock splits.

Dividends

SSGA generally supports dividend payouts that constitute 30% or more of net income. SSGA may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long-term financial health.

Share Repurchase Programs

Companies are allowed under Japan Corporate Law to amend their articles to authorize the repurchase of shares at the board’s discretion. SSGA will oppose an amendment to articles allowing the repurchase of shares at the board’s discretion. SSGA believes the company should seek shareholder approval for a share repurchase program at each year’s AGM, providing shareholders the right to evaluate the purpose of the repurchase.

SSGA generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the timeframe for the repurchase. SSGA may vote against share repurchase requests that allow share repurchases during a takeover period.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA evaluates mergers and structural reorganizations on a case-by-case basis. SSGA will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti-Takeover Measures

In general, SSGA believes that adoption of poison pills that have been structured to protect management and to prevent takeover bids from succeeding is not in shareholders’ interest. A shareholder rights plan may lead to management entrenchment and discourage legitimate tender offers and acquisitions. Even if the premium paid to companies with a shareholder rights plan is higher than that offered to unprotected firms, a company’s chances of receiving a takeover offer in the first place may be reduced by the presence of a shareholder rights plan.

Proposals that reduce shareholders’ rights or have the effect of entrenching incumbent management will not be supported.

Proposals that enhance the right of shareholders to make their own choices as to the desirability of a merger or other proposal are supported.

Shareholder Rights Plans

In evaluating the adoption or renewal of a Japanese issuer’s shareholder rights plans (“poison pill”), SSGA considers the following conditions: (i) release of proxy circular with details of the proposal with adequate notice in

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advance of meeting, (ii) minimum trigger, flip-in or flip-over of 20%, (iii) maximum term of three years, (iv) sufficient number of independent directors, (v) presence of an independent committee, (vi) annual election of directors, (vii) no other protective or entrenchment features. Additionally, SSGA considers the total duration a shareholder rights plan has been in effect.

In evaluating an amendment to a shareholder rights plan (“poison pill”), in addition to the conditions above, SSGA will also evaluate and consider supporting proposals where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers.

Compensation

In Japan, excessive compensation is rarely an issue. Rather, the problem is the lack of connection between pay and performance. Fixed salaries and cash retirement bonuses tend to comprise a significant portion of the compensation structure while performance-based pay is generally a small portion of the total pay. SSGA, where possible, seeks to encourage the use of performance based compensation in Japan as an incentive for executives and as a way to align interests with shareholders.

Approve Adjustment to Aggregate Compensation Ceiling for Directors

Remuneration for directors is generally reasonable. Typically, each company sets the director compensation parameters as an aggregate thereby limiting the total pay to all directors. When requesting a change, a company must disclose the last time the ceiling was adjusted and management provides the rationale for the ceiling increase. SSGA will generally support proposed increases to the ceiling if the company discloses the rationale for the increase. SSGA may oppose proposals to increase the ceiling if there has been corporate malfeasance or sustained poor performance.

Approve Annual Bonuses for Directors/ Statutory Auditors

In Japan, since there are no legal requirements that mandate companies to seek shareholder approval before awarding a bonus, SSGA believes that existing shareholder approval of the bonus should be considered best practice. As a result, SSGA supports management proposals on executive compensation where there is a strong relationship between executive pay and performance over a five-year period.

Approve Retirement Bonuses for Directors/ Statutory Auditors

Retirement bonuses make up a sizeable portion of directors’ and auditors’ lifetime compensation and are based on board tenure. While many companies in Japan have abolished this practice, there remain many proposals seeking shareholder approval for the total amounts paid to directors and statutory auditors as a whole. In general, SSGA supports these payments unless the recipient is an outsider or in instances where the amount is not disclosed.

Approve Stock Plan

Most option plans in Japan are conservative, particularly at large companies. Japan corporate law requires companies to disclose the monetary value of the stock options for directors and/or statutory auditors. Some companies do not disclose the maximum number of options that can be issued per year and shareholders are unable to evaluate the dilution impact. In this case, SSGA cannot calculate the dilution level and, therefore, SSGA may oppose such plans for poor disclosure. SSGA also opposes plans that allow for the repricing of the exercise price.

Deep Discount Options

As Japanese companies move away from the retirement bonus system, deep discount options plans have become more popular. Typically, the exercise price is set at JPY 1 per share. SSGA evaluates deep discount options using the same criteria used to evaluate stock options as well as considering the vesting period.

Environmental and Social Issues

As a fiduciary, SSGA considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors can not only have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems generate efficiencies and enhance productivity, both of which impact shareholder value in the long term.

SSGA encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. Companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into overall strategy, operations and business activities. SSGA’s team of analysts evaluates these risks on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint.

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Miscellaneous/Routine Items

Expansion of Business Activities

Japanese companies’ articles of incorporation strictly define the types of businesses in which a company is permitted to engage. In general, SSGA views proposals to expand and diversify the company’s business activities as routine and non-contentious. SSGA will monitor instances where there has been an inappropriate acquisition and diversification away from the company’s main area of competence, which resulted in a decrease of shareholder value.

More Information

Any client who wishes to receive information on how its proxies were voted should contact its SSGA relationship manager.

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ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA), with a capital of GBP 71’650’000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy ● Telephone: 39 02 32066 100 ● Facsimile: 39 02 32066 155.

Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 786 3000.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent

© 2017 State Street Corporation. All Rights Reserved.

ID9004-INST-7547 0317 Exp. Date: 03/31/2018

[i]

These Proxy Voting and Engagement Guidelines are also applicable to SSGA Funds Management, Inc. (“SSGA FM”). SSGA FM is an SEC-registered investment adviser. SSGA FM, State Street Global Advisors Trust Company, and other advisory affiliates of State Street make up State Street Global Advisors (“SSGA”), the investment management arm of State Street Corporation.

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Proxy Voting and Engagement Guidelines

United Kingdom and Ireland

State Street Global Advisors’ (“SSGA”), United Kingdom and Ireland Proxy Voting and Engagement Guidelinesi outline our expectations of companies listed on stock exchanges in the United Kingdom and Ireland. These guidelines complement and should be read in conjunction with SSGA’s Global Proxy Voting and Engagement Principles, which provide a detailed explanation of SSGA’s approach to voting and engaging with companies, and SSGA’s Conflict Mitigation Guidelines.

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Proxy Voting and Engagement Guidelines

State Street Global Advisors’ (“SSGA”) United Kingdom (“UK”) and Ireland Proxy Voting and Engagement Guidelines address areas including board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in global markets, SSGA considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSGA expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSGA believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research into corporate governance issues in the UK and Ireland, SSGA expects all companies, regardless of domicile, that obtain a primary listing on the London Stock Exchange or the Irish Stock Exchange to comply with the UK Corporate Governance Code and proactively monitors companies’ adherence to the Code. Consistent with the ‘comply or explain’ expectations established by the Code, SSGA encourages companies to proactively disclose their level of compliance with the Code. In instances of non-compliance when companies cannot explain the nuances of their governance structure effectively, either publicly or through engagement, SSGA may vote against the independent board leader.

SSGA’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. Asset Stewardship Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSGA has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA’s active fundamental and EMEA investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSGA is also a member of various investor associations that seek to address broader corporate governance related policy issues in the UK and European markets.

SSGA is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practice, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA views board quality as a measure of director independence, director succession planning, board diversity, evaluations and refreshment, and company governance practices.SSGA votes for the election/re-election of directors on a case-by-case basis after considering various factors including board quality, general market practice and availability of information on director skills and expertise. In principle, SSGA believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices. A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests. Further, SSGA expects boards of FTSE-350 listed companies to have at least one female board member.

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Proxy Voting and Engagement Guidelines

SSGA’s broad criteria for director independence in UK companies include factors such as:

•	Participation in related-party transactions and other business relations with the company;

•	Employment history with company;

•	Excessive tenure and a preponderance of long-tenured directors;

•	Relations with controlling shareholders;

•	Family ties with any of the company’s advisers, directors or senior employees; and

•	If the company classifies the director as non-independent.

When considering the election or re-election of a director, SSGA also considers the number of outside board directorships a non-executive and an executive may undertake as well as attendance at board meetings. In addition, SSGA monitors other factors that may influence the independence of a non-executive director, such as performance related pay, cross-directorships and significant shareholdings. SSGA supports the annual election of directors.

While SSGA is generally supportive of having the roles of chairman and CEO separated in the UK market, SSGA assesses the division of responsibilities between chairman and CEO on a case-by-case basis, giving consideration to factors such as the company’s specific circumstances, overall level of independence on the board and general corporate governance standards in the company. Similarly, SSGA will monitor for circumstances where a combined chairman/CEO is appointed or where a former CEO becomes chairman.

SSGA may also consider factors such as board performance and directors who appear to be remiss in the performance of their oversight responsibilities when considering their suitability for reappointment (e.g. fraud, criminal wrongdoing and breach of fiduciary responsibilities).

SSGA believes companies should have committees for audit, remuneration and nomination oversight. The audit committee is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well their effectiveness and resource levels. Similarly, executive pay is an important aspect of corporate governance, and it should be determined by the board of directors. SSGA expects companies to have in place remuneration committees to provide independent oversight over executive pay. SSGA will vote against nominees who are executive members of audit or remuneration committees.

In its analysis of boards, SSGA considers whether board members have adequate skills to provide effective oversight of corporate strategy, operations and risks, including environmental and social issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues such as emerging risks, changes to corporate strategy and diversification of operations and geographic footprint. The nomination committee is responsible for evaluating and keeping under review the balance of skills, knowledge and experience of the board and ensuring that adequate succession plans are in place for directors and the CEO. SSGA may vote against the re-election of members of the nomination committee if, over time, the board has failed to address concerns over board structure or succession.

Indemnification and Limitations on Liability

Generally, SSGA supports proposals to limit directors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, with gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Audit Related Issues

Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have as members independent non-executive directors.

Appointment of External Auditors

SSGA believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or re-appoint at the annual meeting. When appointing external auditors and approving audit fees, SSGA will take into consideration the level of detail in company disclosures and will generally not support such resolutions if an adequate breakdown is not provided and if non-audit fees are more than 50% of audit fees. In addition, SSGA may vote against members of the audit committee if we have concerns with audit related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, SSGA may consider auditor tenure when evaluating the audit process.

Limit Legal Liability of External Auditors

SSGA generally opposes limiting the legal liability of audit firms as we believe this could create a negative impact on the quality of the audit function.

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Shareholder Rights and Capital Related Issues

Share Issuances

The ability to raise capital is critical for companies to carry out strategy, grow, and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to shareholders’ ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. SSGA supports capital increases that have sound business reasons and are not excessive relative to a company’s existing capital base.

Pre-emption rights are a fundamental right for shareholders to protect their investment in a company. Where companies seek to issue new shares whilst dis-applying pre-emption rights, SSGA may vote against if such authorities are greater than 20% of the issued share capital. SSGA may also vote against resolutions seeking authority to issue capital with pre-emption rights if the aggregate amount allowed seems excessive and is not justified by the board. Generally, we are against capital issuance proposals greater than 100% of the issued share capital when the proceeds are not intended for a specific purpose.

Share Repurchase Programs

SSGA generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, specify the range of premium/discount to market price at which a company can repurchase shares, and the timeframe for the repurchase. SSGA may vote against share re-purchase requests that allow share re-purchases during a takeover period.

Dividends

SSGA generally supports dividend payouts that constitute 30% or more of net income. SSGA may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long term financial health.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA will generally support transactions that maximize share-holder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti-Takeover Measures

SSGA opposes anti-takeover defenses such as authorities for the board when subject to a hostile takeover to issue warrants convertible into shares to existing shareholders.

Remuneration

Executive Pay

Despite the differences among the types of plans and awards possible, there is a simple underlying philosophy that guides SSGA’s analysis of executive pay–there should be a direct relationship between remuneration and company performance over the long term.

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Proxy Voting and Engagement Guidelines

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration policies and reports, SSGA considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. SSGA may oppose remuneration reports where pay seems misaligned with shareholders’ interests. SSGA may also vote against the re-election of members of the remuneration committee if we have serious concerns over remuneration practices and the company has not been responsive to shareholder pressure.

Equity Incentives Plans

SSGA may not support proposals on equity-based incentive plans where insufficient information is provided on matters such as grant limits, performance metrics, performance and vesting periods and overall dilution. SSGA does not generally support options under such plans being issued at a discount to market price or plans that allow for re-testing of performance metrics.

Non-Executive Director Pay

Authorities seeking shareholder approval for non-executive directors’ fees are generally not controversial. SSGA generally supports resolutions regarding directors’ fees unless disclosure is poor and we are unable to determine whether they are excessive relative to fees paid by other companies in the same country or industry. SSGA will evaluate on a company- by-company basis any non-cash or performance related pay to non-executive directors.

Risk Management

SSGA believes that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. SSGA allows boards discretion over how they provide oversight in this area. However, SSGA expects companies to disclose how the board provides oversight on its risk management system and to identify key risks facing the company. Boards should also review existing and emerging risks as they can change with a changing political and economic landscape, or as companies diversify or expand their operations into new areas.

Environmental and Social Issues

As a fiduciary, SSGA considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long term.

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Proxy Voting and Engagement Guidelines

SSGA encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into overall strategy, operations and business activities. SSGA’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. SSGA may also take action against the re-election of members of the board if we have serious concerns over ESG practices and the company has not been responsive to shareholder concerns.

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ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA), with a capital of GBP 71’650’000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy ● Telephone: 39 02 32066 100 ● Facsimile: 39 02 32066 155.

Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 786 3000.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

© 2017 State Street Corporation. All Rights Reserved.

ID9006-INST-7551 0317 Exp. Date: 03/31/2018

[i]

These Proxy Voting and Engagement Guidelines are also applicable to SSGA Funds Management, Inc. (“SSGA FM”). SSGA FM is an SEC-registered investment adviser. SSGA FM, State Street Global Advisors Trust Company, and other advisory affiliates of State Street make up State Street Global Advisors (“SSGA”), the investment management arm of State Street Corporation.

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Rest of the World

State Street Global Advisors’ (“SSGA”) Rest of the World Proxy Voting and Engagement Guidelinesi cover different corporate governance frameworks and practices in international markets not covered under specific country/regional guidelines. These guidelines complement and should be read in conjunction with SSGA’s overarching Global Proxy Voting and Engagement Principles which provides a detailed explanation of SSGA’s approach to voting and engaging with companies, and SSGA’s Conflict Mitigation Guidelines.

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At State Street Global Advisors (“SSGA”), we recognize that countries in international markets not covered under specific country/regional guidelines are disparate in their corporate governance frameworks and practices. Concurrent with developing a company specific voting and engagement program, SSGA also evaluates the various factors that play into the corporate governance framework of a country. These factors include but are not limited to: (i) the macroeconomic conditions and broader political system in a country; (ii) quality of regulatory oversight, enforcement of property and shareholder rights; and (iii) the independence of judiciary. While emerging market countries tend to pose broad common governance issues across all markets, such as concentrated ownership, poor disclosure of financial and related-party transactions, and weak enforcement of rules and regulation, SSGA’s proxy voting guidelines are designed to identify and address specific governance concerns in each market.

SSGA’s Proxy Voting and Engagement Philosophy in Emerging Markets

SSGA’s approach to proxy voting and issuer engagement in emerging markets is designed to increase the value of our investments through the mitigation of governance risks. Since the overall quality of the corporate governance framework in an emerging market country drives the level of governance risks investors assign to a country, improving the macro governance framework in a country may help reduce governance risks, in turn, increasing the overall value of SSGA’s holdings over time. Therefore, in order to improve the overall governance framework and practices in a country, members of our proxy voting and engagement team endeavor to visit emerging market countries and meet with representatives from regulatory agencies and stock markets to highlight potential concerns with the macro governance framework of a country. SSGA is also a member of various investor associations that seek to address broader corporate governance related policy issues in emerging markets. To help mitigate company specific risk, the SSGA Asset Stewardship Team works alongside members of the active fundamental and emerging market teams to engage with emerging market companies on governance issues and address any specific concerns or to get more information regarding shareholder items that are to be voted on at upcoming shareholder meetings. This integrated approach to engagement drives SSGA’s proxy voting and engagement philosophy in emerging markets.

SSGA’s proxy voting guidelines in emerging markets addresses six broad areas:

•	Directors and Boards;

•	Accounting and Audit Related Issues;

•	Shareholder Rights and Capital Related Issues;

•	Remuneration;

•	Environmental and Social Issues; and

•	General/Routine Issues.

Directors and Boards

SSGA believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. However, several factors such as low overall independence level requirements by market regulators, poor biographical disclosure of director profiles, prevalence of related-party transactions and the general resistance from controlling shareholders to increase board independence renders the election of directors as one of the most important fiduciary duties SSGA performs in emerging market companies.

SSGA votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. SSGA expects companies to meet minimum overall board indepdence standards as defined in a corporate governance code or market practice. Therfore, in several countries, SSGA will vote against select non-independent directors if overall board indepdence levels do not meet market standards.

SSGA’s broad criteria for director independence in emerging market companies include factors such as:

•	Participation in related-party transactions;

•	Employment history with company;

•	Relations with controlling shareholders and other employees; and

•	Attendance levels.

In some countries, market practice calls for the establishment of a board level audit committee. In such cases, SSGA believes companies should have an audit committee that is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence

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as well as their effectiveness and resource levels. Based on our desire to enhance the quality of financial and accounting oversight provided by independent directors, SSGA expects that listed companies have an audit committee that is constituted of a majority of independent directors.

Audit Related Issues

The disclosure and availability of reliable financial statements in a timely manner is imperative for the investment process. As a result, board oversight of internal controls and the independence of the audit process are essential if investors are to rely on financial statements. SSGA believes that audit committees provide the necessary oversight on the selection and appointment of auditors, a company’s internal controls and accounting policies, and the overall audit process. In emerging markets, SSGA encourages boards to appoint an audit committee composed of a majority of independent auditors.

Appointment of External Auditors

SSGA believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or re-appointment at the annual meeting. SSGA believes that it is imperative for audit committees to select outside auditors who are independent from management.

Shareholder Rights and Capital Related Issues

SSGA believes that changes to a company’s capital structure such as changes in authorized share capital, share repurchase and debt issuances are critical decisions made by the board. SSGA believes the company should have a well explained business rationale that is consistent with corporate strategy and should not overly dilute its shareholders.

Related Party Transcations

Most companies in emerging markets have a controlled ownership structure that often include complex cross-shareholdings between subsidiaries and parent companies (“related companies”). As a result, there is a high prevalence of related-party transactions between the company and its various stakeholders such as directors and management. In addition, inter-group loan and loan guarantees provided to related companies are some of the other related-party transactions that increase the risk profile of companies. In markets where shareholders are required to approve such transactions, SSGA expects companies to provide details of the transaction, such as the nature, value and purpose of such a transaction. It also encourages independent directors to ratify such transactions. Further, SSGA encourages companies to describe the level of independent board oversight and the approval process, including details of any independent valuations provided by financial advisors on related-party transactions.

Share Repurchase Programs

With regard to share repurchase programs, SSGA expects companies to clearly state the business purpose for the program and a definitive number of shares to be repurchased.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA evaluates mergers and structural reorganizations on a case-by-case basis. SSGA will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

SSGA will actively seek direct dialogue with the board and management of companies we have identified through our screening processes. Such engagements may lead to further monitoring to ensure the company improves its governance or sustainability practices. In these cases, the engagement process represents the most meaningful opportunity for SSGA to protect long-term shareholder value from excessive risk due to poor governance and sustainability practices.

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Proxy Voting and Engagement Guidelines

Remuneration

SSGA considers it to be the board’s responsibility to set appropriate levels of executive remuneration. Despite the differences among the types of plans and the awards possible, there is a simple underlying philosophy that guides SSGA’s analysis of executive remuneration; there should be a direct relationship between executive compensation and company performance over the long-term. In emerging markets we encourage companies to disclose information on senior executive remuneration.

With regard to director remuneration, SSGA supports director pay provided the amounts are not excessive relative to other issuers in the market or industry and are not overly dilutive to existing shareholders.

Environmental and Social Issues

As a fiduciary, SSGA considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors can not only have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems generate efficiencies and enhance productivity, both of which impact shareholder value in the long term.

SSGA encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. Companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change. In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into overall strategy, operations and business activities. SSGA’s team of analysts evaluates these risks on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint.

In emerging markets, shareholders seldom vote on environmental and social issues. Therefore, SSGA addresses a company’s approach to identifying and managing environmental and social risks stemming for various aspects of its operations in its one-on-one engagement with companies.

General/Routine Issues

Some of the other issues that are routinely voted on in emerging markets include approving the allocation of income and accepting financial statements and statutory reports. For these voting items, SSGA’s guidelines consider several factors including historical dividend payouts, pending litigation, governmental investigations, charges of fraud or other indication of significant concerns.

State Street Global Advisors	C-52

Proxy Voting and Engagement Guidelines

ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA), with a capital of GBP 71’650’000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy ● Telephone: 39 02 32066 100 ● Facsimile: 39 02 32066 155.

Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 786 3000.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’ express written consent.

© 2017 State Street Corporation. All Rights Reserved.

ID9005-INST-7548 0317 Exp. Date: 03/31/2018

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These Proxy Voting and Engagement Guidelines are also applicable to SSGA Funds Management, Inc. (“SSGA FM”). SSGA FM is an SEC-registered investment adviser. SSGA FM, State Street Global Advisors Trust Company, and other advisory affiliates of State Street make up State Street Global Advisors (“SSGA”), the investment management arm of State Street Corporation.

State Street Global Advisors	C-53

APPENDIX D

APPENDIX J: PROXY VOTING POLICIES AND PROCEDURES

By virtue of GSO’s relationship as general partner or investment manager of the Clients, the Firm has proxy voting authority with respect to Client securities. When voting proxies on behalf of Clients, GSO’s overall objective is to vote proxies in the best interest of the Clients and, in so doing, to maximize the value of the investments made by the Clients taking into consideration the Clients’ investment horizons and other relevant factors.

This document sets forth GSO’s policies and procedures that are designed to meet these overall objectives. As described below, the Firm’s policies and procedures address the following areas:

•	The personnel responsible for monitoring corporate actions, deciding how to vote proxies and confirming that proxies are submitted in a timely manner;

•	The basis on which decisions are made regarding whether and how to vote proxies depending on the nature of the matter at issue;

•	The approach to addressing material conflicts of interest that may arise between GSO and the Clients when voting proxies and how the Firm resolves those conflicts in the best interest of the Clients;

•	The means by which the Clients and their investors may obtain information about proxy voting; and

•	The books and records that GSO retains in connection with proxy voting.

While GSO endeavors to follow these policies and procedures in all situations, special circumstances may arise from time to time that warrant a deviation. In addition, GSO will apply its proxy voting policies and procedures to votes cast with respect to publicly traded companies and, to the extent applicable, to analogous actions taken with respect to investments made in private companies.

General Procedures

i. Monitoring Corporate Actions

The Clients that GSO manages generally make a limited number of investments in equity securities. When the Firm receives proxy voting materials (or similar voting/solicitation notices), they are initially transmitted by the company’s corporate secretary or transfer agent to the Employee who is designated to receive notices in the definitive documentation governing the relevant Client’s investment (the “Proxy Recipient”). The Proxy Recipient must inform the Head of MOOG of such receipt and review the materials, determine which Client(s) hold the securities and confirm the number of securities with the Head Trader and the Head of MOOG. The Proxy Recipient will also consult the relevant Portfolio Manager(s) of each Client that holds the securities that are the subject of the proxy vote. The Proxy Recipient will monitor the voting deadline to confirm that the deadline for the response is met.

ii. Determination of Voting Decisions

Decisions on how to vote a proxy generally are made by the relevant Portfolio Manager. The Portfolio Manager and the members of the investment team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Where appropriate, the Portfolio Manager or a member of the investment team may consult with the Chief Compliance Officer and the members of the applicable Investment Committee regarding decisions and completion of the proxy material. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in this document. In addition, GSO may determine not to vote a proxy after consideration of the vote’s expected benefit to Clients and the cost of voting the proxy.1

iii. Communication of Decision

After making a decision to vote a proxy and determining how to vote the proxy, the Portfolio Manager or a member of the investment team covering the security will then submit the vote. The Portfolio Manager or such investment team member will send completed copies of the proxy materials to the Proxy Recipient and the Head of MOOG. The procedures for voting proxies may vary, and can include electronic voting, forwarding voting instructions to the custodian or voting proxies forwarded by the custodian.

Providing Proxy Voting Information to Clients

GSO acknowledges that its investors have a right to information about how the Firm votes Client proxies and GSO will make information available on request. The Firm also will make a copy of these policies and procedures available on request. When an investor makes a request about a particular vote, GSO usually will provide the following information: (1) the date of the vote; (2) a brief description of the matter voted on; (3) how (or whether) GSO cast the vote on the matter; and (4) any other reasonable information a limited partner might request. Proxy voting information and the procedure for obtaining such information is included in GSO’s Form ADV, which is available to each investor.

Books and Records

GSO must maintain the following additional records relating to proxy voting, which must be maintained by Middle Office and Operations Group, or other applicable individual or group, as indicated, in an easily accessible place for five years from the end of the fiscal year during which the last entry was made on such record, the first two years of which in GSO’s offices.

•	A copy of these proxy voting policies and procedures (maintained by the Legal and Compliance Department);

•	A copy of each proxy statement received by GSO regarding Client securities;

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In determining whether the cost of voting a proxy outweighs its expected benefit to Clients, the relevant Portfolio Manager may consider factors such as (1) the subject matter of the vote; (2) the additional length of time that GSO anticipates holding the investment; and (3) logistical issues associated with voting proxies for foreign companies.

•	A record of each vote cast by GSO on behalf of a Client;

•

A copy of all memoranda or similar documents created by GSO that were material to making a decision on the voting of Client securities or that memorialize the basis for that decision (maintained by relevant deal team members); and

•

A copy of each written request by an investor for information on how GSO voted proxies on behalf of a Client, and a copy of any written response by GSO to any request (written or oral) by an investor for information on how GSO voted proxies on behalf of the Client (maintained by Investor Relations and Business Development).

GSO may satisfy the requirement to maintain copies of proxy statements received and a record of votes cast on behalf of the Clients by relying on third parties to make and retain, on behalf of GSO, a copy of such proxy statements and voting records, provided that GSO has obtained an undertaking from the third party to provide a copy of the proxy statements and voting records promptly upon request. GSO also may satisfy the requirement to maintain copies of proxy statements by relying on its ability to obtain a copy of a proxy statement from the SEC’s EDGAR system (to the extent that such proxy statements are available through the EDGAR system).

PART C

OTHER INFORMATION

Item 28.	Exhibits

(a)	Declaration of Trust of SSGA Master Trust (the “Trust” or the “Registrant”) dated March 30, 2011 is incorporated herein by reference to Exhibit (a) to the Registrant’s initial Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 20, 2012.

(b)	Registrant’s Amended and Restated By-Laws dated August 26, 2015 are incorporated herein by reference to Exhibit (b) of Amendment 9 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on October 28, 2015.

(c)	Not applicable.

(d)(i)(1)	Advisory Agreement dated April 25, 2012 between the Trust and SSGA Funds Management, Inc. (“SSGA FM”) is incorporated herein by reference to Exhibit (d)(i) of Amendment 3 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on October 9, 2013.

(d)(i)(2)	Revised Exhibit A (Schedule of Series), dated May 7, 2018, to the Advisory Agreement dated April 25, 2012 between the Trust and SSGA FM is filed herewith.

(d)(ii)	Sub-Advisory Agreement dated March 27, 2013 between SSGA FM and GSO / Blackstone Debt Funds Management, LLC (“GSO / Blackstone”), to be filed by amendment.

(e)	Omitted pursuant to paragraph (2)(b) of General Instruction B to Form N-1A.

(f)	Not applicable.

(g)(i)(1)	Custodian Agreement dated April 18, 2012 between the Trust and State Street Bank and Trust Company is incorporated herein by reference to Exhibit (g)(i) to Amendment 3 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on October 9, 2013.

(g)(i)(2)	Amended Schedule of Series, dated May 7, 2018, to the Custodian Agreement dated April 18, 2012 between the Trust and State Street Bank and Trust Company is filed herewith.

(h)(i)(1)	Administration Agreement dated June 1, 2015 between the Trust and SSGA FM is incorporated herein by reference to Exhibit (h)(i) to Amendment 9 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on October 28, 2015.

(h)(i)(2)	Amended Schedule A (Schedule of Series), dated May 7, 2018, to the Administration Agreement dated June 1, 2015 between the Trust and SSGA FM is filed herewith.

(h)(ii)(1)	Master Sub-Administration Agreement dated June 1, 2015 between SSGA FM and State Street Bank and Trust Company is incorporated herein by reference to Exhibit (h)(ii) to Amendment 9 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on October 28, 2015.

(h)(ii)(2)	Amendment, dated June 29, 2018, to the Master Sub-Administration Agreement, dated June 1, 2015, between SSGA FM and State Street Bank and Trust Company is filed herewith.

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(h)(ii)(3)	Amended Schedule A (Schedule of Series), dated May 7, 2018, to the Master Sub-Administration Agreement dated June 1, 2015 between SSGA FM and State Street Bank and Trust Company is filed herewith.

(h)(iii)(1)	Transfer Agency and Services Agreement dated April 18, 2012 between the Trust and State Street Bank and Trust Company is incorporated herein by reference to Exhibit (h)(ii) to Amendment 3 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on October 9, 2013.

(h)(iii)(2)	Amended Annex A (Schedule of Series), dated May 7, 2018, to the Transfer Agency Services Agreement dated April 18, 2012 between the Trust and State Street Bank and Trust Company, is filed herewith.

(h)(iv)	Form of Master-Feeder Participation Agreement is incorporated herein by reference to Exhibit (h)(iii) to the Registrant’s initial Registration Statement on Form N-1A, as filed with the SEC on April 20, 2012.

(h)(v)	Master Amended and Restated Securities Lending Authorization Agreement dated January 6, 2017 between the Trust and State Street Bank and Trust Company, is filed herewith.

(i)	Omitted pursuant to paragraph (2)(b) of General Instruction B to Form N-1A.

(j)	Consent of Independent Registered Public Accounting Firm is filed herewith.

(k)	Omitted pursuant to paragraph (2)(b) of General Instruction B to Form N-1A.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)(i)	Registrant’s Code of Ethics, adopted February 22, 2011, is incorporated herein by reference to Exhibit (p)(i) to SSGA Active Trust’s initial Registration Statement on Form N-1A (File Nos. 333-173276 and 811-22542), as filed with the SEC on April 1, 2011.

(p)(ii)	Code of Ethics of SSGA FM, dated December 8, 2017, is filed herewith.

(p)(iii)	Code of Ethics of GSO / Blackstone, dated February 2018, is filed herewith.

(q)	Power of Attorney for Mses. Boatman, Richer, Sponem and Needham and Messrs. Churchill, Nesvet, Ross, Verboncoeur and Rosenberg, dated August 23, 2018, is filed herewith.

(r)	Secretary’s Certificate is incorporated herein by reference to Exhibit (r) to the Registrant’s initial Registration Statement on Form N-1A, as filed with the SEC on April 20, 2012.

Item 29.	Persons Controlled By or Under Common Control With Registrant

The Board of Trustees of the Trust is the same as the Boards of Trustees of SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust. In addition, the officers of the Trust are substantially identical to the officers of SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust. Additionally, the Registrant’s investment adviser, SSGA FM, also serves as investment adviser to each

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series of SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust. Nonetheless, the Trust takes the position that it is not under common control with other trusts because the power residing in the respective boards and officers arises as the result of an official position with the respective trusts.

Additionally, see the “Control Persons and Principal Holders of Securities” section of Part B for a list of interestholders who own more than 5% of a specific fund’s outstanding shares and such information is incorporated by reference to this Item.

Item 30.	Indemnification

Pursuant to Section V.3 of the Registrant’s Declaration of Trust, the Trust will indemnify any person who is, or has been, a Trustee, officer, employee or agent of the Trust against all expenses reasonably incurred or paid by him/her in connection with any claim, action, suit or proceeding in which he/she becomes involved as a party or otherwise by virtue of his/her being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him/her in the settlement thereof, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In addition, indemnification is permitted only if it is determined that the actions in question did not render him/her liable by reason of willful misfeasance, bad faith or gross negligence in the performance of his/her duties or by reason of reckless disregard of his/her obligations and duties to the Registrant. The Registrant may also advance money for litigation expenses provided that Trustees, officers, employees and/or agents give their undertakings to repay the Registrant unless their conduct is later determined to permit indemnification.

Pursuant to Section V.2 of the Registrant’s Declaration of Trust, no Trustee, officer, employee or agent of the Registrant shall be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Registrant. Pursuant to paragraph 9 of the Registrant’s Investment Advisory Agreement, the Adviser shall not be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Registrant.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Rule 484 under the Act, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that it will apply the indemnification provision of its By-Laws in a manner consistent with Release 11330 of the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”), so long as the interpretation of Sections 17(h) and 17(i) of such Act remains in effect.

The Registrant maintains insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of another trust or corporation, against any liability asserted against him/her

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and incurred by him/her or arising out of his/her position. However, in no event will the Registrant maintain insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify him/her.

Item 31.	Business And Other Connections of Investment Adviser

Any other business, profession, vocation or employment of a substantial nature in which each director or principal officer of each investment adviser is or has been, at any time during the last two fiscal years, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee are as follows:

SSGA FM serves as the investment adviser for each series of the Trust. SSGA FM is a wholly-owned subsidiary of State Street Global Advisors, Inc., which is itself a wholly-owned subsidiary of State Street Corporation. SSGA FM and other advisory affiliates of State Street Corporation make up State Street Global Advisors (“SSGA”), the investment management arm of State Street Corporation. The principal address of SSGA FM is One Iron Street, Boston, Massachusetts 02210. SSGA FM is an investment adviser registered under the Investment Advisers Act of 1940.

Name	Principal Occupation
James E. Ross	Chairman and Director of SSGA FM; Executive Vice President of SSGA

Ellen Needham	Director and President of SSGA FM; Senior Managing Director of SSGA

Barry Smith	Director and CTA - Chief Marketing Officer of SSGA FM; Senior Managing Director of SSGA

Lori Heinel	Director of SSGA FM; Executive Vice President of SSGA

Steven Lipiner	Director of SSGA FM; Senior Managing Director and Chief Financial Officer of SSGA

Chris Baker	Chief Compliance Officer of SSGA FM; Managing Director and Chief Compliance Officer of SSGA; prior to February 2018, Managing Director and Senior Compliance Officer for Alternative Investment Solutions, Sector Solutions, and Global Marketing at State Street Corporation

Bo Trevino	Treasurer of SSGA FM; Vice President of SSGA

Sean O’Malley, Esq.	Chief Legal Officer of SSGA FM; Senior Vice President and Deputy General Counsel of SSGA

Ann Carpenter	Chief Operating Officer of SSGA FM; Managing Director of SSGA

Greg Hartch	Chief Risk Officer of SSGA FM; Senior Vice President of SSGA

Joshua Weinberg, Esq.	Clerk of SSGA FM; Managing Director and Managing Counsel of SSGA

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Dan Furman, Esq.	Assistant Clerk of SSGA FM; Managing Director and Managing Counsel of SSGA

Leanne Dunn, Esq.	Assistant Clerk of SSGA FM; Managing Director and Senior Counsel of SSGA

Mike Pastore, Esq.	Assistant Clerk of SSGA FM; Managing Director and Senior Counsel of SSGA

GSO / Blackstone serves as the investment sub-adviser for SPDR Blackstone / GSO Senior Loan Portfolio.

GSO / BLACKSTONE DEBT FUNDS MANAGEMENT LLC:

GSO / Blackstone Debt Funds Management LLC (“GSO / Blackstone”) is an indirect wholly-owned subsidiary of GSO Capital Partners LP (collectively with its affiliates, “GSO”) and serves as sub-adviser to the Registrant. GSO / Blackstone is engaged in the investment advisory business. GSO is the credit platform of The Blackstone Group L.P. (collectively with its affiliates, “Blackstone”). Blackstone is a leading manager of private capital and provider of financial advisory services. It is one of the largest independent managers of private capital in the world.

FULL LEGAL NAME (Individuals: Last Name, First Name, Middle Name)	Status
GSO CAPITAL PARTNERS LP	MANAGING MEMBER

FAN, GEORGE, I (MI ONLY)	CHIEF OPERATING OFFICER

GOODMAN, BENNETT, JAY	FOUNDER

SMITH, J, ALBERT	FOUNDER

SMITH, DANIEL, HARLAN	HEAD OF CUSTOMIZED CREDIT STRATEGIES

BEENEY, MARISA, JANEL	CHIEF COMPLIANCE OFFICER / CHIEF LEGAL OFFICER

IANNARONE, THOMAS, LAWRENCE	CHIEF OPERATING OFFICER OF CUSTOMIZED CREDIT STRATEGIES

LEE-SILVESTRI, DORIS, NMN	CHIEF FINANCIAL OFFICER

SCOTT, DONALD, DWIGHT	PRESIDENT*

*	Prior to June 2017, Mr. Scott was Senior Managing Director at GSO.

Item 32.	Principal Underwriters

Not applicable.

Item 33.	Location Of Accounts and Records

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules thereunder are maintained at the offices of SSGA FM and/or State Street Bank and Trust Company, with offices located at One Iron Street, Boston, Massachusetts 02210 and One Lincoln Street, Boston, Massachusetts 02111, respectively.

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Item 34.	Management Services

Not applicable.

Item 35.	Undertakings

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, SSGA Master Trust, the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 29th day of October, 2018.

SSGA MASTER TRUST

By:	/s/ Ellen M. Needham
Ellen M. Needham
President
(Principal Executive Officer)

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT LIST

Item 28

(d)(i)(2)	Revised Exhibit A to the Advisory Agreement

(g)(i)(2)	Amended Schedule of Series to the Custodian Agreement

(h)(i)(2)	Amended Schedule A to the Administration Agreement

(h)(ii)(2)	Amendment to the Master Sub-Administration Agreement

(h)(ii)(3)	Amended Schedule A to the Master Sub-Administration Agreement

(h)(iii)(2)	Amended Annex A to the Transfer Agency Services Agreement

(h)(v)	Master Amended and Restated Securities Lending Authorization Agreement

(j)	Consent of Independent Registered Public Accounting Firm

(p)(ii)	Code of Ethics of SSGA Funds Management, Inc.

(p)(iii)	Code of Ethics of GSO / Blackstone

(q)	Power of Attorney